EXECUTION VERSION 897275.26-LACSR02A - MSW CREDIT AGREEMENT among NEW FORTRESS ENERGY INC., as the Borrower, The Guarantors from Time to Time Party Hereto The Several Lenders from Time to Time Party Hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent, Dated as of July 19, 2024 MORGAN STANLEY SENIOR FUNDING, INC. BANCO SANTANDER, S.A., NEW YORK BRANCH, NATIXIS, NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A. and MUFG BANK, LTD. as Lead Arrangers and Bookrunners

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS	1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions; Rules of Construction	78
Section 1.3	Accounting Terms and Principles	79
Section 1.4	Timing of Payment or Performance	79
Section 1.5	Currency Equivalents Generally	79
Section 1.6	Limited Condition Transactions	80
Section 1.7	Certain Compliance Determinations	81
Section 1.8	Divisions	84
Section 1.9	FLNG2 Collateral	84
SECTION 2.	LOANS	84
Section 2.1	Loans	84
Section 2.2	Pro Rata Shares; Availability of Funds	85
Section 2.3	Repayment of Term Loans	86
Section 2.4	Evidence of Debt; Register; Lenders' Books and Records; Loan Notes	86
Section 2.5	Interest on Loans	86
Section 2.6	Conversion/Continuation	88
Section 2.7	Default Interest	88
Section 2.8	Fees	89
Section 2.9	[Reserved]	89
Section 2.10	Voluntary and Mandatory Prepayments	89
Section 2.11	[Reserved]	93
Section 2.12	Benchmark Replacement Setting	93
Section 2.13	General Provisions Regarding Payments	94
Section 2.14	Ratable Sharing	95
Section 2.15	Making or Maintaining SOFR Loans	96
Section 2.16	Increased Costs; Capital Requirements	97
Section 2.17	Taxes	98
Section 2.18	Obligation to Mitigate	102
Section 2.19	Removal or Replacement of a Lender	102
Section 2.20	Defaulting Lenders	103
Section 2.21	Extension of Term Loans	104
SECTION 3.	REPRESENTATIONS AND WARRANTIES	106
Section 3.1	Financial Condition	106
Section 3.2	No Change	106
Section 3.3	Existence; Compliance with Law	106
Section 3.4	Power; Authorization; Enforceable Obligations	106
Section 3.5	No Legal Bar	106
Section 3.6	No Material Litigation	107
Section 3.7	No Default	107
Section 3.8	Ownership of Property; Liens	107
Section 3.9	IP Rights	107
Section 3.10	Taxes	107
Section 3.11	Federal Regulations	108
Section 3.12	Labor Matters	108

i

897275.26-LACSR02A - MSW

Section 3.13	ERISA	108
Section 3.14	Investment Company Act	108
Section 3.15	Subsidiaries	108
Section 3.16	Use of Proceeds	108
Section 3.17	Environmental Matters	108
Section 3.18	Accuracy of Information, Etc.	110
Section 3.19	Security Documents	110
Section 3.20	Solvency	111
Section 3.21	Permits	111
Section 3.22	Anti-Money Laundering and Anti-Corruption Laws; Sanctions	111
Section 3.23	Insurance	113
Section 3.24	Material Project Documents	113
Section 3.25	Sufficiency of Funds	113
Section 3.26	Construction Budget and Schedule	114
Section 3.27	Availability and Transfer of Foreign Currency; No Restrictions on Foreign Exchange	114
Section 3.28	No Immunity	114
Section 3.29	Conduct of Business by FLNG2 Subsidiaries	114
SECTION 4.	CONDITIONS PRECEDENT	114
Section 4.1	Closing Date	114
Section 4.2	Conditions to First Initial Term Loan Funding Date.	117
Section 4.3	Conditions to All Borrowings.	118
Section 4.4	Conditions to Occurrence of the Completion Date	119
SECTION 5.	AFFIRMATIVE COVENANTS	121
Section 5.1	Financial Statements	121
Section 5.2	Certificates; Other Information	122
Section 5.3	Payment of Taxes	123
Section 5.4	Conduct of Business and Maintenance of Existence; Compliance with Law	123
Section 5.5	Maintenance of Property; Insurance	123
Section 5.6	Inspection of Property; Books and Records; Discussions	123
Section 5.7	Notices	124
Section 5.8	Environmental Laws; Equator Principles	125
Section 5.9	Plan Compliance	125
Section 5.10	Additional Guarantors; Additional Collateral, Collateral Limitations	126
Section 5.11	Further Assurances	129
Section 5.12	Post-Closing Covenants	130
Section 5.13	Use of Proceeds	130
Section 5.14	Debt Service Reserve Account.	130
Section 5.15	Material Project Documents	131
Section 5.16	Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions	131
Section 5.17	Construction Progress Reports	131
Section 5.18	Annual Operating Budgets	132
SECTION 6.	NEGATIVE COVENANTS	132
Section 6.1	Limitation on Restricted Payments	132
Section 6.2	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	140
Section 6.3	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	143

ii

897275.26-LACSR02A - MSW

Section 6.4	Asset Sales	152
Section 6.5	Transactions with Affiliates	154
Section 6.6	Liens	157
Section 6.7	Financial Covenants.	158
Section 6.8	Capital Expenditures	158
Section 6.9	Merger, Consolidation or Sale of All or Substantially All Assets	158
Section 6.10	Change in Business; Changes in Fiscal Year or Accounting Policies	161
Section 6.11	Sale and Leaseback Transactions	161
Section 6.12	Accounts	161
Section 6.13	Amendment or Termination of Material Project Documents; Other Restrictions on Material Project Documents	Error! Bookmark not defined.
SECTION 7.	EVENTS OF DEFAULT	162
Section 7.1	Events of Default	162
Section 7.2	Application of Proceeds	167
SECTION 8.	THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	168
Section 8.1	Appointment and Authority	168
Section 8.2	Rights as a Lender	168
Section 8.3	Exculpatory Provisions	168
Section 8.4	Reliance by Administrative Agent	170
Section 8.5	Delegation of Duties	170
Section 8.6	Resignation of the Agents	170
Section 8.7	Non-Reliance on the Agents and Other Lenders	171
Section 8.8	No Other Duties, Etc.	171
Section 8.9	Administrative Agent May File Proofs of Claim	171
Section 8.10	Collateral and Guaranty Matters	172
Section 8.11	Withholding Taxes	172
Section 8.12	Intercreditor and Subordination Agreements	173
Section 8.13	Credit Bidding	173
Section 8.14	Return of Certain Payments	174
Section 8.15	Certain ERISA Matters	175
SECTION 9.	MISCELLANEOUS	177
Section 9.1	Amendments and Waivers	177
Section 9.2	Notices	180
Section 9.3	No Waiver; Cumulative Remedies	181
Section 9.4	Survival of Representations and Warranties	182
Section 9.5	Payment of Expenses; Indemnification	182
Section 9.6	Successors and Assigns; Participations and Assignments	184
Section 9.7	Set-off	188
Section 9.8	Counterparts	188
Section 9.9	Severability	189
Section 9.10	Integration	189
Section 9.11	GOVERNING LAW	189
Section 9.12	Submission To Jurisdiction; Waivers	189
Section 9.13	Acknowledgments	190
Section 9.14	Confidentiality	190
Section 9.15	[Reserved.]	191
Section 9.16	WAIVERS OF JURY TRIAL	191
Section 9.17	Conversion of Currencies	191

iii

897275.26-LACSR02A - MSW

Section 9.18	USA PATRIOT ACT	191
Section 9.19	Payments Set Aside	192
Section 9.20	Releases of Collateral and Guarantees	192
Section 9.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	193
Section 9.22	[Reserved]	194
Section 9.23	Intercreditor Agreement	194
Section 9.24	No Fiduciary Duty	194
Section 9.25	Interest Rate Limitation	194
Section 9.26	Net Short Lenders.	194
Section 9.27	Additional Borrowers.	196
Section 9.28	Release of Additional Borrowers	196
Section 9.29	Acknowledgement Regarding Any Supported QFCs	197
SECTION 10.	GUARANTEES	197

SCHEDULES:

1.1A	Commitments
1.1B	Material Project Documents
3.15	Subsidiaries
3.19	Filing Jurisdictions
3.21	Permits
5.12	Post-Closing Matters
Appendix A	Notice Addresses

EXHIBITS:

A	Form of Compliance Certificate
B	Form of Assignment and Acceptance
C	Form of Loan Note
D	Form of Solvency Certificate
E-1	Form of Funding Notice
E-2	Form of Conversion/Continuation Notice
F-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Not Partnerships for U.S. Federal Income Tax Purposes)
F-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Not Partnerships for U.S. Federal Income Tax Purposes)
F-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
F-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
G	Form of Joinder Agreement

iv

897275.26-LACSR02A - MSW

1 897275.26-LACSR02A - MSW CREDIT AGREEMENT, dated as of July 19, 2024 among NEW FORTRESS ENERGY INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein) from time to time party hereto, the Lenders (as defined herein) and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (in such capacity, together with any successor appointed in accordance with Section 8.6, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with any successor appointed in accordance with Section 8.6, the “Collateral Agent”). W I T N E S S E T H: WHEREAS, capitalized terms used in these recitals and not otherwise defined shall have the respective meanings set forth for such terms in Section 1.1; and WHEREAS, on the terms and subject to the conditions set forth herein, the Lenders have agreed to extend Initial Term Loans to the Borrower from time to time in an aggregate principal amount not to exceed $700,000,000 (the “Initial Term Loan Facility”). NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows: SECTION 1. DEFINITIONS Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “2025 Additional Notes”: 2025 Notes (other than the Initial Notes, as defined in the 2025 Notes Indenture) issued from time to time under the 2025 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2025 Note Guarantee”: a “Note Guarantee” as defined in the 2025 Notes Indenture. “2025 Notes”: the “Notes” as defined in the 2025 Notes Indenture. “2025 Notes Indenture”: that certain Indenture, dated as of September 2, 2020, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and notes collateral agent, as supplemented from time to time and in effect on the Closing Date. “2025 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2025 Notes Indenture. “2025 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2025 Notes Indenture. “2026 Additional Notes”: 2026 Notes (other than the Initial Notes, as defined in the 2026 Notes Indenture) issued from time to time under the 2026 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2026 Note Guarantee”: a “Note Guarantee” as defined in the 2026 Notes Indenture. “2026 Notes”: the “Notes” as defined in the 2026 Notes Indenture.

2 897275.26-LACSR02A - MSW “2026 Notes Indenture”: that certain Indenture, dated as of April 12, 2021, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and notes collateral agent, as supplemented from time to time and in effect on the Closing Date. “2026 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2026 Notes Indenture. “2026 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2026 Notes Indenture. “2029 Additional Notes”: 2029 Notes (other than the Initial Notes, as defined in the 2029 Notes Indenture) issued from time to time under the 2029 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2029 Note Guarantee”: a “Note Guarantee” as defined in the 2029 Notes Indenture. “2029 Notes”: the “Notes” as defined in the 2029 Notes Indenture. “2029 Notes Indenture”: that certain Indenture, dated as of March 8, 2024, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, as supplemented from time to time and in effect on the Closing Date. “2029 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2029 Notes Indenture. “2029 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2029 Notes Indenture. “Acceptable DSRA Bank” shall mean, as of the date the Debt Service Reserve Account is established or the applicable DSR Letter of Credit is issued, (a) a bank or other financial institution whose long-term unsecured and unguaranteed debt is rated at least: (i) A- (or the equivalent) and, if rated A- (or the equivalent), with a stable or positive outlook by S&P, and (ii) A3 (or the equivalent) and, if rated A3 (or the equivalent), with a stable or positive outlook by Moody’s, or (b) such other bank or other financial institution as is reasonably acceptable to the Administrative Agent. “Accession Date” as defined in Section 10. “Acquired Indebtedness”: with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is consolidated with, amalgamated or merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person consolidating with, amalgamating or merging with or into or becoming a Restricted Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Additional Equal Priority Obligations”: the obligations with respect to any Indebtedness having, or intended to have, Equal Lien Priority (but without regard to the control of remedies) relative to the Obligations with respect to the Collateral (other than FLNG2 Collateral); provided that an authorized

3 897275.26-LACSR02A - MSW representative of the holders of such Indebtedness shall have executed an Equal Priority Intercreditor Agreement. “Additional Equal Priority Secured Parties”: the holders of any Additional Equal Priority Obligations and any trustee, authorized representative or agent of such Additional Equal Priority Obligations. “Administrative Agent”: as defined in the preamble hereto. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender”: any Lender advising the Administrative Agent pursuant to Section 2.15(b). “Affiliate”: as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Affiliate Transaction”: as defined in Section 6.5(a). “Agent Party”: as defined in Section 9.2. “Agents”: the Administrative Agent and the Collateral Agent and any other Person appointed under the Loan Documents to serve in an agent or similar capacity. “Aggregate Amounts Due”: as defined in Section 2.14. “Aggregate Commitment”: the sum of the Commitments of all the Lenders at such time. “Agreement”: this Credit Agreement, including its annexes, exhibits and schedules. “Agreement Currency”: as defined in Section 9.17(b). “All-In Yield”: as to any Indebtedness, the yield thereof, whether in the form of interest rate, (taking into consideration margin, OID, upfront fees (each of which shall be deemed to constitute like amounts of OID)), in the case of private Indebtedness, commitment fees or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that OID, upfront fees and commitment fees, as applicable, shall be equated to interest rate assuming a 4-year average life to maturity (or if less, based on actual life to maturity) on a straight-line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin assuming a 4-year average life); and provided, further, that “All-In Yield” shall not include any interest rate floor, arrangement fees, structuring fees, ticking fees, commitment fees (other than in the case of private Indebtedness), underwriting fees and other similar fees and, if applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid generally to all lenders ratably in the primary syndication of such Indebtedness. “Anti-Money Laundering Laws”: as defined in Section 3.22(a). “Applicable Creditor”: as defined in Section 9.17(b).

4 897275.26-LACSR02A - MSW “Applicable Margin”: a percentage per annum equal to, (a) with respect to the Initial Term Loans, (A) for SOFR Loans, 3.75% and (B) for Base Rate Loans, 2.75%; provided that each of the foregoing shall increase by 25 basis points every 180 days beginning on June 30, 2025. “Appropriate Lenders”: at any time, with respect to Loans of any Class, the Lenders of such Class of Loans. “Arranger”: Morgan Stanley Senior Funding, Inc., Natixis, New York Branch, JPMorgan Chase Bank, N.A., MUFG Bank Ltd., Banco Santander, S.A., New York Branch, Yorkshire Investments V, LLC and OCM AB HOLDINGS I, LLC, each in its capacity as lead arranger and bookrunner. “Asset Sale”: (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries (a “Disposition”); or (2) the sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.3), whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise; in each case, other than: (a) the Disposition of all or substantially all of the assets of the Borrower or any Restricted Subsidiary in a manner permitted pursuant to Section 6.9; (b) Dispositions (including of Equity Interests issued by any Restricted Subsidiary) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); (c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or such Restricted Subsidiary, is not materially disadvantageous to the Lenders, and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary, (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition referred to in clauses (d) through (jj) of this definition or (B) any Permitted Investment or any Investment permitted under Section 6.1; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity (and solely with respect to the Borrower, organized in the U.S., any state thereof or the District of Columbia), so long as such conversion does not adversely affect the Guarantees, taken as a whole; (d) (i) Dispositions of inventory or other assets (including the Disposition of tankers or other marine vessels (other than tankers or other marine vessels that constitute Collateral), trucks, rail cars, ISO containers, natural gas, steam and power) in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis among the Borrower and its Restricted Subsidiaries), (ii) the conversion of accounts receivable for notes receivable or other Dispositions of accounts receivable in connection with the collection or compromise thereof and (iii) the leasing, assignment, subleasing, licensing or sublicensing of any real or personal property (including the provision of software under an open source license and including ground leases) in the ordinary course of business, consistent with past practice or consistent with industry norm and the sale of leased, subleased, licensed or sublicensed assets to customers purchasing natural gas in the ordinary course of business, consistent with past practice or consistent with industry norm;

5 897275.26-LACSR02A - MSW (e) Dispositions of surplus, obsolete, damaged, used or worn out property or other property (including IP Rights) that, in the reasonable judgment of the Borrower, is (i) no longer used or useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain; (f) Dispositions of cash, Cash Equivalents, and/or Investment Grade Assets and/or other assets that were Cash Equivalents or Investment Grade Assets when the relevant original Investment was made; (g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (i) Permitted Investments (other than pursuant to clause (j) of the definition thereof), (ii) Liens not prohibited under this Agreement or (iii) Restricted Payments permitted to be made, and that are made, under Section 6.1 (other than Section 6.1(b)(ix)); (h) [Reserved]; (i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property; (j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell and/or put/call arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; (k) Dispositions of (i) accounts receivable, or participations therein, in the ordinary course of business, consistent with past practice or consistent with industry norm (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables, or participations therein, and related assets (or the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets) pursuant to any Permitted Receivables Financing; (l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) that relate to closed facilities or the discontinuation of any product or business line; (m) (i) any termination of any lease, assignment, sublease, license or sublicense in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business, consistent with past practice or consistent with industry norm or otherwise if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders; (n) (i) Dispositions of property subject to foreclosure, casualty, eminent domain, expropriation, forced dispositions or condemnation proceedings (including in lieu thereof or any similar proceeding), (ii) any involuntary loss, damage or destruction of any property and (iii) transfers of any property that have been subject to a casualty event to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

6 897275.26-LACSR02A - MSW (o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility); (p) [Reserved]; (q) [Reserved]; (r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets; (s) [Reserved]; (t) (i) licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property, other IP Rights or other general intangibles of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm or that is immaterial; and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuance or registration, or applications for issuance or registration, of IP Rights, which, in the reasonable business judgment of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or are no longer economically practicable or commercially reasonable to maintain; (u) terminations or unwinds of Derivative Transactions; (v) any Disposition of Equity Interests of, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary); (w) [Reserved]; (x) Dispositions made to comply with any order of any governmental authority or any applicable Requirements of Law (including the Dispositions of any assets (including Equity Interests) made to obtain the approval of any applicable antitrust authority in connection with any acquisition); (y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in the U.S., any state thereof or the District of Columbia and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction; (z) any sale of equipment purchased at the end of an operating lease and resold thereafter; (aa) [Reserved]; (bb) any sale of Equity Interests of the Borrower; (cc) [Reserved]; (dd) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted hereby;

7 897275.26-LACSR02A - MSW (ee) any Disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale of acquisition and, where such Equity Interests so disposed or sold in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Borrower) of less than $50.0 million per transaction or series of related transactions; (ff) [reserved]; (gg) any Disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiaries to such Person, provided such services are of comparable or greater value or usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole; (hh) other Dispositions (including those of the type otherwise described herein) involving assets having a Fair Market Value of not more than $50.0 million; (ii) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law; (jj) [Reserved]; and (kk) any transfer of properties or assets that is a maritime vessel sharing arrangement in the ordinary course of business, or entry by the Borrower or any Subsidiary of the Borrower into one or more leases, charters, pool agreements or operations or service contracts with respect to any vessels. “Assignee”: as defined in Section 9.6(c). “Assignment and Acceptance”: an agreement substantially in the form of Exhibit B. “Assignor”: as defined in Section 9.6(c). “Available Liquidity”: as of any date of determination, the sum of (a) all unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries plus (b) an amount equal to the available unused balance of the Aggregate Commitments (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement plus (c) an amount equal to the available unused balance of any revolving commitments established pursuant to any Incremental Equivalent Debt (as defined in the TLB Credit Agreement). “Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.12.

8 897275.26-LACSR02A - MSW “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services”: each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and Deposit Accounts. “Bankruptcy Code”: Title 11 of the United States Code, as amended. “Bankruptcy Event”: with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person. “Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors. “Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day plus (ii) 1.0%; and (d) 1.0% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively. “Base Rate Loans”: Loans for which the applicable rate of interest is based on the Base Rate. “Benchmark”: initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.12.

9 897275.26-LACSR02A - MSW “Benchmark Replacement”: with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) Daily Simple SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date”: a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation

10 897275.26-LACSR02A - MSW thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

11 897275.26-LACSR02A - MSW “Beneficial Ownership Certification”: a certification regarding individual beneficial ownership solely to the extent required by 31 C.F.R. §1010.230. “Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors. “Borrower”: as defined in the preamble hereto. “Borrower Materials”: as defined in Section 9.2. “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans, and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the Security Documents or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise. “Borrowing”: Loans of the same Class and Type and, in the case of a SOFR Loan, as to which a single Interest Period is in effect. “Business Day”: any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close. “Capital Expenditures”: for any period, expenditures (including the aggregate amount of capital lease obligations incurred during such period) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) computed in accordance with GAAP (other than expenditures paid out of casualty insurance proceeds). “Capital Stock”:

12 897275.26-LACSR02A - MSW (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Software Expenditures”: for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software, implementation costs of cloud computing arrangements and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. “Captive Insurance Subsidiary”: any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (and any Restricted Subsidiary thereof). “Cash Equivalents”: as at any date of determination, (a) United States dollars, Australian Dollars, Canadian Dollars, Euros, Japanese Yen, New Swedish Krona, Pounds Sterling, Swiss Francs, any national currency of any member nation of the European Union, Yuan or such other currencies held by the Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business, consistent with past practice or consistent with industry norm; (b) (i) readily marketable securities issued or directly and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case having average maturities of not more than 24 months from the date of acquisition thereof, (ii) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any member nation of the European Union) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition thereof and (iii) repurchase agreements and reverse repurchase agreements relating to any of the foregoing; (c) readily marketable direct obligations issued by any state, commonwealth or territory of the U.S., any political subdivision or taxing authority thereof or any public instrumentality of any of the foregoing, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (d) commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and variable

13 897275.26-LACSR02A - MSW or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (e) below; (e) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within 24 months after such date and overnight bank deposits, in each case issued or accepted by any commercial bank or other financial institution having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks and other non-U.S. financial institutions and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (e) above; (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (h) investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (i) Indebtedness or Preferred Stock issued by Persons with a rating of at least A from S&P or at least A2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition; (j) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (i) above, (ii) net assets of not less than $100.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); (k) instruments equivalent to those referred to in clauses (a) through (j) above and clauses (l) and (m) below comparable in credit quality and tenor to those referred to in such clauses and customarily used by companies for cash management purposes in any jurisdiction outside the U.S. in which any Subsidiary operates; (l) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (e) above and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (k) of this definition; (m) investment funds investing at least 90.0% of their assets in the types of investments referred to in clauses (a) through (l) above; (n) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law; and

14 897275.26-LACSR02A - MSW (o) (i) investments of the type and maturity described in clauses (a) through (n) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other investments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes that are analogous to the investments described in clauses (a) through (n) above and in clause (i) of this clause (o). Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Agreement regardless of the treatment of such items under GAAP. “Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control”: the occurrence of one or more of the following events after the Closing Date: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or (2) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Borrower (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50.0% of the total voting power of all of the outstanding Voting Stock of the Borrower, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors having a majority of the aggregate votes on the Board of Directors of the Borrower; or (3) prior to the Completion Date, the Borrower shall cease to own, directly or indirectly, 100% of the total voting power of all of the outstanding Voting Stock in each of the FLNG2 Subsidiaries. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired

15 897275.26-LACSR02A - MSW by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Charge”: any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP). “Class”: (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in Tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class. “Closing Base Case Model Assumptions”: as defined in Error! Reference source not found.. “Closing Date”: the date on which the conditions specified in Section 4.1 are satisfied (or waived). “Code”: the Internal Revenue Code of 1986, as amended. “Collateral”: all of the assets and property of the Borrower or any Guarantor, whether real, personal or mixed, securing or purported to secure any Obligations, other than Excluded Assets. “Collateral Agent”: as defined in the preamble hereto. “Commitment”: the commitment of a Lender to make Loans hereunder, and “Commitments” means such commitments of all Lenders in the aggregate. The initial amount of each Lender’s Initial Term Loan Commitment is set forth on Schedule 1.1A. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $700,000,000. “Common Representative”: as defined in the Equal Priority Intercreditor Agreement. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Communications”: collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 8.16, including through a Platform.

16 897275.26-LACSR02A - MSW “Completion Date” means the date upon which all of the conditions set forth in Section 4.4 have been either satisfied, or, in each case, waived by the Required Lenders. “Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A. “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA”: with respect to any Person for any Test Period, the sum of: (a) Consolidated Net Income of such Person for such period; plus (b) without duplication and, other than with respect to clauses (b)(vii), (xiii) and (xv) of this definition of “Consolidated EBITDA”, to the extent already deducted (and not added back) or not included in arriving at such Consolidated Net Income, the sum of the following amounts: (i) Fixed Charges and, to the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit fees, debt rating monitoring fees and costs of surety, performance or completion bonds, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (n) thereof; (ii) taxes paid and any provision for taxes, including income, capital, profit, revenue, federal, state, foreign, provincial, franchise, unitary, excise and similar taxes, property taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including (x) penalties and interest related to any such tax or arising from any tax examination, (y) pursuant to any tax sharing arrangement or as a result of any tax distribution and (z) in respect of repatriated funds) of such Person paid or accrued during such period, any net tax expense associated with any adjustment made pursuant to clauses (a) through (w) of the definition of “Consolidated Net Income”; (iii) (A) depreciation and (B) amortization (including capitalized fees and costs, including in respect of any Permitted Receivables Financing, and amortization of goodwill, software, internal labor costs, deferred financing fees or costs, original issue discount resulting from the issuance of Indebtedness at less than par and other debt issuance costs, commissions, fees and expenses, other intangible assets (including intangible assets established through purchase accounting of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP), customer acquisition costs, capitalized expenditures (including Capitalized Software Expenditures) and incentive payments, conversion costs, and contract acquisition costs); (iv) any non-cash Charge (provided that (x) to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA (as a deduction in calculating net income or otherwise) to such extent in such period and (y) any non-cash Charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period, except for non-cash Charges in respect of prepaid installation and construction Charges, shall be excluded);

17 897275.26-LACSR02A - MSW (v) (A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement, any pension plan (including any post-employment benefit scheme to which the relevant pension trustee has agreed), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any Charge incurred in connection with the rollover, acceleration or payout of Equity Interests held by directors, officers, managers and/or employees (or any Immediate Family Member thereof) of such Person or any of its Restricted Subsidiaries; (vi) [Reserved]; (vii) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests and/or minority interests of third parties in any non-Wholly- Owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income; (viii) the amount of any contingent payments in connection with the licensing of intellectual property or other assets; (ix) [Reserved]; (x) the amount of fees, Charges, expense reimbursements and indemnities paid to directors; (xi) the amount of any Charge incurred or accrued in connection with sales of receivables and related assets in connection with any Permitted Receivables Financing; (xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature; (xiii) adjustments permitted or required by Article 11 of Regulation S- X of the Securities Act; (xiv) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP; and (xv) with respect to any joint venture that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), except to the extent such joint venture’s Consolidated Net Income is excluded from such Person’s Consolidated Net Income; provided, that the aggregate amount added to

18 897275.26-LACSR02A - MSW Consolidated EBITDA pursuant to this clause (xv), shall not exceed 5.0% of Consolidated EBITDA for such period (determined after giving effect to such adjustments); plus (c) without duplication and to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period, so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA pursuant to clause (f) below for any previous period and not added back; plus (d) [reserved]; plus (e) (i) the aggregate amount of “run rate” income that would have been earned pursuant to Customer Contracts entered into on or prior to the last day of such period (net of actual income earned pursuant to such Customer Contracts during such period) as estimated by the Borrower in good faith as if such Customer Contract had been entered into at the beginning of such period and determined assuming the contracted pricing for such Customer Contract was applicable (at the highest contracted rate and calculated based on assumed volumes, costs and margin determined by the Borrower to be a reasonable good faith estimate of the actual volumes and costs associated with such Customer Contract, in each case for the 12 months after such Customer Contract has been entered into) during the entire Test Period, less (ii) any actual income earned under any Customer Contract that was cancelled or otherwise terminated in accordance with its terms during such period, or for which the Borrower has received notice that such cancellation or termination will occur; provided, that the aggregate amount added to Consolidated EBITDA pursuant to this clause (e) shall not exceed 20% of Consolidated EBITDA for such period (determined after giving effect to such adjustments); minus (f) without duplication, any amount that, in the determination of such Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus (g) without duplication, the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income of the Borrower to determine Consolidated EBITDA of the Borrower for such prior period and that does not otherwise reduce such Consolidated Net Income for the current period. Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period shall be calculated on a pro forma basis. “Consolidated First Lien Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date (a) that constitutes Obligations or Secured Notes Obligations or (b) that is secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral securing the Obligations. “Consolidated First Lien Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Interest Expense”: cash interest expense (including that attributable to Financing Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all

19 897275.26-LACSR02A - MSW outstanding Indebtedness of the Borrower and the Restricted Subsidiaries to the extent included in the calculation of Consolidated Total Debt, including all commissions, discounts and other cash fees and Charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (less net cash payments in connection therewith) under Specified Hedge Agreements and any Restricted Payments on account of Disqualified Stock made pursuant to Section 6.1(b)(xiv), but in any event excluding, for the avoidance of doubt, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, amortization of deferred financing costs, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest expense and any capitalized interest, whether paid or accrued (including as a result of the effects of purchase accounting or pushdown accounting), (b) any capitalized interest, whether paid in cash or otherwise, and any other non-cash interest expense, whether paid in cash or accrued, (c) any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (d) commissions, discounts, yield, make- whole premium and other fees and Charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) all non-recurring interest expense or “additional interest”, “special interest” or “liquidated damages” for failure to timely comply with registration rights obligations, (f) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment, all as calculated on a consolidated basis in accordance with GAAP, (g) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (h) penalties and interest relating to taxes, (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (j) [Reserved], (k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (l) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments related to any transaction on or after the Issue Date or (m) any lease, rental or other expense, in connection with Non-Financing Lease Obligations. For purposes of this definition, interest on obligations in respect of Financing Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such obligations in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP). “Consolidated Net Income”: with respect to any Person (the “Subject Person”) for any Test Period, an amount equal to the net income (loss), determined in accordance with GAAP, attributable to such Person and its Restricted Subsidiaries on a consolidated basis, but excluding (and excluding the effect of), without duplication: (a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash or Cash Equivalents (or to the extent converted into cash or into Cash Equivalents) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period; (b) [Reserved]; (c) any gain or Charge from (A) any extraordinary or exceptional items and/or (B) any non-recurring or unusual item (including any non-recurring or unusual accruals or reserves in

20 897275.26-LACSR02A - MSW respect of any extraordinary, exceptional, non-recurring or unusual items) and/or (C) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order; (d) any Charge attributable to the development, undertaking and/or implementation of any Run Rate Initiatives (including in connection with any integration, restructuring, strategic initiative or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility/location opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge (including related to rate changes, new product or service introductions and other strategic or cost savings initiatives), any duplicative running costs, any restructuring Charge (including any Charge relating to any tax restructuring and/or acquisitions and adjustments to existing reserves and whether or not classified as a restructuring expense on the consolidated financial statements), any Charge relating to the closure or consolidation of any facility or location and/or discontinued operations (including severance, rent termination costs, contract termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative (including any multi-year strategic initiative), any signing Charge, any retention or completion bonus, any other recruiting, signing and retention Charges, any expansion and/or relocation Charge, any Charge associated with any curtailments or modification to any pension and post-retirement employee benefit plan (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof), any software or other intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any startup Charge, any Charge in connection with new operations, any consulting Charge and/or any business development Charge; (e) Transaction Costs; (f) any Charge (including any transaction or retention bonus or similar payment or any amortization thereof for such period) incurred in connection with the consummation of any transaction (including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), including any issuance or offering of Equity Interests, any disposition, any spin-off transaction, any recapitalization, any acquisition, merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment, termination or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or any Investment, including any acquisition, and/or “growth” capital expenditure including, in each case, any earn-out or other contingent consideration obligation expense or purchase price adjustment, integration expense or nonrecurring merger costs incurred during such period as a result of any such transactions, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805 and gains or losses associated with FASB Accounting Standards Codification Topic 460) and any adjustments of any of the foregoing, including such Charges related to (i) the Transactions and (ii) any amendment, termination or other modification of the Notes or other Indebtedness; (g) the amount of any Charge that is actually reimbursed (or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance); provided that the relevant Person in good faith expects to receive reimbursement for such Charge within the next four fiscal quarters (it being understood that to the extent any reimbursement amount is not actually received within such four fiscal quarters, such reimbursement amount shall be deducted in calculating Consolidated Net Income in the next succeeding fiscal quarter); (h) any net gain or Charge (less all fees and expenses chargeable thereto) with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (including

21 897275.26-LACSR02A - MSW asset retirement costs, but other than (A) at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof and (B) dispositions of inventory in the ordinary course of business), (ii) any location that has been closed during such period and/or (iii) any returned or surplus assets outside the ordinary course of business; (i) any net income or Charge that is established, adjusted and/or incurred, as applicable, and attributable to the early extinguishment of Indebtedness, any Hedge Agreement or other derivative instrument (including deferred financing costs written off and premiums paid); (j) any Charge that is established, adjusted or incurred, as applicable, within 12 months of the closing of any acquisition or other Investment, in each case, in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period; (k) (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its Subsidiaries) resulting from the application of acquisition method, purchase and/or recapitalization accounting in relation to any consummated acquisition or similar transaction or recapitalization accounting or the amortization or write-off of any amounts thereof, net of taxes including adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, software, goodwill, intangible asset, in-process research and development, Deferred Revenue, advanced billing and debt line items thereof) and/or (ii) at the election of the Borrower with respect to any fiscal quarter, and subject to the last paragraph of the definition of “GAAP”, the cumulative effect of any change in accounting principles or standards (effected by way of either a cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and/or any change resulting from the adoption or modification of accounting principles, standards and/or policies (including any impact resulting from an election by the Borrower to apply IFRS or other accounting changes) and any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications; (l) (i) any compensation Charge and/or any other Charge arising from the granting, rollover, acceleration or payment of any stock-based awards, partnership interest-based awards and similar awards or arrangements (including with respect to any profits interest relating to membership interests or partnership interests in any limited liability company or partnership, and including any stock option, profits interest, restricted stock or equity incentive payments) and the granting, rollover, acceleration or payment of any stock appreciation or similar right, management equity plan, employee benefit plan or agreement, stock option plan and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement) and (ii) payments made to option, phantom equity or profits interests holders of such Person in connection with, or as a result of, any distribution made to equity holders of such Person, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equity holders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case, to the extent permitted under this Agreement (including expenses relating to distributions made to equity holders of such Person resulting from the application of FASB Accounting Standards Codification Topic 718); (m) amortization of intangible assets; (n) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, leased right of use assets and investments in debt and equity securities);

22 897275.26-LACSR02A - MSW (o) solely for the purpose of determining the amount available under clause (2)(B) of Section 6.1(a), the net income in such period of any Restricted Subsidiary (other than any Guarantor) that, as of the date of determination, is subject to any restriction on its ability to pay dividends or make other distributions, directly or indirectly, by operation of its Organizational Documents or any agreement, instrument, judgment, decree, order or Requirements of Law applicable thereto (other than (A) any restriction that has been waived or otherwise released, (B) any restriction set forth in this Agreement, similar restrictions (or other customary restrictions, as determined in good faith by the Borrower) set forth in any other Indebtedness and any restriction set forth in the documents relating to any Refinancing Indebtedness in respect of any of the foregoing and/or (C) restrictions arising pursuant to other agreements or instruments if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to Lenders than the encumbrances and restrictions contained in this Agreement or other Indebtedness contemplated by the preceding clause (B) (as determined by the Borrower in good faith)); it being understood and agreed that Consolidated Net Income will be increased by the amount of any payments made in cash (or converted into cash) or in Cash Equivalents to the Borrower or any Restricted Subsidiary (other than the Restricted Subsidiary that is subject to the relevant restriction) in respect of any such income; (p) (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to FASB Accounting Standards Codification Topic 815-Derivatives and Hedging or any other financial instrument pursuant to FASB Accounting Standards Codification Topic 825 and (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency remeasurement of Indebtedness or other balance sheet items), any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from revaluation of intercompany balances (including Indebtedness and other balance sheet items); (q) any deferred tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item; (r) any reserves, accruals or non-cash Charges related to adjustments to historical tax exposures, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made); (s) any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period; (t) any net income or Charge attributable to deferred compensation plans; (u) income or expense related to changes in the fair value of contingent liability in connection with earn-out obligations, purchase price adjustments and similar liabilities in connection with any acquisition or Investment; (v) any non-cash interest expense or non-cash interest income, in each case, to the extent that there is no associated cash disbursement or receipt; and

23 897275.26-LACSR02A - MSW (w) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates). In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace and reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions, including to the extent such insurance proceeds or reimbursement relate to events or periods occurring prior to the Issue Date (whether or not received during such period so long as such Person in good faith expects to receive the same within the next four fiscal quarters; it being understood that to the extent such proceeds are not actually received within the next four fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. For the purpose of clause (2)(B) of Section 6.1(a) only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances that constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (2)(E), 2(F) or (2)(G) of Section 6.1(a). “Consolidated Secured Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date that is secured by a Lien on the Collateral. “Consolidated Secured Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date (assuming, for such purpose, that such Person’s only Subsidiaries are its Restricted Subsidiaries). “Consolidated Total Debt”: as to any Person at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within ten Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), obligations in respect of Financing Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, (a) undrawn letters of credit, (b) Hedging Obligations, (c) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amounts) and (d) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case of such Person and its Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with any acquisition, Investment or other similar transaction); provided that “Consolidated Total Debt” shall be calculated (i) net of all unrestricted cash and Cash Equivalents of

24 897275.26-LACSR02A - MSW such Person and its Restricted Subsidiaries at such date of determination and (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidence of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of cash and Cash Equivalents. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined in good faith by the Board of Directors or senior management of such Person. “Consolidated Total Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Construction Budget and Schedule”: (a) the budget and schedule delivered pursuant to Schedule 5.12. “Contingent Obligations”: with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (2) to advance or supply funds: (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound. “Control”: as defined in the definition of Affiliate. “Control Agreement”: an account control agreement (or similar agreement), in form and substance reasonably acceptable to the Collateral Agent, executed by the applicable Loan Party, the Collateral Agent and the relevant bank, securities intermediary or commodity intermediary, as applicable, party thereto.

25 897275.26-LACSR02A - MSW “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlling Authorized Representative”: as defined in the Equal Priority Intercreditor Agreement. “Conversion/Continuation Date”: the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice. “Conversion/Continuation Notice”: a Conversion/Continuation Notice substantially in the form of Exhibit E-2. “Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Party”: the Administrative Agent, the Collateral Agent, and each Lender. “Customer Contracts”: contracts entered into by the Borrower or any of its Restricted Subsidiaries for the sale, lease and/or other provision of products, goods and services by the Borrower or any such Restricted Subsidiary. “Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “date of determination”: the applicable date of determination for the specified ratio, amount or percentage. “Debt Service Reserve Account”: as defined in Section 5.14(a). “Debt Service Reserve Amount”: as of any date of determination on and after the Completion Date, an amount equal to the amount of scheduled interest in respect of the Term Loans reasonably anticipated by the Borrower to be due and payable for the next six months (assuming that no Default or Event of Default will occur during such period) based on the reasonable good faith projections of the Borrower. “Debt to Total Capitalization Ratio”: as of any date of determination for the Borrower and the Restricted Subsidiaries, the ratio of (x) Consolidated Total Debt to (y) the greater of (i) total capitalization calculated in accordance with GAAP and (ii) total capitalization calculated based on then-current stock trading price of the Borrower. “Declined Proceeds”: as defined in Section 2.10(b)(vi).

26 897275.26-LACSR02A - MSW “Default”: any event that is, or after notice or lapse of time or both would become, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender”: any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower each other Lender. “Deferred Revenue”: at any date, the amount set forth opposite the caption “deferred revenue” (or any like caption or included in any other caption, including current and non-current designations) on a consolidated balance sheet at such date; provided that such balance shall be determined excluding the effects of acquisition method accounting. “Deposit Account”: a demand, time, savings, passbook or like account with a bank, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC). “Derivative Transaction”: (a) any interest rate transaction, including any interest rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange rate transaction, including any cross currency interest rate swap, any forward foreign exchange contract, any currency option, and any other instrument linked to exchange rates

27 897275.26-LACSR02A - MSW that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal and natural gas) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction. “Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation (which amount shall be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for, in each case, cash or Cash Equivalents in compliance with Section 6.4. “Designated Preferred Stock”: Preferred Stock of the Borrower (other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, the cash proceeds of which shall be excluded from the calculation set forth in clause (2) of Section 6.1(a). “Designs”: any and all and any part of the following: (a) all design patents and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing. “Disposition”: as defined in the definition of Asset Sale. “Disqualified Institutions”: (i) such Persons that have been specified in writing to the Arrangers on February 28, 2024 as being “Disqualified Institutions”, (ii) any Person who is a bona fide competitor of the Borrower or its Subsidiaries identified in writing to the Arrangers on February 28, 2024, as such list of bona fide competitors may be updated by the Borrower (by furnishing such updates to the Administrative Agent) from time to time hereafter or (iii) any affiliate of any Person identified in clause (i) or (ii) that is (a) identified in writing by the Borrower from time to time or (b) clearly identifiable as an Affiliate solely on the basis of the similarity of its name (other than bona fide debt funds that purchase commercial loans in the ordinary course of business, other than such debt funds excluded pursuant to clause (i) or (ii) of this paragraph). “Disqualified Stock”: any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), in whole or in part, on or prior to the date that is 91 days after the Stated Maturity Date of the Revolving Credit Agreement at the time such Capital Stock is issued (it being understood that if any such redemption

28 897275.26-LACSR02A - MSW is in part, only such part coming into effect prior to the date that is 91 days following such maturity date shall constitute Disqualified Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Stock, in each case at any time on or prior to the date that is 91 days after the Stated Maturity Date of the Revolving Credit Agreement at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the Stated Maturity Date of the Revolving Credit Agreement at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the Stated Maturity Date of the Revolving Credit Agreement shall constitute Disqualified Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to the date that is 91 days following the Stated Maturity Date of the Revolving Credit Agreement at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof requiring the issuer thereof to, or provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to, redeem or purchase such Capital Stock upon the occurrence of any change of control, any disposition, asset sale (including pursuant to any casualty or condemnation event or eminent domain) or similar event shall not constitute Disqualified Stock. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary, or by any such plan to such directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management, member, partner, independent contractor or consultant (or by any Immediate Family Member of the foregoing) of the Borrower (or by any Subsidiary) shall be considered Disqualified Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. “Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement that is established by the laws of the jurisdiction of organization of any of the foregoing Persons), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Dollars” and “$”: dollars in lawful currency of the United States of America. “Domestic Subsidiary”: any Restricted Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia. “Drawing Amount”: as of the date of determination with respect to a DSR Letter of Credit, the maximum amount that could then be drawn under such DSR Letter of Credit. “Drawstop Equity Contribution”: an equity contribution made by the Borrower at any time on or after the Closing Date; provided that (x) at the time of such equity contribution one or more conditions precedent required by any of Section 4.2 or 4.3 shall not be satisfied and (y) the proceeds of such equity contribution are applied to pay Project Costs.

29 897275.26-LACSR02A - MSW “DSR Letter of Credit”: as defined in Section 5.14(d). “DSRA Deficiency” : as defined in Section 5.14(c). “EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Elected Amount”: as set forth in Section 1.7(h). “Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Environment”: ambient air, indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, sediments and natural resources such as wetlands, flora and fauna. “Environmental & Social Consultant”: Environmental Resources Management or another nationally recognized environmental and social consultant selected by the Administrative Agent and reasonably acceptable to the Borrower. “Environmental Claim”: any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with the presence, Release of, or exposure to, any Hazardous Materials; or (c) in connection with any actual or alleged damage, injury, threat, or harm to the Environment. “Environmental Laws”: any and all Laws regulating, relating to or imposing liability or standards of conduct concerning pollution, protection or regulation of the Environment or human health or safety in connection with exposure to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect and including the common law insofar as it relates to any of the foregoing. “Environmental Permits”: any and all Permits required under, or issued pursuant to, any Environmental Law and including the common law insofar as it relates to any of the foregoing. “EPC Contracts”: as defined in Schedule 1.1B. “Equal Lien Priority”: with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) (whether FLNG2 Collateral, Non-Super Priority Collateral, or all Collateral, as the context may require) and is subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole).

30 897275.26-LACSR02A - MSW “Equal Priority Collateral Agent”: the Equal Priority Representative for the holders of the Equal Priority Obligations. “Equal Priority ICA Joinder Agreement”: that certain Other Equal Priority Joinder Agreement No. 5, dated the date hereof, to the Equal Priority Intercreditor Agreement by the Collateral Agent and acknowledged by U.S. Bank Trust Company, National Association, as 2025 Notes Collateral Agent, U.S. Bank Trust Company, National Association, as 2026 Notes Collateral Agent, U.S. Bank Trust Company, National Association, as Initial Common Representative, MUFG Bank, Ltd., as the Credit Facility Agent, Natixis, New York Branch, as “Additional Equal Priority Agent” and “Authorized Representative” for the “Other Equal Priority Obligations” designated as such by the Borrower in the Other Equal Priority Joinder Agreement No. 1 dated as of July 16, 2021, Morgan Stanley Senior Funding, Inc., as “Additional Equal Priority Agent” and “Authorized Representative” for the “Other Equal Priority Obligations” designated as such by the Borrower in the Other Equal Priority Joinder Agreement No. 3 dated as of October 30, 2023, and U.S. Bank Trust Company, National Association, as “Additional Equal Priority Agent” and “Authorized Representative” for the “Other Equal Priority Obligations” designated as such by the Borrower in the Other Equal Priority Joinder Agreement No. 4 dated as of March 8, 2024, and each Loan Party. “Equal Priority Intercreditor Agreement”: that certain intercreditor agreement with respect to the Collateral, dated as of April 12, 2021, among U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as 2025 Notes Collateral Agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as 2026 Notes Collateral Agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Initial Common Representative, the Credit Facility Agent, each Additional Common Representative from time to time party thereto, and each additional Authorized Representative (including the Collateral Agent) from time to time party thereto, and acknowledged by each Loan Party. “Equal Priority Obligations”: collectively, (1) the obligations incurred pursuant to the Revolving Credit Agreement, (2) the 2025 Secured Notes Obligations, (3) the 2026 Secured Notes Obligations and (4) each Series of Additional Equal Priority Obligations (including the Obligations, the obligations under the LC Facility, the obligations incurred pursuant to the TLB Credit Agreement and the 2029 Secured Notes Obligations). “Equal Priority Representative”: any “Authorized Representative” as defined in the Equal Priority Intercreditor Agreement. “Equal Priority Secured Parties”: collectively, (1) the 2025 Secured Notes Secured Parties, (2) the 2026 Secured Notes Secured Parties, (3) the secured parties under the Revolving Credit Agreement and (4) any Additional Equal Priority Secured Parties (including the Secured Parties, the secured parties under the LC Facility, the secured parties under the TLB Credit Agreement and the 2029 Secured Notes Secured Parties). “Equator Principles” shall mean the principles entitled “The Equator Principles – A financial industry benchmark for determining, assessing and managing environmental and social risk in projects” adopted by various financing institutions in the form dated July 2020 and available at: https://equator- principles.com/wp-content/uploads/2021/02/The-Equator-Principles-July-2020.pdf. “Equator Principles Action Plan” means the action plan, dated May 2, 2024, approved by the Lenders prior to the Closing Date, as amended from time to time by the Environmental & Social Consultant (in consultation with the Borrower) and any replacement action plan provided in accordance with the Equator Principles.

31 897275.26-LACSR02A - MSW “Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “ERISA”: the Employee Retirement Income Security Act of 1974. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default”: any of the events or conditions specified in Section 7.1(a); provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Excess Cash Flow” for any fiscal year of the FLNG2 Subsidiaries: (a) the sum, without duplication, of the amounts for such period of (i) FLNG2 Consolidated Net Income, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such FLNG2 Consolidated Net Income, (iii) reductions to noncash working capital for such period and expenses reducing (or excluded from) the calculation of FLNG2 Consolidated Net Income for such period with respect to amounts deducted in any prior calculation of Excess Cash Flow and (iv) the amount deducted as tax expense in determining FLNG2 Consolidated Net Income to the extent in excess of cash taxes paid in such period, and minus: (b) the sum, without duplication of the amounts for such period of: (i) all non-cash credits included in arriving at such FLNG2 Consolidated Net Income; (ii) scheduled repayments and prepayments and repurchases of the Loans; (iii) capital expenditures paid in cash by the FLNG2 Subsidiaries during the applicable Excess Cash Flow period which are not prohibited under this Agreement (net of (x) any proceeds of any related debt incurred by the FLNG2 Subsidiaries to fund such expenditures and (y) any equity issuance proceeds that would not be included in FLNG2 Consolidated Net Income and that are used to fund such expenditures); (iv) Consolidated Interest Expense of the FLNG2 Subsidiaries paid in cash by the FLNG2 Subsidiaries during the applicable Excess Cash Flow period; (v) Taxes based on income or gross margins of the FLNG2 Subsidiaries payable in cash with respect to such period and profits or capital and franchise Taxes; (vi) cash payments by the FLNG2 Subsidiaries during such period in respect of long-term liabilities of the FLNG2 Subsidiaries other than Indebtedness; (vii) the amount related to items that were added to or not deducted from net income in calculating FLNG2 Consolidated Net Income to the extent such items represented a cash payment by any FLNG2 Subsidiary or did not represent cash received by any FLNG2 Subsidiary, on a consolidated basis during such period, (x) customary fees, expenses or charges paid in cash by any FLNG2 Subsidiary related to any Permitted Investments and Asset Sales completed by the FLNG2 Subsidiaries permitted under Section 6.4 hereof made during such fiscal quarter; and

32 897275.26-LACSR02A - MSW (viii) any premium paid in cash by any FLNG2 Subsidiary during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder. “Excess Cash Flow Period”: each fiscal quarter of the FLNG2 Subsidiaries commencing with and including the first full fiscal quarter after the Completion Date. “Exchange Act”: the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder. “Excluded Account”: (i) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, (ii) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations and (iii) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, in each case, only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above; provided that, notwithstanding the foregoing, in no event shall the Project Costs Reserve Account or the Debt Service Reserve Account constitute an “Excluded Account”. “Excluded Assets”: the following: (a) any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above, this clause (ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirements of Law) or (iii) trigger termination of, or a right of termination or any other modification of any rights under, any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (i), (ii) and (iii) above shall not apply to the extent that the relevant contract expressly permits the grant of a security interest in all or substantially all of the assets of the Borrower or any Guarantor and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination, right or modification under clauses (i), (ii) or (iii) above (x) existed on the Closing Date (or in the case of any contract of a Subsidiary that is acquired following the Closing Date, as of the date of such acquisition) and were not entered into in contemplation of the Closing Date (or such acquisition) and (y) cannot be waived unilaterally by the Borrower or any of its Wholly-Owned Subsidiaries; (b) the Equity Interests of any (A) Captive Insurance Subsidiary, (B) Unrestricted Subsidiary, (C) not-for-profit or special purpose Subsidiary, (D) Receivables Subsidiary, (E) Qualified Liquefaction Development Entity or (F) Immaterial Subsidiary (other than NFE Shannon Holdings Limited); provided that no Equity Interests of any FLNG2 Subsidiary shall be Excluded Assets; (c) any intent-to-use (or similar) trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto; (d) any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license, permit or authorization (collectively, “Governmental Consents”)

33 897275.26-LACSR02A - MSW that has not been obtained (provided that, in the case of any Project Leasehold or Concession, such FLNG2 Subsidiary has used commercially reasonable efforts to obtain any Governmental Consents necessary to grant a mortgage or similar security instrument thereon), (ii) be prohibited by applicable Requirements of Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (i) or clause (ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to the Borrower or any of its direct or indirect Subsidiaries as reasonably determined by the Borrower, including as a result of the operation of Section 956 of the Code; (e) (i) any leasehold real property interests (other than the port lease in San Juan, Puerto Rico or the leasehold interest relating to the LNG storage and regasification facility at the Port of Montego Bay, Jamaica) or concessions (other than any Project Leasehold or Concession to the extent any required Governmental Consents have been obtained therefor); provided that the leasehold of property located at 6800 NW 72nd Street, Miami, Florida shall no longer be Excluded Assets if it is held by a Loan Party on September 30, 2024, and (ii) any fee owned real property that is not a Material Real Estate Asset or that is located in a “special flood zone” (and no landlord lien waivers, estoppels or collateral access letters shall be required to be delivered); (f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary that cannot be pledged without (i) the consent of one or more third parties other than the Borrower or any of its Restricted Subsidiaries under the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than the Borrower or any of its Restricted Subsidiaries in accordance with the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary; (g) (i) motor vehicles, tankers, marine vessels, ISO containers and other assets subject to certificates of title, other than any tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $40.0 million, except, in each case of the foregoing clauses (i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement; (h) any margin stock; (i) any cash or Cash Equivalents, Deposit Account, commodities account or securities account (including securities entitlements and related assets) or Excluded Accounts; provided that none of the following shall be an “Excluded Asset”: (i) cash, Cash Equivalents or Deposit Accounts (other than Excluded Accounts) of the FLNG2 Subsidiaries, including the Debt Service Reserve Account and any Project Costs Reserve Account, and (ii) any cash and Cash Equivalents representing the proceeds of assets otherwise constituting Collateral; (j) any lease, license or other agreement or contract or any asset subject thereto (including pursuant to a purchase money security interest, Financing Lease or similar arrangement) that is, in each case, not prohibited by the terms of this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, Financing Lease or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti-

34 897275.26-LACSR02A - MSW assignment provisions of the UCC or any other applicable Requirements of Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition; (k) any asset with respect to which the Borrower and the Collateral Agent has reasonably agreed that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower or any Guarantor to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties of the security afforded thereby, which determination is evidenced in writing; (l) receivables and related assets (or interests therein) (i) disposed of to any Receivables Subsidiary in connection with a Permitted Receivables Financing or (ii) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing; (m) any governmental licenses, permits or authorizations, or U.S. or foreign state or local franchises, charters or authorizations, to the extent a security interest in any such license, permit, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) or where the effect thereof would be to limit or diminish the Borrower’s or any Guarantor’s ability to utilize such license, permit franchise, charter or authorization in the conduct of its business in the ordinary course; and (n) any FLNG1 Asset (as defined in the TLB Credit Agreement as of the date hereof) and any Reinvested Asset (as defined in the TLB Credit Agreement as of the date hereof); provided that no asset that would otherwise be FLNG2 Collateral shall be an “Excluded Asset” except if such asset (other than Equity Interests of any FLNG2 Subsidiary) is excluded under clauses (a), (d), (j), (k) or (m) of “Excluded Assets” above. “Excluded Contribution”: the aggregate amount of cash or Cash Equivalents or the Fair Market Value of other assets received by the Borrower or any of its Restricted Subsidiaries after the Issue Date from: (a) contributions in respect of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than any amounts received from the Borrower or any of its Restricted Subsidiaries), (b) the sale of Qualified Capital Stock of the Borrower (other than (i) to any Restricted Subsidiary of the Borrower, (ii) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, (iii) with the proceeds of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” or (iv) Designated Preferred Stock), including any addition to capital as a result of any consolidation, merger or similar transaction with the Borrower or any Restricted Subsidiary, to the extent designated as an Excluded Contribution and the proceeds of which have not been applied in reliance on clause (2) of Section 6.1(a) or to make a Restricted Payment pursuant to Section 6.1(b)(ii)(2) or 6.1(b)(xxix)(1), and (c) dividends, distributions, other Returns, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries. “Existing Indentures”: collectively, the 2025 Notes Indenture, the 2026 Notes Indenture and the 2029 Notes Indenture.

35 897275.26-LACSR02A - MSW “Existing Note Guarantees”: collectively, the 2025 Note Guarantees, the 2026 Notes Guarantees and the 2029 Note Guarantees. “Existing Notes”: collectively, the 2025 Notes, the 2026 Notes and the 2029 Notes. “Existing Term Loan Tranche”: has the meaning provided in Section 2.21(a). “Extended Term Loans”: has the meaning provided in Section 2.21(a). “Extending Term Lender”: has the meaning provided in Section 2.21(b). “Extension”: the establishment of an Extension Series by amending a Commitment or Loan pursuant to Section 2.21 and the applicable Extension Amendment. “Extension Amendment”: has the meaning provided in Section 2.21(c). “Extension Election”: has the meaning provided in Section 2.21(b). “Extension Minimum Condition”: a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Term Loan Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension. “Extraordinary MPD Payments”: collectively, Performance Liquidated Damages and Material Project Document Termination Payments. “Facility”: (a) the Initial Term Loan Facility or (b) any other given Class of Term Loans. “Fair Market Value”: with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Borrower, which determination will be conclusive (unless otherwise provided in this Agreement). “FASB”: the Financial Accounting Standards Board of the American Institute of Certified Public Accountants. “FATCA”: as defined in Section 2.17(a). “FCPA”: as defined in Section 3.22(b). “Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. “Financing Lease”: as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the

36 897275.26-LACSR02A - MSW time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. “First Initial Term Loan Funding Date”: as defined in Section 4.2(a). “First LNG”: the first date on which the custody transfer meter located on the Pioneer II Rig records a transfer of liquified natural gas from the production facility to the floating storage unit moored alongside the production facility, as confirmed by the Independent Engineer. “Fitch”: Fitch Ratings or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Fixed Amount”: as defined in Section 1.7(c). “Fixed Charge Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination to (b) Fixed Charges for the Test Period then most recently ended on or prior to such date of determination, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Fixed Charges”: as to the Borrower and its Restricted Subsidiaries at any date of determination, on a consolidated basis, for any period, the sum of (without duplication): (1) Consolidated Interest Expense for such period; (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower and its Restricted Subsidiaries made during such period; and (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower and its Restricted Subsidiaries made during such period. “FLNG2 Affected Property” shall mean, with respect to any FLNG2 Assets, the property of the FLNG2 Subsidiaries which has been lost, destroyed, materially damaged (other than ordinary wear and tear), condemned or taken. “FLNG2 Assets”: the natural gas liquefaction assets (including all real and personal property rights, Material Project Documents, Permits, the onshore interconnection pipeline and proceeds of any insurance policies insuring such assets, but excluding any other pipeline) that are owned by the FLNG2 Subsidiaries and collectively comprise the natural gas liquefaction facility referred to by the Borrower as “FLNG2”. “FLNG2 Collateral”: the FLNG2 Assets, Reinvested Assets and the Equity Interests of any FLNG2 Subsidiary and any proceeds arising out of the sale or disposition of such assets including, for the avoidance of doubt, any proceeds of insurance insuring such assets, other than Excluded Assets as set forth in the proviso in the definition of Excluded Assets. “FLNG2 Consolidated Net Income”: with respect to the FLNG2 Subsidiaries for any Test Period, an amount equal to the Consolidated Net Income of the FLNG2 Subsidiaries solely to the extent generated by the FLNG2 Subsidiaries from the FLNG2 Assets. “FLNG2 Subsidiaries”: (i) NFE FLNG2 LLC, a Delaware limited liability company and the direct or indirect parent of each other FLNG2 Subsidiary, (ii) Mexico FLNG Onshore S. de R.L. de C.V., a

37 897275.26-LACSR02A - MSW sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico, which owns the onshore interconnection pipeline, (iii) NFE Altamira Onshore, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable as organized under the laws of Mexico which leases the natural gas liquefaction assets from NFE FLNG2 LLC and (iv) any other Restricted Subsidiary of the Borrower that has a direct ownership interest in the Project, any FLNG2 Assets or Reinvested Assets. “Floor”: the benchmark rate floor (which may be zero), if any, provided for in this Agreement with respect to Term SOFR or any Benchmark Replacement as determined for any Class of Loans. The Floor shall be 0.00% per annum with respect to the Initial Term Loans. “Foreign Disposition”: as defined in Section 2.10(b)(vii). “Foreign Employee Benefit Plan”: any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower and its Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4). “Foreign Lender”: as defined in Section 2.17(g). “Foreign Recovery Event”: as defined in Section 2.10(b)(vii). “Foreign Subsidiary”: any Restricted Subsidiary that is not organized under the laws of the United States of America, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary. “Fortress”: Fortress Investment Group LLC. “Funding Notice”: a notice substantially in the form of Exhibit E-1. “GAAP”: at the election of the Borrower, (i) the accounting standards and interpretations adopted by the International Accounting Standards Board, as in effect from time to time (“IFRS”) if the Borrower’s financial statements are at such time prepared in accordance with IFRS or (ii) generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. For avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Consolidated Net Income and Consolidated EBITDA of such Person or business shall not

38 897275.26-LACSR02A - MSW be excluded from the calculation of Consolidated Net Income or Consolidated EBITDA, respectively, until such disposition shall have been consummated. “Gearing Ratio”: means, as of any date of determination for the FLNG2 Subsidiaries, the ratio (expressed as a percentage) of (x) outstanding amounts of Term Loans on such date (assuming the Term Loans were incurred by the FLNG2 Subsidiaries) to (y) Total Capital. “Governmental Authority”: any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supranational bodies such as the European Union or the European Central Bank). “Granting Lender”: as defined in Section 9.6(o). “Guarantee”: the guarantee by any Guarantor of the Obligations. “Guarantor”: each Domestic Subsidiary of the Borrower that executes this Agreement as a guarantor on the Closing Date and each other Subsidiary of the Borrower that thereafter guarantees the Obligations in accordance with the terms of this Agreement (but excluding any Person released from its obligations hereunder pursuant to Section 9.20) including the FLNG2 Subsidiaries. “Guarantor Obligations”: all obligations and liabilities of each Guarantor (including interest, fees and expenses after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interests, fees or expenses is allowed or allowable in such proceeding) which arise under or in connection with this Agreement or any other Loan Document, in each case whether on account of principal, interest, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise. “Hazardous Materials”: any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any Environmental Law; or (b) can form the basis of any liability under any Environmental Law, including any Environmental Law relating to petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold. “Hedge Agreement”: (a) any agreement with respect to any Derivative Transaction between the Borrower, any Guarantor or any Restricted Subsidiary and any other Person, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hedging Obligations”: the obligations of the Borrower, any Guarantor or any Restricted Subsidiary under any Hedge Agreement. “IBA”: as defined in Section 1.5.

39 897275.26-LACSR02A - MSW “IFRS”: as defined in the definition of GAAP. “Illegality Notice”: as defined in Section 2.15(b). “Immaterial FLNG2 Maintenance Transactions”: any Disposition of property that is (i) surplus, obsolete, damaged, worn out property or other property that is (x) no longer used or useful in the business, subject to the replacement of any damaged or worn out assets with working assets or (y) otherwise economically impracticable to maintain, in each case in the ordinary course of business, or (ii) subject to a casualty, eminent domain, expropriation, condemnation proceedings or other involuntary loss, damage or destruction of property, so long as, in the case of the foregoing clauses (i) or (ii), such Disposition does not have any material adverse impact to the aggregate value of the FLNG2 Assets or Reinvested Assets and will not impair the operation of the FLNG2 Assets or Reinvested Assets. “Immaterial Subsidiary”: as of any date of determination, any Restricted Subsidiary of the Borrower (other than the FLNG2 Subsidiaries) (a) the assets of which (on a standalone basis, when combined with the assets of such Restricted Subsidiary’s subsidiaries attributable to such Restricted Subsidiary’s economic interest therein) do not exceed 3.0% of Consolidated Total Assets of the Borrower as of the last day of the Test Period then most recently ended on or prior to such date of determination and (b) the contribution to Consolidated EBITDA of which (on a standalone basis, when combined with the contribution to Consolidated EBITDA of such Restricted Subsidiary’s subsidiaries, after intercompany eliminations) does not exceed 3.0% of the Consolidated EBITDA for the most recently ended Test Period on or prior to such date of determination. “Immediate Family Member”: with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Increased Amount”: as defined in Section 6.6(c). “Increased Cost Lender”: as defined in Section 2.19. “Incurrence-Based Amounts”: as defined in Section 1.7(c). “Indebtedness” as applied to any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations with respect to Financing Leases; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (d) any obligation of such Person to pay the deferred purchase price of property or services (excluding (i) any earn-out obligation, purchase price adjustment or similar obligation, unless such obligation has not been paid within 60 days after becoming due and payable and becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) any such obligations incurred ERISA), which purchase price is (A) due more than 365 days from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

40 897275.26-LACSR02A - MSW (e) all Indebtedness of others that is secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby; (f) letters of credit or bankers’ acceptances issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the guarantee by such Person of the Indebtedness of another, other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (g) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) in the case of Indebtedness that is non-recourse to the credit of the Borrower or a Restricted Subsidiary, the Fair Market Value of the property encumbered thereby; (h) all obligations of such Person in respect of any Disqualified Stock; and (i) all net obligations of such Person in respect of any Derivative Transaction, whether or not entered into for hedging or speculative purposes, other than those providing for the delivery of a commodity pursuant to forward contracts (any such Derivative Transaction pursuant to a Hedge Agreement, a “Specified Hedge Agreement”); provided that in no event shall any obligation under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Agreement; in each case, to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 or International Accounting Standard 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this proviso shall not be deemed an incurrence of Indebtedness under this Agreement) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amount that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement). For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from cash management and accounting operations and intercompany loans, advances or Indebtedness among the Borrower and its Restricted Subsidiaries having

41 897275.26-LACSR02A - MSW a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business, consistent with past practice or consistent with industry norm, including any deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), (v) Indebtedness appearing on the balance sheet of the Borrower solely by reason of pushdown accounting under GAAP, (vi) accrued expenses and royalties, (vii) asset retirement obligations and obligations in respect of performance bonds, reclamation and workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (viii) accrued expenses or current trade or other ordinary course payables or liabilities incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis), and obligations resulting from take-or-pay contracts entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, and other liabilities associated with customer prepayments and deposits, (ix) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (x) Non-Financing Lease Obligations or other obligations under or in respect of straight line leases, operating leases or Sale and Lease-Back Transactions (except to the extent resulting in a Financing Lease), any leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats and LNG carriers, FPSO (floating production storage and offloading) facilities, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other assets, provided that such leases or rentals do not include a bargain purchase option, (xi) customary obligations under employment agreements and deferred compensation arrangements, (xii) Contingent Obligations, (xiii) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business, consistent with past practice or consistent with industry norm, (xiv) any liability for taxes and (xv) any land and port concessions. “Indemnified Liabilities”: as defined in Section 9.5(a) hereto. “Indemnitee”: as defined in Section 9.5(a) hereto. “Independent Engineer”: Black & Veatch LLP, or another nationally recognized engineering consultant selected by the Administrative Agent and reasonably acceptable to the Borrower. “Independent Financial Advisor”: an accounting, appraisal or investment banking firm or consultant of nationally recognized standing. “Information”: as defined in Section 9.14 hereto. “Initial Lenders”: each of Morgan Stanley Senior Funding, Inc., Natixis, New York Branch, JPMorgan Chase Bank, N.A., MUFG Bank Ltd. and Banco Santander, S.A., New York Branch. “Initial Term Loan Commitment”: (a) as to any Lender, that portion of such Lender’s Commitment with respect to the Initial Term Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate portion of Commitments of all Lenders to make Initial Term Loans. The aggregate amount of the Initial Term Loan Commitment of all Lenders as of the Closing Date is $700,000,000.

42 897275.26-LACSR02A - MSW “Initial Term Loan Commitment Termination Date” means the earliest of (i) June 30, 2026, (ii) the Completion Date or (iii) the date on which the aggregate Initial Term Loan Commitments have been reduced to $0 or terminated in full. “Initial Term Loan Funding Date” means, with respect to any Initial Term Loan, the Business Day on which such Initial Term Loan is borrowed. “Initial Term Loan Facility”: as defined in the recitals hereto. “Initial Term Loans”: the term loans made by the Lenders to the Borrower on any Initial Term Loan Funding Date pursuant to Section 2.1(a). “Insolvency”: with respect to any Multiemployer Plan, the condition that such “plan” is insolvent within the meaning of Section 4245 of ERISA. “Intercreditor Agreements”: any Equal Priority Intercreditor Agreement and any Junior Priority Intercreditor Agreement. “Interest Payment Date”: with respect to (a) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; and the final maturity date of such Loan; and (b) any Loan that is a SOFR Loan, the last day of each Interest Period applicable to such Loan and the final maturity of such Loan; provided that, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period. “Interest Period”: in connection with a SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability of the Term SOFR applicable to the relevant Loan), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of Loans shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.12(d) shall be available for specification in such Funding Notice or Conversion/Continuation Notice. “International LNG Terminal Standards”: to the extent not inconsistent with the express requirements of this Agreement, the international standards and practices applicable to the design, construction, equipment, operation or maintenance of LNG liquefaction terminals, established by the following (such standards to apply in the following order of priority): (i) a Governmental Authority having jurisdiction over any of the FLNG2 Subsidiaries, (ii) the Society of International Gas Tanker and Terminal Operators (“SIGTTO”) and (iii) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for Reasonable and Prudent Operators of LNG liquefaction terminals to comply. In the event of a conflict between any of the priorities noted above, the priority with the lowest roman numeral noted above shall prevail.

43 897275.26-LACSR02A - MSW “International LNG Vessel Standards”: to the extent not inconsistent with the express requirements of this Agreement, the international standards and practices applicable to the ownership, design, equipment, operation or maintenance of LNG vessels established by: (i) the International Maritime Organization, (ii) the Oil Companies International Marine Forum, (iii) SIGTTO (or any successor body of the same), (iv) the International Navigation Association, (v) the International Association of Classification Societies, and (vi) any other internationally recognized agency or non-governmental organization with whose standards and practices it is customary for Reasonable and Prudent Operators of LNG vessels to comply. In the event of a conflict between any of the priorities noted above, the priority with the lowest Roman numeral noted above shall prevail. “Investment”: (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the securities of any other Person (other than the Borrower or any Guarantor), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution (other than accounts receivable, trade credit, advances to customers, intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or any advance to any current or former employee, officer, director, member of management, manager, member, partner, consultant or independent contractor of the Borrower or any Restricted Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business, consistent with practice or consistent with industry norm of the Borrower and/or its Subsidiaries) by the Borrower or any of its Restricted Subsidiaries to any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment (determined, in the case of an Investment made with assets of the Borrower or any Restricted Subsidiary, based on the net book value of the assets invested), minus any payments actually received by such investor representing a Return in respect of such Investment (without duplication of amounts increasing clause (2) of Section 6.1(a)), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time. “Investment Grade Assets”: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests at least 90.0% of its assets in investments of the type described in the foregoing clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for high quality investments. “Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other nationally recognized rating agency. “IP Rights”: a license or right to use all rights in Designs, patents, trademarks, domain names, copyrights, software, Trade Secrets and all other intellectual property rights.

44 897275.26-LACSR02A - MSW “IRS”: the U.S. Internal Revenue Service. “Issue Date”: September 2, 2020. “Joinder Agreement” a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary made a party hereto pursuant to Section 5.10(a). “Judgment Currency”: as defined in Section 9.17(b) hereto. “Junior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Senior Priority Obligations and is subject to a Junior Priority Intercreditor Agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens). “Junior Priority Collateral Agent”: the Junior Priority Representative for the holders of any Junior Priority Obligations. “Junior Priority Intercreditor Agreement”: an intercreditor agreement with respect to the Collateral, entered into by, among others, the Collateral Agent, the applicable Junior Priority Collateral Agent(s) and, if applicable, any other Equal Priority Collateral Agent(s), having substantially the same terms as those described in the “Description of Notes—Security for the Notes—Junior Priority Intercreditor Agreement” section of the Offering Memorandum and other usual or customary terms reasonably acceptable to the Collateral Agent. “Junior Priority Obligations”: the obligations with respect to any Indebtedness having Junior Lien Priority relative to the Obligations; provided that such Lien is permitted to be incurred under this Agreement, and provided further, that the holders of such Indebtedness or their Junior Priority Representative shall become party to a Junior Priority Intercreditor Agreement. “Junior Priority Representative”: any duly authorized representative of any holders of Junior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Kiewit Contract”: as defined in Schedule 1.1B. “Latest Maturity Date”: at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time. “Law”: all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority. “LC Facility”: that certain Uncommitted Line of Credit and Reimbursement Agreement, dated as of July 16, 2021, among New Fortress Energy Inc., as the borrower, the guarantors from time to time party

45 897275.26-LACSR02A - MSW thereto, the lenders and issuing banks from time to time party thereto, and Natixis, New York Branch, as administrative agent and collateral agent. “LCT Election”: as defined in Section 1.6(a). “LCT Test Date”: as defined in Section 1.6(a). “Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders”: the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance; provided, however, that Section 9.5 shall continue to apply to each such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance as if such Person is a “Lender”. “Lien”: any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien. “Limited Condition Transaction”: any acquisition or Investment, including by way of merger, amalgamation, consolidation, Division or similar transaction, not prohibited by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing. “Liquefaction Development Entity”: (i) any Subsidiary of the Borrower, the principal operations of which are the construction, development, financing or operation of liquefaction facilities and (ii) one or more holding companies, the primary purpose of which is to hold the capital stock of any such entity, either directly or indirectly. “LNG”: natural gas in its liquid state at or below its boiling point at or near atmospheric pressure. “Loan Documents”: this Agreement, the Security Documents and, the Loan Notes. “Loan Note”: a promissory note substantially in the form of Exhibit C. “Loan Parties”: the collective reference to the Borrower and each Guarantor. “Loans”: the extensions of credit made by the Lenders to the Borrower hereunder in the form of Term Loans. “Management Investors”: the current, former or future officers, directors, managers and employees (and any Immediate Family Members of the foregoing) of the Borrower or any of its Subsidiaries who are or who become direct or indirect investors in the Borrower. “Material Adverse Effect”: any circumstances or conditions that would have a material adverse effect on (a) the ability of the Borrower to perform its payment obligations under this Agreement or any other Loan Document, (b) the rights or remedies of the Secured Parties under this Agreement or any other Loan Document or (c) the business, assets, properties, liabilities or financial condition of the Loan Parties, taken as a whole.

46 897275.26-LACSR02A - MSW “Material Intellectual Property” means any Intellectual Property owned by the Borrower or any Restricted Subsidiary that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole. “Material Project Counterparty” means each Person (other than the Borrower, any other Loan Party, any Agent, any Lender or any of their respective Affiliates) from time to time party to any Material Project Document. “Material Project Document”: (i) each agreement set forth on Schedule 1.1B, (ii) each Replacement Material Project Document, (iii) each performance security, letters of credit and guarantees required to be delivered under any Material Project Document, (iv) any terminal services agreement, or storage services agreement to be entered into by an FLNG2 Subsidiary with any other Person in connection with the Project, (v) any material leasehold real property agreement or other material real property agreement entered into by an FLNG2 Subsidiary with any other Person in connection with Project, and (vi) and any other contract or agreement in respect of the Project entered into by an FLNG2 Subsidiary with any other Person subsequent to the Closing Date that the Administrative Agent and the Borrower agree in writing to designate as a “Material Project Document”; provided that the Administrative Agent may consult with the Independent Engineer in making such designation. “Material Project Document Modification”: as defined in Section 6.13. “Material Project Document Termination Payments”: all payments that are actually paid to or for the account of any Loan Party by a Material Project Counterparty as a result of the termination of any Material Project Document. “Material Real Estate Asset”: any “fee-owned” real estate asset owned by a Loan Party on the Closing Date, acquired by a Loan Party after the Closing Date or owned by any Person at the time such Person becomes a Loan Party, in each case, having a Fair Market Value in excess of $25.0 million as of the date of acquisition thereof (or the date of substantial completion of any material improvement thereon or new construction thereof) or if the owning entity becomes a Loan Party after the Closing Date, as of the date such Person becomes a Loan Party. “Maturity Date”: (i) with respect to the Initial Term Loans, the earliest of: (a) the third anniversary of the Closing Date (such date, the “Stated Maturity Date”), (b) 60 days prior to the maturity date of the 2025 Notes if the Refinance Conditions have not been satisfied with respect to the 2025 Notes as of such date, (c) 60 days prior to the maturity date of the 2026 Notes if the Refinance Conditions have not been satisfied with respect to the 2026 Notes as of such date, and (d) the date on which the Loans become due and payable in full hereunder (whether by acceleration or otherwise) and (ii) with respect to any Class of Extended Term Loans, the final maturity date as specified in the applicable Term Loan Extension Request accepted by the respective Lender or Lenders; provided that if such date is not a Business Day, then the applicable Maturity Date shall be the immediately preceding Business Day. “Maximum Rate”: as defined in Section 9.25. “Moody’s”: Moody’s Investors Service, Inc. or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the Collateral Agent or any Common Representative, for the benefit of the Collateral Agent and the Secured Parties, on any Material Real Estate Asset constituting Collateral, which shall be in form reasonably satisfactory to the Collateral Agent and the Borrower.

47 897275.26-LACSR02A - MSW “MSA”: as defined in Schedule 1.1B. “MSSF”: Morgan Stanley Senior Funding, Inc. “Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability. “Net Proceeds”: (a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements (excluding any settlement received in connection with a business interruption insurance policy) and condemnation awards, but in each case only as and when received) from any Asset Sale or Recovery Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than Indebtedness under the Loan Documents and other than Indebtedness secured by Liens that rank pari passu with or are subordinated to the Liens securing the Obligations) on the asset subject to such Asset Sale or Recovery Event and that is required to be repaid in connection with such Asset Sale or Recovery Event, together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Asset Sale, or Recovery Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower as a result thereof, (iv) Taxes paid or reasonably estimated to be payable by the Borrower or any of its Restricted Subsidiaries or beneficial owners, directly or indirectly, as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale or Recover Event occurring on the date of such reduction); provided that, at the option of the Borrower, the Borrower or any of its Restricted Subsidiaries may use (or enter into an agreement to use) all or any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or any of its Restricted Subsidiaries or to make acquisitions not prohibited hereunder, in each case within 12 months of such Asset Sale or Recovery Event, and such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such Asset Sale or Recovery Event, so used or contractually committed to be so used (and then reinvested within 18 months of such Asset Sale or Recovery Event) (it being understood that if any portion of such proceeds are not so used within such 12-month period (or such 18-month period, as applicable) but within such 12-month period (or such 18-month period, as applicable) are contractually committed to be used, then if such Net Proceeds are not so used within 180 days from the end of such 12-month period (or such 18-month period, as applicable), then such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided further, that, other than with respect to the FLNG2 Assets, no proceeds shall constitute Net Proceeds unless the aggregate net proceeds exceed $50,000,000 in any fiscal year for all Asset Sales or Recovery Events (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)); provided further, with respect to any Recovery Event in respect of any FLNG2 Affected Property, (I) the Borrower shall notify the Administrative Agent as soon

48 897275.26-LACSR02A - MSW as reasonably practicable after becoming aware of such Recovery Event, (II) in the event that the net cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such Recovery Event (A) is greater than $10.0 million and less than or equal to $25.0 million and (B) was actually paid to the Borrower or any Restricted Subsidiary pursuant to an insurance policy) the Borrower shall (x) as soon as reasonably practicable and in any event within 60 days of receiving such net cash proceeds submit a Restoration Notice to the Administrative Agent (and, if the Borrower does not so submit such Restoration Notice, such net cash proceeds shall become “Net Proceeds” to the extent provided in this definition), and (y) following the submission of any such Restoration Notice, use reasonable efforts to complete the Restoration Action contemplated by such Restoration Notice, (III) in the event that the net cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such Recovery Event (A) is greater than $25.0 million and (B) was actually paid to the Borrower or any Restricted Subsidiary pursuant to an insurance policy) the Borrower shall (x) as soon as reasonably practicable and in any event within 90 days of receiving such net cash proceeds Borrower shall submit a Restoration Plan to the Administrative Agent (and, if the Borrower does not so submit such Restoration Plan, such net cash proceeds shall become “Net Proceeds” to the extent provided in this definition), and within a further 10 days after submission to the Administrative Agent, the Borrower shall have delivered a certificate to the Administrative Agent to the effect that the Borrower’s Restoration Plan is prudent and sound and the net cash proceeds received by the Borrower in respect of such Recovery Event is sufficient (together with all other monies reasonably expected to be available to the Borrower or FLNG2 Subsidiary), in the reasonable opinion of the Independent Engineer, for such Restoration Action contemplated by the Restoration Plan, and attaching a copy of a certificate from the Independent Engineer confirming the same and (y) following the submission of any such Restoration Plan, use commercially reasonable efforts to complete the Restoration Action contemplated by such Restoration Plan, and (IV) any assets rebuilt, restored or acquired in connection with such Restoration Action shall be pledged to secure the Super Priority Obligations and shall not secure any other obligations; provided further, with respect to any cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements (excluding any settlement received in connection with a business interruption insurance policy) and condemnation awards, but in each case only as and when received) from any Asset Sale or Recovery Event related to the FLNG2 Collateral and not otherwise reinvested as set forth above, none of the items described in clauses (i) through (v) in this paragraph shall apply for purposes of calculating Net Proceeds for such Asset Sale or Recovery Event; (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, net of all Taxes paid or reasonably estimated to be payable by the Borrower or any of its Restricted Subsidiaries or any beneficial owner, directly or indirectly, as a result thereof and fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred by the Borrower or any of its Restricted Subsidiaries in connection with such issuance or sale; and (c) in respect of any Extraordinary MPD Payments, the aggregate amount of payments received by the Borrower or any of its Restricted Subsidiaries in respect of such payments, net of (i) all reasonable and documented out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs (including reasonable legal and accounting fees and expenses), incurred, invoiced or required by contract to be paid by the Borrower or any of its Restricted Subsidiaries in connection with the collection of such proceeds; (ii) federal, state, provincial, foreign and local Taxes (other than any income taxes) reasonably estimated to be actually payable by the Borrower or any of its Restricted Subsidiaries within the current or the immediately succeeding tax year in connection therewith to the extent such amounts were not deducted in determining the amount of such proceeds; (iii) any amounts associated with unwinding of any related Hedge Agreement; and (iv) with respect to any Material Project Document Termination Payment, amounts thereof applied (A) to make payments under any Replacement Material Project Document following

49 897275.26-LACSR02A - MSW termination of the Material Project Document that gave rise to such Material Project Document Termination Payment or (B) to the drafting, negotiation or implementation of any Replacement Material Project Document; provided that, subject to clauses (I) – (IV) below, at the option of the Borrower, the FLNG2 Subsidiaries may use (or enter into an agreement to use) all or any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the FLNG2 Subsidiaries or to make acquisitions not prohibited hereunder (such use, an “Extraordinary MPD Payment Reinvestment”), and such proceeds shall not constitute Net Proceeds except to the extent that such proceeds are not, within 12 months of receipt of such Extraordinary MPD Payments, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then if such Net Proceeds are not so used within 180 days from the end of such 12-month period, then such remaining portion shall constitute Net Proceeds as of the date of expiry of such 180-day period without giving effect to this proviso), so long as (I) the Borrower shall notify the Administrative Agent as soon as reasonably practicable after becoming aware of the receipt of any such proceeds of Extraordinary MPD Payments, (II) in the event that such proceeds are greater than $10.0 million and less than or equal to $25.0 million, the Borrower shall (x) as soon as reasonably practicable and in any event within 60 days of receiving such proceeds, submit a written notice to the Administrative Agent certifying that the Borrower or an FLNG2 Subsidiary intends to make an Extraordinary MPD Payment Reinvestment and that, as of the date of delivery of such notice, the Borrower reasonably believes sufficient funds are or will be available to it or the applicable FLNG2 Subsidiary such that such Extraordinary MPD Payment Reinvestment can be completed with funds available to it or the applicable FLNG2 Subsidiary and (y) following the submission of any such notice, use commercially reasonable efforts to complete the Extraordinary MPD Payment Reinvestment contemplated thereby, (III) in the event that such proceeds are greater than $25.0 million, the Borrower shall (x) as soon as reasonably practicable and in any event within 90 days of receiving such proceeds, submit a reasonably detailed plan (an “Extraordinary MPD Payment Reinvestment Plan”) to the Administrative Agent describing the proposed plan, time schedule, contractual arrangements, and projected capital expenses for such Extraordinary MPD Payment Reinvestment (and, if the Borrower does not so submit such Extraordinary MPD Payment Reinvestment Plan, such net cash proceeds shall become “Net Proceeds” to the extent provided in this definition), and within a further 10 days after submission to the Administrative Agent, the Borrower shall have delivered a certificate to the Administrative Agent to the effect that the Borrower’s Extraordinary MPD Payment Reinvestment Plan is prudent and sound and the proceeds of the subject Extraordinary MPD Payments are sufficient (together with all other monies reasonably expected to be available to the Borrower or FLNG2 Subsidiary), in the reasonable opinion of the Independent Engineer, and attaching a copy of a certificate from the Independent Engineer confirming the same, for such Extraordinary MPD Payment Reinvestment contemplated by the Extraordinary MPD Payment Reinvestment Plan and (y) following the submission of any such Extraordinary MPD Payment Reinvestment Plan, use commercially reasonable efforts to complete the Extraordinary MPD Payment Reinvestment contemplated thereby, and (IV) any assets rebuilt, restored or acquired in connection with such Extraordinary MPD Payment Reinvestment shall be pledged to secure the Super Priority Obligations and shall not secure any other obligations. “Net Short Lender”: as defined in Section 9.26. “NFE Offtake Agreement”: has the meaning assigned to such term on Schedule 1.1B. “Non-Consenting Lender”: as defined in Section 2.19. “Non-Defaulting Lender”: at any time, any Lender that is not a Defaulting Lender at such time. “Non-Excluded Taxes”: as defined in Section 2.17(a).

50 897275.26-LACSR02A - MSW “Non-Financing Lease Obligation”: a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation. “Non-Public Information”: material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower and its Subsidiaries or their securities. “Non-Super Priority Collateral”: the Collateral other than the FLNG2 Collateral. “Notice”: a Funding Notice or a Conversion/Continuation Notice. “Obligations”: the collective reference to (a) the Borrower Obligations and (b) the Guarantor Obligations. “Offering Memorandum”: the Offering Memorandum dated August 19, 2020 relating to the offering of the 2025 Notes and as in effect on the Closing Date. “Officer’s Certificate”: a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Agreement. “OID”: original issue discount. “Organizational Documents”: with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and bylaws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (v) in the case of any trust, the declaration of trust and trust agreement (or similar document) of such Person and (vi) in any other case, the functional equivalent of the foregoing. “Other Applicable Indebtedness”: as defined in Section 2.10(b)(ii). “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (and any interest, additions to Tax or penalties applicable thereto), except any such Taxes that are Other Connection Taxes imposed as a result of an assignment by a Recipient (other than an assignment made pursuant to Section 2.19). “Outstanding Amount”: with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans.

51 897275.26-LACSR02A - MSW “Participant”: as defined in Section 9.6(b). “Participant Register”: as defined in Section 9.6(b). “PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Pension Plan”: a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower may have liability, including any liability by reason of the Borrower’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under Section 4069 of ERISA. “Performance Liquidated Damages”: any liquidated damages that are actually paid to or for the account of any Loan Party by a Material Project Counterparty for or on account of any diminution to the performance of the Project (in each case, other than delay liquidated damages or other damages or payments of the type meant to substitute, replace or compensate the applicable Loan Party for lost or otherwise foregone revenue). “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permit”: any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, registration, notification, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority. “Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person. “Permitted Capital Expenditures”: Capital Expenditures incurred (a) for the purpose of permitting any FLNG2 Subsidiary or the Project to comply with applicable Law (including any Environmental Laws) and/or any Permit, (b) for the payment of Project Costs, including as required pursuant to the terms of the Material Project Documents and as contemplated by the then-current Construction Budget and Schedule or annual operating budget, as applicable, (c) as required to operate the Project in accordance with Prudent Industry Practices and (d) under emergency circumstances to resume or maintain operation of the Project in accordance with Prudent Industry Practice or to avoid imminent threat to human life or property; provided that in the case of clause (c) above, such Capital Expenditures shall not exceed $25,000,000 in aggregate within any twelve (12) month period. “Permitted Holders”: (a) any of Fortress, the Management Investors and their respective Affiliates, (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Borrower, acting in such capacity, and (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group

52 897275.26-LACSR02A - MSW (other than the Permitted Holders specified in clauses (a), (b) or (d) of this definition) owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of the Borrower held by such group. “Permitted Investments”: (a) cash or Investments that were Cash Equivalents or Investment Grade Assets at the time made; (b) (i) Investments existing on the Closing Date in the Borrower or in any Restricted Subsidiary or (ii) Investments made after the Closing Date in the Borrower and/or one or more Restricted Subsidiaries (including, in each case, guarantees of obligations of Restricted Subsidiaries); (c) Investments (i) constituting deposits, prepayments, trade credit (including the creation of receivables) and/or other credits to suppliers or lessors, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, lessors, licensors and licensees, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary; (d) Investments in joint ventures and Unrestricted Subsidiaries (with respect to each such Investment, as valued at Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made); provided that the amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this clause (d) and outstanding at the time of such Investment, after giving pro forma effect to such Investment, to exceed the greater of $320.0 million and 20.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries; provided, further however, that if any Investment pursuant to this clause (d) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (d); (e) Any Investment by the Borrower or any of its Restricted Subsidiaries of all or substantially all of the assets of, or any business line, unit, division or product line (including research and development and related assets in respect of any product): (i) in any Person or the Equity Interests of any Person who is engaged in a Similar Business and becomes a Restricted Subsidiary (and, in any event, including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or by means of a Division); or (ii) if as a result of such Investment, such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, Division, consolidation, transfer, conveyance or redesignation; (f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and (ii) any modification, replacement, renewal or extension of any Investment

53 897275.26-LACSR02A - MSW described in clause (i) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise not prohibited by this Agreement; (g) Investments (including earn-outs) received in lieu of cash in connection with an Asset Sale made pursuant to the provisions of Section 6.4 or any other disposition of assets not constituting an Asset Sale; (h) loans or advances to, or guarantees of Indebtedness of, present or former employees, directors, members of management, officers, managers, members, partners, consultants or independent contractors (or any Immediate Family Member of the foregoing) of the Borrower, its Subsidiaries and/or any joint venture (i) to the extent permitted by applicable Requirements of Law, in connection with such Person’s purchase of Equity Interests of the Borrower, so long as any cash proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Equity Interests, (ii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that after giving pro forma effect to the making of any such loan, advance or guarantee, the aggregate principal amount of all loans, advances and guarantees made in reliance on this clause (h) then outstanding (measured as of the date such Investment is made or, at the option of the Borrower, committed to be made) shall not exceed $80.0 million; (i) Investments (i) made in the ordinary course of business, consistent with past practice or consistent with industry norm in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) consisting of extensions of credit in the nature of accounts receivable, performance guarantees or Contingent Obligations or notes receivable arising from the grant of trade credit in the ordinary course of business, consistent with past practice or consistent with industry norm; (j) Investments consisting of (or resulting from) (i) Indebtedness permitted under Section 6.3, (ii) Permitted Liens, (iii) Restricted Payments permitted under Section 6.1 (other than a Restricted Payment permitted under Section 6.1(b)(ix)) and (iv) Asset Sales permitted under Section 6.4 or any other disposition not constituting an Asset Sale (other than pursuant to clause (a), (b), (c)(ii) (if made in reliance on clause (B) therein) and (g) of the definition thereof); (k) Investments in the ordinary course of business, consistent with past practice or consistent with industry norm consisting of endorsements for collection or deposit and customary trade arrangements with customers; (l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, consistent with past practice or consistent with industry norm, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes; (m) loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants of the Borrower and/or any Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm;

54 897275.26-LACSR02A - MSW (n) Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Borrower; (o) (i) Investments of any Restricted Subsidiary that is acquired after the Closing Date, or of any Person merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise not prohibited by this Agreement to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this clause (o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise not prohibited by this Agreement; (p) [Reserved]; (q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount (with respect to each such Investment, as valued at the Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made) then outstanding not to exceed: (i) the greater of $405.0 million and 25.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries (measured as of the date such Investment is made, or at the option of the Borrower, committed to be made); plus (ii) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, at the election of the Borrower, an amount equal to 100.0% of the Fair Market Value of such Investment as of the date on which such Person becomes a Restricted Subsidiary; provided that if the Borrower elects to apply the Fair Market Value of any such Investment (other than any Investment made pursuant to clause (q)(i)) in the manner described above in order to increase availability under this clause (q), then such Fair Market Value, and such Person becoming a Restricted Subsidiary, shall not increase the amount available for Restricted Payments under clause (2) of Section 6.1(a) or reduce the amount of outstanding Investments under the provision pursuant to which such Investment was initially made; (r) [Reserved]; (s) to the extent constituting Investments, (i) guarantees of leases (other than Financing Leases) or of other obligations not constituting Indebtedness of the Borrower and/or its Restricted Subsidiaries and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm; (t) [Reserved]; (u) [Reserved]; (v) Investments in Subsidiaries of the Borrower in connection with internal reorganizations and/or tax restructuring entered into among the Borrower and/or its Restricted Subsidiaries;

55 897275.26-LACSR02A - MSW (w) any Derivative Transactions of the type permitted under Section 6.3(b)(xix); (x) Investments consisting of the licensing of intellectual property or other works of authorship for the purpose of joint marketing arrangements with other Persons; (y) repurchases of the Existing Notes and any other Senior Indebtedness; (z) (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law and (ii) Investments of assets relating to any non-qualified deferred payment plan or similar employee compensation plan in the ordinary course of business, consistent with past practice or consistent with industry norm; (aa) Investments in the Borrower, any Subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities and/or customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements, in each case, entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (bb) additional Investments so long as, after giving effect thereto on a pro forma basis, the Consolidated Total Debt Ratio of the Borrower for the most recently ended four full fiscal quarters for which internal financial statements are available does not exceed 4.85 to 1.00; (cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; (dd) [Reserved]; (ee) Investments in Receivables Subsidiaries required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Receivables Subsidiaries to finance the purchase of assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves); (ff) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust (or any Immediate Family Member of the foregoing) subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary; (gg) to the extent that they constitute Investments, purchases, acquisitions, licenses or leases of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights or the contribution of IP Rights pursuant to joint marketing arrangements, in each case in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business, consistent with past practice or consistent with industry norm or in connection with cash management operations of the Borrower and its Subsidiaries;

56 897275.26-LACSR02A - MSW (ii) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event; (jj) Investments to the extent required by applicable rules under the Exchange Act or by any governmental authority, including any Investment made in order to avoid early warning or notice requirements under such rules or requirements; (kk) [Reserved]; and (ll) any transaction to the extent it constitutes an Investment that is not prohibited by and is made in accordance with the provisions of Section 6.5 (except transactions permitted by Section 6.5(b)(iv)(1) by reference to Section 6.1 or this definition and Section 6.5(b)(xv) and (xix)). “Permitted Liens”: (a) (i) Liens securing the Indebtedness incurred under any Loan Document and (ii) Liens securing the Indebtedness incurred under the Revolving Credit Agreement, the LC Facility and the TLB Credit Agreement; (b) Liens for taxes, assessments or other governmental charges (i) which are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP, (iii) which are on property that the Borrower or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (c) Liens (and rights of setoff) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days or that are unfiled and no other action has been taken to enforce such Liens or those that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (d) Liens incurred or deposits made in the ordinary course of business, consistent with past practice or consistent with industry norm (i) in connection with workers’ compensation, pension, unemployment insurance, employers’ health tax and other types of social security or similar laws and regulations or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs, appeal, performance and/or completion bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations but exclusive of obligations for the payment of borrowed money), (iii) securing or in connection with (x) any liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty, liability or other insurance (including self-insurance) to the Borrower or its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (i) or (y) leases or licenses of property otherwise not

57 897275.26-LACSR02A - MSW prohibited by this Agreement and use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business, consistent with past practice or consistent with industry norm and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above; (e) Liens consisting of survey exceptions, easements, rights-of-way, restrictions, encroachments, and other similar encumbrances or minor defects or irregularities in title, in each case that would not reasonably be expected to result in a Material Adverse Effect; (f) Liens consisting of any (i) interest or title of a lessor or sublessor under any lease of real estate entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) landlord lien not prohibited by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii); (g) Liens solely on any cash advance, earnest money or escrow deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment or disposition not prohibited under this Agreement; (h) Liens or purported Liens evidenced by the filing of UCC financing statements, including precautionary UCC financing statements, or any similar filings made in respect of (i) Non-Financing Lease Obligations or consignment or bailee arrangements entered into by the Borrower or any of its Restricted Subsidiaries and/or (ii) the sale of accounts receivable in the ordinary course of business, consistent with past practice or consistent with industry norm (to the extent otherwise permitted herein) for which a UCC financing statement is required; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens in connection with any zoning, building, land use or similar Requirements of Law or right reserved to or vested in any governmental authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any of its Restricted Subsidiaries to (i) control or regulate the use of any or dimensions of real property or the structure thereon that would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order or (ii) terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuation thereof; (k) Liens securing Refinancing Indebtedness permitted pursuant to Section 6.3(b)(xvii) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Section 0 or Sections 6.3(b)(i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxv), (xxxvi), (xli) or (xlii), or (y) Indebtedness that is secured in reliance on clause (u) below (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that did not secure the Indebtedness being refinanced, other than (A) after- acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness, Disqualified Stock or Preferred Stock or subject to a Lien securing Indebtedness, in each case, not prohibited by Section 6.3, the terms of which Indebtedness, Disqualified Stock or Preferred Stock require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products

58 897275.26-LACSR02A - MSW thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank (I) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked equal in priority with the Liens on the Collateral securing the Secured Notes Obligations, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations or junior in priority to the Liens on the Collateral securing the Secured Notes Obligations or (II) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, junior in priority to the Liens on the Collateral securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; (l) Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that was not subject to the original Lien, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in either case permitted under Section 6.3, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if the same constitute Indebtedness, is not prohibited by Section 6.3; (m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.3(b)(xxv) and customary security deposits, related contract rights and payment intangibles related thereto; (n) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xiv), (xviii) or (xxi); (o) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xv) on the property or other asset the acquisition or Investment in which is financed thereby or on the Equity Interests and assets of the newly acquired Restricted Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property or Equity Interests or other assets of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that no such Lien (A) extends to or covers any other assets (other than (x) any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, (y) after-acquired property to the extent such Indebtedness requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its Affiliates, other equipment financed by such lender

59 897275.26-LACSR02A - MSW or its Affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Equity Interests; (p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens on the proceeds of any Indebtedness in favor of the holders of such Indebtedness incurred in connection with any transaction permitted under this Agreement, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (v) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 6.4, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (q) Liens on assets of Restricted Subsidiaries that are not Guarantors (including Equity Interests owned by such Persons); (r) (i) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Restricted Subsidiaries and (ii) Liens not securing indebtedness for borrowed money that are granted in the ordinary course of business, consistent with past practice or consistent with industry norm and customary in the operation of the business of the Borrower and its Restricted Subsidiaries; (s) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or Refinancing Equivalent Debt (each as defined in the TLB Credit Agreement); provided that (x) any such Liens securing any Permitted Pari Passu Secured Refinancing Debt are subject to the Equal Priority Intercreditor Agreement and (y) any such Liens securing any Permitted Junior Secured Refinancing Debt are subject to a Junior Lien Intercreditor Agreement; (t) Liens on Non-Super Priority Collateral securing obligations in respect of Incremental Equivalent Debt (as defined under the TLB Credit Agreement) permitted under Section 6.3(b)(ii); provided that such Indebtedness ranks junior in right of security with the Obligations and any such Liens are subject to a Junior Lien Intercreditor Agreement; (u) other Liens on assets (other than the FLNG2 Collateral) securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness and other obligations then outstanding and secured thereby shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $485.0 million and 30.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the Test Period then most recently ended on or prior to such date of determination; provided that, if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior

60 897275.26-LACSR02A - MSW Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Obligations but, in any event, shall not be required to enter into any such intercreditor with respect to any Collateral consisting of cash and Cash Equivalents; (v) (i) Liens on assets securing, or otherwise arising from, judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 7.1(a)(6) and (ii) any pledge and/or deposit securing any settlement of litigation; (w) (i) leases (including ground leases and leases of vehicles, tankers and ISO containers), licenses, subleases or sublicenses granted to others in the ordinary course of business, consistent with past practice or consistent with industry norm (and other agreements pursuant to which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services), or which would not reasonably be expected to result in a Material Adverse Effect, and (ii) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located; (x) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments or any Investment permitted under Section 6.1 arising out of such repurchase transactions and reasonable customary initial deposits and margin deposits and similar Liens attaching to pooling, commodity trading accounts or other brokerage accounts maintained in the ordinary course of business, consistent with past practice or consistent with industry norm and not for speculative purposes; (y) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments permitted under Section 6.3(b)(v), (vi), (viii), or (xxvii); (z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of any asset in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) by operation of law under Article 2 of the UCC (or any similar Requirements of Law under any jurisdiction); (aa) Liens (other than, if granted in favor of any Person that is not the Borrower or a Guarantor, Liens on the Collateral ranking on an equal or senior priority basis to the Liens on the Collateral securing the Obligations) securing Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary and not prohibited to be incurred in accordance with Section 6.3; (bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (cc) (i) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s accounts payable or other obligations in respect of documentary or trade letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (ii) Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (iii) receipt of progress payments and

61 897275.26-LACSR02A - MSW advances from customers in the ordinary course of business, consistent with past practice or consistent with industry norm to the extent the same creates a Lien on the related inventory and proceeds thereof; (dd) Liens securing obligations of the type described in Section 6.3(b)(vii) and/or (xix); (ee) (i) Liens on Equity Interests of Unrestricted Subsidiaries, (ii) Liens on Equity Interests of joint ventures securing capital contributions to, or Indebtedness or other obligations of, such joint ventures, (iii) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and (iv) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries; (ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness; (gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) Liens disclosed in any mortgage policy or survey with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; (ii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings; (jj) Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC (or any comparable or successor provision) on the items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service provider arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry; (kk) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business, consistent with past practice or consistent with industry norm; (ll) Liens securing Indebtedness incurred in reliance on Section 6.3(b)(xxxix); (mm) other Liens on assets securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness then outstanding and secured thereby shall not exceed an amount such that (I) in the case of any such Liens on Collateral (including the FLNG2 Collateral) that have Equal Lien Priority (but without regard to the control of remedies) relative to the Liens on the Collateral securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed 2.65 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), calculated on a pro forma basis, (II) in the case of any such Liens on Collateral (excluding the FLNG2 Collateral) that have Equal Lien Priority (but without regard to the control of remedies) relative to the Liens on the Collateral securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed 2.90 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), calculated on a pro forma basis, (III) in the case of any such Liens secured by the Collateral that have Junior Lien Priority relative to the Liens on the Collateral securing the Obligations, the Consolidated Secured Debt Ratio does not exceed 4.70 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction),

62 897275.26-LACSR02A - MSW calculated on a pro forma basis and (IV) in the case of any such Indebtedness that is secured by assets that do not constitute Collateral (assuming, for purposes of this clause (III) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), the Consolidated Total Debt Ratio does not exceed 4.85 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), calculated on a pro forma basis; provided that, if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; and provided, further, that the amount of Indebtedness that may be secured by Liens pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors, together with any Refinancing Indebtedness in respect thereof, shall not exceed, in the aggregate, $485.0 million and 30.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to the date on which such Indebtedness is incurred; (nn) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (oo) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; (pp) Liens securing the 2025 Notes (other than any 2025 Additional Notes issued after the Closing Date) and the related 2025 Note Guarantees; (qq) Liens securing the 2026 Notes (other than any 2026 Additional Notes issued after the Closing Date) and the related 2026 Note Guarantees; (rr) Liens with respect to any vessel for maritime torts with respect to damage resulting from allisions, collisions, cargo damage, property damage, conversion (wrongful possession), pollution, personal injury and death, maintenance and cure, and unseaworthiness, in each case, that are covered by insurance (subject to reasonable deductibles); (ss) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary arising from vessel chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to vessels or masters’, officers’ or crews’ wages and maritime Liens, that, in the case of each of the foregoing, were not incurred or created to secure the payment of Indebtedness and that in the aggregate do not materially adversely affect the value of the properties subject to such Liens or materially impair the use for the purposes of which such properties are held by the Borrower and its Restricted Subsidiaries; (tt) Liens securing the 2029 Notes (other than any 2029 Additional Notes issued after the Closing Date) and the related 2029 Note Guarantees; and

63 897275.26-LACSR02A - MSW (uu) Liens on the interconnection pipeline at the import terminal at Altamira, Mexico securing Indebtedness to finance other natural gas liquefaction assets that use such interconnection pipeline. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. “Permitted Receivables Financing”: any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (a) the Board of Directors of the Borrower or any direct or indirect parent of the Borrower shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries; (b) all sales of accounts receivable and related assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value; and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the Receivables Financing is first introduced (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. “Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity. “Pioneer II Rig”: the jack-up rig, forming part of the natural gas liquefaction facility referred to by the Borrower as “FLNG1”, on which rig is located the natural gas liquefaction unit. “Platform”: as defined in Section 5.2(d). “Post-Closing Actions”: as defined in Section 5.12. “Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Prime Rate”: the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. “Principal Office”: the Administrative Agent’s “Principal Office” as set forth in Section 9.2, or such other office or office of a third party or subagent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender. “Private Side Information”: as defined in Section 5.2. “pro forma basis” or “pro forma effect”: with respect to any determination of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio, Consolidated EBITDA or Consolidated Total Assets (including component definitions thereof) or any other calculation under this Agreement, that each Subject Transaction required to be calculated on a pro forma basis in accordance with Section 1.7 shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any ratio, test, covenant, calculation or measurement for which such calculation is being made and that: (a) (i) in the case of (A) any disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division, facility, business line and/or product line of the Borrower or any Restricted Subsidiary and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative and including any Run Rate Benefits

64 897275.26-LACSR02A - MSW related thereto) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made and (ii) in the case of any acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative and including any Run Rate Benefits related thereto) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; it being understood that any pro forma adjustment described in the definition of “Consolidated EBITDA” may be applied to any such ratio, test, covenant, calculation or measurement solely to the extent that such adjustment is consistent with the definition of “Consolidated EBITDA”, (b) any retirement, refinancing, prepayment or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made, (c) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have been incurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Financing Lease shall be deemed to accrue at an interest rate reasonably determined by an officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP, (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower and (iv) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination, and (d) the acquisition of any asset included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries, or the disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test, covenant or calculation for which such calculation is being made. “Pro Rata Share”: with respect to any Lender, a percentage (x) the numerator of which shall be the sum of such Lender’s unused Commitment and Term Loans and (y) the denominator of which shall be the sum of the undrawn Aggregate Commitment and the aggregate Term Loans of all Lenders. After all the Commitments have terminated or expired, “Pro Rata Share” shall be obtained by dividing (a) the Outstanding Amount of such Lender Loan’s at such time by (b) the Total Outstandings at such time. “Project”: the design, engineering, development, acquisition, ownership, occupation, construction, installation, operation and maintenance of a 1.4 million metric tonnes per annum liquefaction train and related infrastructure, including an interconnection pipeline onshore at the site of the existing import terminal at Altamira, Mexico referred to by the Borrower as “FLNG2” (and activities ancillary to or in

65 897275.26-LACSR02A - MSW connection with the foregoing, including, without limitation, the purchase, transportation and sale of gas and the production, storage and sale of LNG). The Project shall be 100% owned, directly or indirectly, by the Borrower and 100% directly owned by NFE FLNG2 LLC, a Delaware limited liability company, or any of NFE FLNG2 LLC direct or indirect Subsidiaries that is a FLNG2 Subsidiary. “Project Costs”: (a) costs paid or payable by the Borrower and the Guarantors associated with the development, design, engineering, site acquisition and preparation, permitting, construction, installation, procurement and purchase of equipment, materials and natural gas (for testing or operations) in connection with the Project including transportation costs, financing costs, spare parts, labor, interconnection, commissioning, testing and start-up of the Project, (b) transaction costs, fees and expenses in connection with the closing of the Term Loans on the Closing Date on or prior to the Closing Date, (c) interest and fees on the Term Loans that accrue up to and including the Completion Date, (d) all operation and maintenance expenses (including labor) of the Project up to and including the Completion Date and (e) the funding of the Debt Service Reserve Account on the Completion Date in accordance with Section 5.14. “Project Costs Reserve Accounts”: as defined in Section 6.12. “Project Leasehold or Concession”: each material real property leasehold or concession owned by an FLNG2 Subsidiary necessary for the Project. “Property”: any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Equity Interests. “Prudent Industry Practice” means, at a particular time, any of the practices, methods, standards and procedures (including those engaged in or approved by a material portion of the LNG industry) that, at that time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result consistent with good, safe and prudent business practices, including due consideration of the Project’s reliability, environmental compliance, economy, safety and expedition, and which practices, methods, standards and acts generally conform to International LNG Terminal Standards and International LNG Vessel Standards. “Public Lenders”: Lenders that do not wish to receive Non-Public Information with respect to the Borrower and its Subsidiaries or their securities. “QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Qualified Capital Stock”: of any Person means any Equity Interests of such Person that is not Disqualified Stock. “Qualified Liquefaction Development Entities”: (i) Bradford County Real Estate Holdings LLC, (ii) any Liquefaction Development Entity which is designated by the Borrower as a Qualified Liquefaction Development Entity and (iii) any Subsidiary of a Qualified Liquefaction Development Entity; provided that, for purposes of the Loan Documents, in no circumstances shall any FLNG2 Subsidiary be a Qualified Liquefaction Development Entity. “Reasonable and Prudent Operator” means a Person exercising that degree of skill, diligence, prudence, and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable Laws and engaged in the same type of undertaking under the same or similar circumstances and conditions.

66 897275.26-LACSR02A - MSW “Receivables Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing. “Receivables Financing”: any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Borrower or any such Subsidiary in connection with such accounts receivable. “Receivables Repurchase Obligation”: any obligation of a seller of receivables in a Permitted Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Receivables Subsidiary”: a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower (as provided below) as a Receivables Subsidiary and: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. “Recipient”: (a) the Administrative Agent, (b) any Lender or (c) the Arranger, as applicable.

67 897275.26-LACSR02A - MSW “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim (excluding the proceeds of business interruption insurance and any proceeds of property or casualty insurance which are paid directly to, or paid upon receipt by the Borrower or its Subsidiaries to, a third party loss payee) or any condemnation proceeding relating to any asset of Borrower or its Subsidiaries. “Refinance Conditions” means, with respect to the 2025 Notes or the 2026 Notes, any of the following: (a) such series of Existing Notes have been repurchased (and cancelled), redeemed, defeased, satisfied or otherwise discharged in full such that there is no Indebtedness outstanding with respect thereto (other than contingent indemnification obligations which survive repayment and for which no underlying claim has been asserted); (b) such series of Existing Notes have been refinanced with (or exchanged for) Indebtedness with a final maturity date falling no earlier than 61 days after the Stated Maturity Date or (c) the maturity date with respect to such series of Existing Notes has been extended to a date falling no earlier than 61 days after the Stated Maturity Date. “Refinancing Indebtedness”: as defined in Section 6.3(b)(xvii). “Refunding Capital Stock”: as defined in Section 6.1(b)(viii). “Register”: as defined in Section 2.4(b). “Regulated Bank”: any insured depository institution that is regulated by foreign, federal or state banking regulators, including the United States Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Board. “Regulation D”: Regulation D of the Board as in effect from time to time. “Regulation T”: Regulation T of the Board as in effect from time to time. “Reinvested Assets”: any assets into which the proceeds from a Recovery Event or Extraordinary MPD Payment relating to any FLNG2 Collateral (including other Reinvested Assets) have been reinvested or assets which have been acquired using such proceeds, in each case pursuant to the definition of “Net Proceeds.” “Related Business Assets”: assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an affiliate of such Lender. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Release”: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment, or from, into or through any structure or facility.

68 897275.26-LACSR02A - MSW “Relevant Governmental Body”: the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto. “Relevant Transaction”: as defined in Section 2.10(b)(ii). “Repeated Representations”: collectively, the representations and warranties of the Borrower set forth in Sections 3.1 through 3.7, Section 3.9, Sections 3.11 through 3.17, Section 3.19, Sections 3.21 through 3.23, Section 3.24(b) and (c), Section 3.25 and Section 3.29. “Replacement Lender”: as defined in Section 2.19. “Replacement Material Project Document”: in respect of any Material Project Document, one or more binding replacement Contractual Obligations that (i) (a) are on terms and conditions (taken as a whole) that are substantially similar to in all material respects, or more favorable to the applicable FLNG2 Subsidiary than, the terms and conditions (taken as a whole) of the Material Project Document being replaced, and (b) is with a counterparty that is as creditworthy (measured as of the date that such counterparty enters into such Replacement Material Project Document) as the Material Project Counterparty under the Material Project Document being replaced (measured as of the date that such Material Project Counterparty entered into the Material Project Document being replaced) or (ii) are otherwise on terms and conditions reasonably acceptable, and with a counterparty of credit reasonably acceptable, to the Administrative Agent (who may consult with the Independent Engineer). “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement is waived. “Required Class Lenders”: as of any date of determination, with respect to any Facility, Lenders having more than 50% of the Commitments or Loans under such Facility or, if the Commitment of each Lender under such Facility to make Loans has been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings. under such Facility. “Required Lenders”: as of any date of determination, Lenders having more than 50% of the Commitments and Loans or, if the Commitment of each Lender to make Loans has been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings. “Required Permits”: as defined in Section 3.21 or any other Permit that the Required Lenders and the Borrower agree in writing is to be designated as a “Required Permit”. “Requirements of Law”: with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: with respect to any Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary, board

69 897275.26-LACSR02A - MSW member or manager of such Loan Party, or any other authorized officer or signatory of such Loan Party reasonably acceptable to the Administrative Agent. “Restoration Action”: in respect of a Recovery Event related to FLNG2 Affected Property, any action taken or intended to be taken by or on behalf of the Borrower or any of the FLNG2 Subsidiaries to rebuild, repair, replace or otherwise restore such FLNG2 Affected Property or any portion thereof, and all activities incidental and reasonably necessary for such matters, including redesigning and altering to the extent necessary, in order to permit construction and operation of the Project. “Restoration Notice”: a written notice of the Borrower certifying that the Borrower or an FLNG2 Subsidiary intends to take certain Restoration Actions in connection with the related Recovery Event in respect of FLNG2 Affected Property and that, as of the date of delivery of such Restoration Notice, the Borrower reasonably believes sufficient funds are or will be available to it or the applicable FLNG2 Subsidiary such that such Restoration Action can be completed with funds available to it or the applicable FLNG2 Subsidiary. “Restoration Plan”: in respect of a Recovery Event related to FLNG2 Affected Property, a reasonably detailed plan describing the proposed plan, time schedule, contractual arrangements, and projected capital expenses for any action taken or intended to be taken by or on behalf of the Borrower or any FLNG2 Subsidiary to rebuild, repair, replace, or otherwise restore such FLNG2 Affected Property or any portion thereof, and all activities incidental and reasonably necessary for such matters, including redesigning and altering to the extent necessary, in order to permit construction and operation of the Project. “Restricted Debt Payments”: as defined in Section 6.1(a). “Restricted Investment”: an Investment other than a Permitted Investment. “Restricted Payments”: as defined in Section 6.1(a). “Restricted Subsidiary”: at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary. Upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a “Restricted Subsidiary”. Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Borrower. “Return”: with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof. “Revolving Credit Agreement”: that certain credit agreement, dated as of April 15, 2021, among the Borrower, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and MUFG Bank, Ltd., as administrative agent and as collateral agent. “S&P”: S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Sale and Lease-Back Transaction”: any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

70 897275.26-LACSR02A - MSW “Sanctioned Country”: a country, region, or territory that is the subject of comprehensive territorial Sanctions, at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic. “Sanctions”: as defined in Section 3.22(c). “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority). “Secured Indebtedness”: any Indebtedness secured by a Lien. “Secured Notes Obligations”: collectively, the 2025 Secured Notes Obligations, the 2026 Secured Notes Obligations and the 2029 Secured Notes Obligations. “Secured Parties”: a collective reference to the Administrative Agent, the Collateral Agent and the Lenders. “Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Security Agreement”: that certain Pledge and Security Agreement, dated as of the Closing Date, among the Borrower, the Guarantors and the Collateral Agent. “Security Documents”: the Security Agreement, the Mortgages, the Ship Mortgages (if any) and any other security agreements relating to the Collateral securing the Obligations and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing the Obligations (including financing statements under the Uniform Commercial Code of the relevant states), each for the benefit of the Collateral Agent. “Senior Indebtedness”: (a) all Indebtedness of the Borrower or any Restricted Subsidiary outstanding under the Revolving Credit Agreement, the TLB Credit Agreement, the LC Facility, the Existing Notes and related Existing Note Guarantees (including in each case interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post- filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (b) the Obligations, and all (i) Hedging Obligations (and guarantees thereof) and (ii) Indebtedness of the Borrower and/or any Guarantor in respect of Banking Services (and guarantees thereof); provided that such Hedging Obligations and Indebtedness, as the case may be, are permitted to be incurred under the terms of this Agreement; (c) any other Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations; and

71 897275.26-LACSR02A - MSW (d) all obligations with respect to the items listed in the preceding clauses (a), (b) and (c); provided, however, that Senior Indebtedness shall not include: (i) any obligation of such Person to the Borrower or any of its Subsidiaries; (ii) any liability for U.S. or foreign federal, state, local or other taxes owed or owing by such Person; (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (iv) any Indebtedness or other obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or (v) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement. “Senior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is senior in priority to the Liens on the Collateral securing the Junior Priority Obligations, including the Liens securing the Equal Priority Obligations, and is subject to a Junior Priority Intercreditor Agreement. “Senior Priority Obligations”: (x) the Equal Priority Obligations and (y) any obligations with respect to any Indebtedness having a Junior Lien Priority relative to the Obligations with respect to the Collateral and having Senior Lien Priority relative to the Junior Priority Obligations; provided, that the holders of such Indebtedness or their Senior Priority Representative shall become party to a Junior Priority Intercreditor Agreement and any other applicable intercreditor agreements. “Senior Priority Representative”: any duly authorized representative of any holders of Senior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Series”: (1) with respect to the Equal Priority Secured Parties, each of (i) the 2025 Secured Notes Secured Parties (in their capacity as such), (ii) the 2026 Secured Notes Secured Parties (in their capacity as such), (iii) the 2029 Secured Notes Secured Parties (in their capacity as such), (iv) the secured parties under the Revolving Credit Agreement, (v) the secured parties under the TLB Credit Agreement and (vi) the Additional Equal Priority Secured Parties that are represented by a common representative (in its capacity as such for such Additional Equal Priority Secured Parties) and (2) with respect to any Equal Priority Obligations, each of (i) the 2025 Secured Notes Obligations, (ii) the 2026 Secured Notes Obligations, (iii) the 2029 Secured Notes Obligations, (iv) the obligations under the Revolving Credit Agreement, (v) the obligations under the TLB Credit Agreement and (vi) the Additional Equal Priority Obligations incurred pursuant to any applicable agreement, which are to be represented under the Equal Priority Intercreditor Agreement by a common representative (in its capacity as such for such Additional Equal Priority Obligations). “Shared Collateral”: at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid

72 897275.26-LACSR02A - MSW security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time. “Ship Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the Collateral Agent or any Common Representative, for the benefit of the Collateral Agent and the Secured Parties, on any tanker or other marine vessel constituting Collateral, which shall be in form reasonably satisfactory to the Collateral Agent and the Borrower. “Significant Subsidiary”: any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7.1(a)(7), each Restricted Subsidiary forming part of a group is subject to an Event of Default under such clause. “Similar Business”: any business conducted, engaged in or proposed to be conducted by the Borrower or any of its Subsidiaries on the Closing Date or any business that is similar, incidental, complementary, ancillary, supportive, synergetic or reasonably related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any acquisition or Investment or other immaterial businesses). “Social Laws”: the social impact assessments and authorizations required by the Mexico Safety, Energy and Environment Agency (ASEA). “SOFR”: with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day. “SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Borrowing”: as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”. “Solvent”: with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, respectively; (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted on such date. “SPC”: as defined in Section 9.6(o).

73 897275.26-LACSR02A - MSW “Specified Asset Sales”: the sale of any of the following assets of the Borrower: (i) the modular floating or on-shore natural gas liquefaction assets, referred to by the Borrower as “Fast LNG” or “FLNG” Projects 3-5, (ii) the LNG terminal and power plant located in Pará, Brazil; (iii) the LNG terminal located on the southern coast of Brazil, (iv) the 100MW gas-fired modular power units at the Port of Pichilingue in Baja California Sur, Mexico, and (v) the liquefaction facility in Miami, Florida; provided that for the avoidance of doubt the FLNG2 Collateral shall not be subject to any Specified Asset Sale. “Specified Hedge Agreement”: as defined in clause (i) of the definition of Indebtedness. “Specified Representations”: those representations and warranties made in Sections 3.3(a), 3.3(d), 3.4(a), 3.4(b), 3.4(d), 3.14, 3.19 (subject to customary limitations on the perfection of Liens on the Collateral in financing commitments obtained in connection with Limited Condition Transactions), 3.20 and 3.22. “Specified Transaction”: (a) the transactions contemplated hereby, (b) any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (d) any Permitted Investment, (e) any Asset Sale that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower and any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and (f) any issuance, incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business), any re-classification of Indebtedness permitted hereunder, and any Restricted Payment. “Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Stated Maturity Date”: as defined in the definition of “Maturity Date”. “Subject Lien”: as defined in Section 6.6(a). “Subject Transaction”: with respect to any Test Period, (a) the Transactions, (b) any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or the Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is not prohibited by this Agreement, (c) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any facility, business unit, line of business, product line or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement, (e) any incurrence or prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or refinancing of Indebtedness, (f) the implementation of any Run Rate Initiative, (g) any tax restructuring, (h) [Reserved], (i) the entry into any Customer Contract and/or (j) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant or requires such test or covenant to be calculated on a pro forma basis. “Subordinated Indebtedness”: (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Obligations, and (b) with respect to any

74 897275.26-LACSR02A - MSW Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor. “Subsidiary”: with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Loan Documents, regardless of whether such entity is consolidated on the Borrower’s or any of its Restricted Subsidiaries’ financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Successor Company”: as defined in Section 6.9(a)(i). “Successor Guarantor”: as defined in Section 6.9(c)(i). “Super Priority Obligations”: collectively, (1) the obligations incurred pursuant to the Revolving Credit Agreement, (2) the Obligations; (3) the obligations incurred pursuant to the LC Facility; (4) the obligations incurred under the TLB Credit Agreement and (5) any other obligations which, in each case and in accordance with the Loan Documents, are secured on a first lien pari passu basis with the foregoing, including on the FLNG2 Collateral. “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan”: any Initial Term Loan or Extended Term Loan, as the context may require. “Term Loan Extension Request”: has the meaning provided in Section 2.21(a). “Term Loan Extension Series”: has the meaning provided in Section 2.21(a). “Term SOFR”: (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the

75 897275.26-LACSR02A - MSW first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day. “Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate”: the forward-looking term rate based on SOFR. “Terminated Lender”: as defined in Section 2.19. “Termination Conditions”: collectively, (a) the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and (b) the expiration or termination of the Commitments. “Test Period”: for any date of determination under this Agreement, the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.1. “TLB Credit Agreement”: that certain credit agreement, dated as of October 30, 2023, among the Borrower, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent. “Total Capital”: in respect of any date, the sum of (a) the outstanding amounts of Term Loans on such date (assuming the Term Loans were incurred by the FLNG2 Subsidiaries) and (b) the aggregate amount of cash which shall have been received by the FLNG2 Subsidiaries on or prior to such date as common equity contributions minus any dividends, payments or distributions made by any FLNG2 Subsidiary to any Person other than to another FLNG2 Subsidiary on account of any FLNG2 Subsidiary’s Equity Interests. “Total Outstandings”: the aggregate Outstanding Amount of all Loans of all Lenders.

76 897275.26-LACSR02A - MSW “Trade Secrets”: any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, software (to the extent not a copyright) and data collections. “Transaction Costs”: fees, premiums, expenses, closing payments and other similar transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower and/or the Guarantors in connection with the Transactions. “Transactions”: (a) the execution, delivery and performance of the Loan Documents and the Borrowings hereunder, (b) the establishment of the Debt Service Reserve Account and the funding of the Debt Service Reserve Amount therein on the Completion Date, (c) the Project (and the required equity contributions of the Borrower pursuant to Sections 4.2 and 4.3 hereof) and (d) and the payment of Transaction Costs. “Transferee”: as defined in Section 9.14. “Treasury Capital Stock”: as defined in Section 6.1(b)(viii). “Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate. “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unasserted Contingent Obligations”: at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, any Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee at such time). “Undrawn Commitment Fees”: as defined in Section 2.8(b). “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “Unrestricted Subsidiary”: (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); (2) any Subsidiary of an Unrestricted Subsidiary; and

77 897275.26-LACSR02A - MSW (3) as of the Closing Date, NFE South Power Holdings Limited and each of its Subsidiaries, and NFE South Power Buyback Holdings Limited. The Borrower may designate (or redesignate) any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, but other than any FLNG2 Subsidiary) to be an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that: (a) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary); and (b) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower or hold any Indebtedness of or any Lien on any property of the Borrower or any Restricted Subsidiary; and (c) as of the date of the designation thereof, such Unrestricted Subsidiary is not a “restricted subsidiary” for purposes of any Existing Indenture or any other agreement governing any other Equal Priority Obligations. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably determined by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.1). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s Investment in such Subsidiary. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly providing an Officer’s Certificate certifying that such designation complied with the foregoing provisions. “U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Tax Compliance Certificate”: as defined in Section 2.17(g). “Voting Stock”: of any Person, as of any date, means shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity”: when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

78 897275.26-LACSR02A - MSW (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments of principal resulting from prepayments following the incurrence of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Restricted Subsidiary”: any Wholly-Owned Subsidiary that is a Restricted Subsidiary. “Wholly-Owned Subsidiary”: of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares and/or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Other Definitional Provisions; Rules of Construction. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Provisions apply to successive events and transactions. (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms; “or” is not exclusive. (d) As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time.

79 897275.26-LACSR02A - MSW (e) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (f) Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns. (g) Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary of such Person as if such Unrestricted Subsidiary were not an Affiliate of such Person. (h) The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing. Section 1.3 Accounting Terms and Principles. (a) Generally. Except as otherwise specifically provided in this Agreement, all accounting or financial terms not specifically or completely defined herein shall be construed in conformity with, and all computations and determinations as to accounting or financial matters and all financial statements and other financial data (including financial ratios and other financial calculations, and principles of consolidation, where appropriate) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Section 1.4 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period” and in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day. Section 1.5 Currency Equivalents Generally. (a) For purposes of determining compliance with Sections 6.1, 6.3 and 6.6 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

80 897275.26-LACSR02A - MSW (b) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determination of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the Business Day immediately preceding the date of such transaction or determination and shall not be affected by subsequent fluctuations in exchange rates. Section 1.6 Limited Condition Transactions. (a) In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement that requires the calculation of the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio or Consolidated Secured Debt Ratio; (ii) determining whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or (iii) testing availability under baskets, ratios or financial metrics under this Agreement (including those measured as a percentage of Consolidated EBITDA, Fixed Charges or Consolidated Total Assets or by reference to clause (2) of Section 6.1(a)); in each case, at the option of the Borrower, any of its Restricted Subsidiaries or any successor entity of any of the foregoing (including a third party) (the “Testing Party”, and the election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements, submission of notice or the making of a definitive declaration, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted under this Agreement, shall be deemed to be (a) the date the definitive agreements (or, if applicable, a binding offer or launch of a “certain funds” tender offer), notice (which may be conditional) or declaration with respect to such Limited Condition Transaction are entered into, provided or made, as applicable, or the date that an Officer’s Certificate is given with respect to the designation of a Subsidiary as restricted or unrestricted, or (b) with respect to sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (as applicable, the “LCT Test Date”) is made, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any acquisitions or Investments) as if they had occurred at the beginning of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.1 ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or financial metric, such ratio, basket or financial metric shall be deemed to have been complied with. (b) For the avoidance of doubt, if the Testing Party has made an LCT Election and any of the ratios, baskets or financial metrics for which compliance was determined or tested as of the LCT Test Date are exceeded or not complied with as a result of fluctuations in any such ratio, basket or financial metrics, including due to fluctuations in Fixed Charges, Consolidated Net Income or Consolidated EBITDA of the Borrower, the target company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or financial metrics will not be deemed to have been exceeded as a result of such fluctuations and such baskets, ratios or financial metrics shall not be tested at the consummation of the Limited Condition Transaction except as

81 897275.26-LACSR02A - MSW contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized and (c) Fixed Charges with respect to any Indebtedness expected to be incurred in connection with such Limited Condition Transaction will, for purposes of the Fixed Charge Coverage Ratio, be calculated using an assumed interest rate based on the available documentation therefor, as determined by the Testing Party in good faith (or, if no such documentation is available, using an assumed interest rate as reasonably determined by the Testing Party in good faith). If the Testing Party has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios, baskets or financial metrics on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, notice or declaration for such Limited Condition Transaction is abandoned, terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or financial metric shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated. For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the LCT Test Date (including any new LCT Test Date) for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement. Section 1.7 Certain Compliance Determinations. (a) Notwithstanding anything to the contrary herein, but subject to Section 1.6 and clauses (b) and (c) of this Section 1.7, all financial ratios, tests, covenants, calculations and measurements (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets, Consolidated EBITDA, any Fixed Amount or any Incurrence-Based Amount) contained in this Agreement that are calculated with respect to any period during which any Subject Transaction occurs shall be calculated with respect to such period and each such Subject Transaction on a pro forma basis and may be determined with reference to the financial statements of a parent company of the Borrower instead, so long as such parent company does not hold any material assets other than, directly or indirectly, the Equity Interests of the Borrower (as determined in good faith by the Board of Directors or senior management of the Borrower (or any parent company of the Borrower)). Further, if, since the beginning of any such period and on or prior to the date of any required calculation of any financial ratio, test, covenant, calculation or measurement (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such period has consummated any Subject Transaction, then, in each case, any applicable financial ratio, test, covenant, calculation or measurement shall be calculated on a pro forma basis for such period as if such Subject Transaction (including, without duplication of any amounts otherwise reflected in Consolidated EBITDA for the applicable Test Period, any Run Rate Benefits and the “run rate” income described, and calculated as set forth, in clause (e)(i) of the definition of Consolidated EBITDA) had occurred at the beginning of the applicable period. (b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any Fixed Amounts, Incurrence-Based Amounts or

82 897275.26-LACSR02A - MSW financial ratio, test, covenant, calculation or measurement (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets and Consolidated EBITDA), such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement shall be calculated at the time such action is taken (subject to Section 1.6), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. (c) Notwithstanding anything in this Agreement to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant), including in connection with any Limited Condition Transaction, that does not require compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, and/or Fixed Charge Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently (or in connection with the same Limited Condition Transaction) with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio and/or Fixed Charge Coverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts. (d) Notwithstanding anything in this Agreement to the contrary, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Amount, such Incurrence-Based Amount shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (i) immediately prior to or in connection therewith or (ii) used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower). (e) For purposes of determining compliance at any time with Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 and the definition of “Permitted Investments”, in the event that any Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to Section 6.3, any clause of the definition of “Permitted Liens,” clause (2) of Section 6.1(a) or any clause of Section 6.1(b), any clause of Section 6.2(b), any clause of the definition of “Permitted Investment”, any clause of the definition of “Asset Sale” and any dispositions constituting exceptions thereto and any clause under Section 6.5, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) among baskets within the same covenant (but not across other covenants) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that the reclassification described in this sentence shall be deemed to have occurred automatically with respect to any such transaction or item incurred or made pursuant to a Fixed Amount that later would be permitted on a pro forma basis to be incurred or made pursuant to an Incurrence- Based Amount. It is understood and agreed that any Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction need not be permitted solely by reference to one category of permitted Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction under such sections, respectively, but may instead be permitted in part under any combination thereof.

83 897275.26-LACSR02A - MSW (f) Notwithstanding anything in this Agreement to the contrary, so long as an action was taken (or not taken) in reliance upon a basket, ratio or test under this Agreement that was calculated or determined in good faith by a responsible financial or accounting officer of the Borrower based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Agreement at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket, ratio or test to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Agreement. (g) For purposes of any determination under this Agreement (other than the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement) with respect to the amount of any Indebtedness, Lien, Restricted Payment, Investment, Asset Sale, Sale and Lease-Back Transaction, Affiliate Transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”) requiring the use of a current exchange rate, (i) the equivalent amount in U.S. dollars of a specified transaction in a currency other than U.S. dollars shall be calculated based on the relevant exchange rate, as may be determined by the Borrower in good faith, for such foreign currency (the “Exchange Rate”) on the date of such determination (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than U.S. dollars, and the relevant refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of the Refinanced Indebtedness, except by an amount equal to (x) unpaid accrued interest and premiums (including premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing unutilized commitments and letters of credit undrawn thereunder and (z) additional amounts permitted to be incurred under Section 6.3 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the Exchange Rate occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement, on any relevant date of determination, amounts denominated in currencies other than U.S. dollars shall be translated into U.S. dollars at the applicable Exchange Rate used in preparing the financial statements delivered pursuant to Section 5.1 (or, prior to the first such delivery, the most recent internally available financial statements), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted under this Agreement in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the U.S. dollar equivalent amount of such Indebtedness. (h) For purposes of the calculation of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 0, such Person may elect to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien (whether by the Borrower, its Restricted Subsidiaries or any third party), as the case may be, as being incurred or secured, as the case may be, as of the date of determination and (i) any subsequent incurrence of such Indebtedness under such commitment

84 897275.26-LACSR02A - MSW that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) such Person may revoke an election of an Elected Amount and (iii) for subsequent calculations of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding. Section 1.8 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Section 1.9 FLNG2 Collateral. Notwithstanding anything herein to the contrary, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, any sale, lease, conveyance, transfer or other disposition whether in a single transaction or a series of related transactions (including by way of a Sale and Leaseback Transaction), contribution, dividend or other investment of (i) any assets that constitute FLNG2 Assets or any Reinvested Assets other than Immaterial FLNG2 Maintenance Transactions or (ii) at any time prior to the Completion Date, any Equity Interests in any FLNG2 Subsidiaries, in each case to any entity other than a Wholly-Owned Restricted Subsidiary that is a Guarantor; provided that such Guarantor satisfies the requirements of Section 5.10. Prior to the Completion Date, each FLNG2 Subsidiary shall be, directly or indirectly, 100% owned by the Borrower. SECTION 2. LOANS Section 2.1 Loans. (a) Loan Commitments. Subject to the terms and conditions hereof, each Lender with an Initial Term Loan Commitment severally agrees to make Initial Term Loans to the Borrower from time to time on each Initial Term Loan Funding Date prior to the Initial Term Loan Commitment Termination Date in an aggregate principal amount not to exceed such Lender’s Initial Term Loan Commitment at such time. All Loans shall be denominated in Dollars. Each Lender’s Initial Term Loan Commitment shall automatically be reduced by the amount of each Initial Term Loan made by such Lender, such reduction to be effective immediately following the making of such Initial Term Loan by such Lender. The Loans are not revolving in nature, and amounts borrowed under this Section 2.1 and repaid may not be reborrowed. The Loans may be SOFR Loans or Base Rate Loans, as provided herein. (b) Borrowing Mechanics for Loans. (i) The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than 12:00 p.m. (noon) (New York City time) (x) on the date of the proposed Borrowing with respect to Base Rate Loans and (y) three U.S. Government Securities Business Days prior to the date of the proposed Borrowing with respect to SOFR Loans (or such later time as may be acceptable to the Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested SOFR

85 897275.26-LACSR02A - MSW Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (ii) Each Lender shall make its Loan available to the Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Initial Term Loan Funding Date, by wire transfer of same day funds in Dollars, at the principal office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the applicable Initial Term Loan Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower. (iii) At the commencement of each Interest Period for any Borrowing of SOFR Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a Borrowing of SOFR Loans that results from a continuation of an outstanding Borrowing of SOFR Loans may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Borrowing of Base Rate Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Section 2.2 Pro Rata Shares; Availability of Funds. (a) Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby. (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such corresponding amount is not in fact made available to the Administrative Agent forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such duplicative interest paid by the Borrower for such period. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders

86 897275.26-LACSR02A - MSW have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the requested date of the applicable Borrowing, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Section 2.3 Repayment of Term Loans. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date. Section 2.4 Evidence of Debt; Register; Lenders’ Books and Records; Loan Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Borrower Obligations to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower and each other Loan Party, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower Obligations in respect of any Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Register. The Administrative Agent (or its agent or sub-agent appointed by it), acting solely as a non-fiduciary agent of the Borrower for purposes of maintaining the Register (as defined below), shall maintain at its Principal Office (which Principal Office shall be in the United States) a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders (and each assignee thereof) and the Commitments and Loans (and related stated interest amounts) of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (provided that any such Lender may only inspect any entry relating to such Lender’s Commitments and Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans (and related interest amounts), as well as any assignments thereof, in accordance with the provisions of Section 9.6, and each repayment or prepayment in respect of the principal amount (and related interest amounts) of the Loans, and any such recordation shall be conclusive and binding on the Borrower, each other Loan Party and each Lender, absent manifest error. The parties hereto shall treat each Person listed in the Register as the owner of the applicable Loan, notwithstanding notice to the contrary. This Section 2.4(b) is intended to establish a “book entry system” within the meaning of United States Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently with such intent. (c) Loan Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an Assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Loan Note to evidence such Lender’s Loans provided that the delivery of such Loan Notes shall not be a condition to closing on the Closing Date. Section 2.5 Interest on Loans.

87 897275.26-LACSR02A - MSW (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (ii) if a SOFR Loan, at the Term SOFR plus the Applicable Margin. (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. (c) In connection with SOFR Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Periodic Term SOFR Determination Day, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender. (d) Interest payable pursuant to clause (a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365 day or 366 day year, as the case may be, and (ii) in the case of SOFR Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. (e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on (i) each Interest Payment Date with respect to interest accrued on and to each such payment date; and (ii) upon any prepayment of that Loan, to the extent accrued on the amount being prepaid (provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date). (f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrower (provided that, any such consultation shall not be required with respect to any determination by the Administrative Agent as to whether any market practice or convention is administratively feasible) and, notwithstanding anything to the contrary herein or in any other Loan

88 897275.26-LACSR02A - MSW Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR. Section 2.6 Conversion/Continuation. (a) Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option: (i) to convert at any time all or any part of any Loan (in an amount permitted by Section 2.1(b)(iii)) from one Type of Loan to another Type of Loan; provided, a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless the Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan (in an amount permitted by Section 2.1(b)(iii)) as a SOFR Loan. (b) Subject to clause (c) below, the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable on and after the related Periodic Term SOFR Determination Day, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan. (c) Any Conversion/Continuation Notice shall be executed by a Responsible Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of such proposed conversion or continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Conversion/Continuation Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Conversion/Continuation Notice, the written Conversion/Continuation Notice shall govern. In the case of any Conversion/Continuation Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith. Section 2.7 Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a)(1), Section 7.1(a)(7) or Section 7.1(a)(8), the overdue principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under Bankruptcy Laws (or interest that would have accrued after

89 897275.26-LACSR02A - MSW the commencement of a proceeding but for the commencement of such proceeding)) payable on demand at a rate that is 2% per annum in excess of (i) in the case of overdue principal of any Loan, the interest rate otherwise payable hereunder with respect to the applicable Loans and (ii) in the case of any other amount, the rate applicable to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. Section 2.8 Fees. (a) The Borrower agrees to pay to the Administrative Agent fees in the amounts and at the times set forth in a separate fee letter between the Administrative Agent and the Borrower. (b) The Borrower agrees to pay to the Lenders undrawn commitment fees (“Undrawn Commitment Fees”) equal to (i) the average of the daily difference between the Initial Term Loan Commitments and the aggregate principal amount of all outstanding Initial Term Loans, times (ii) 35% of the Applicable Margin then applicable to SOFR Loans. Such Undrawn Commitment Fees shall be paid to the Administrative Agent and the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof. Such Undrawn Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be paid in arrears on the last Business Day of March, June, September and December of each year, such payment commencing on September 30, 2024 (but accruing beginning on the Closing Date). (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Section 2.9 [Reserved]. Section 2.10 Voluntary and Mandatory Prepayments. (a) Voluntary Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.10. (ii) [Reserved]. (iii) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay any Class of outstanding Term Loans at any time on (x) with respect to any SOFR Loan, at least three (3) Business Days’ prior written notice by Borrower to the Administrative Agent and (y) with respect to any Base Rate Loan, at least same day prior written notice by Borrower to the Administrative Agent; provided that any such prepayments or reductions shall be in a minimum principal amount of $1,000,000 or a whole multiple thereof. When a voluntary prepayment of a SOFR Loan is made on a day other than the last day of an Interest Period, such voluntary prepayment must be accompanied by the payment of any Term SOFR funding breakage costs, as applicable, in accordance with Section 2.15(c). Each notice of partial prepayment shall designate the Loans or other Obligations hereunder to which such prepayment is to be applied, and any notice delivered pursuant to this Section 2.10 may be conditioned on the occurrence of one or more events described in the applicable notice.

90 897275.26-LACSR02A - MSW (b) Mandatory. (i) Within ten (10) Business Days after financial statements have been delivered pursuant to Section 5.1(a) and Section 5.1(b) (commencing with the first full fiscal quarter after the Completion Date) and the related Compliance Certificate has been delivered pursuant to Section 5.2(a), the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 100% of Excess Cash Flow minus (B) the sum of, without duplication, all voluntary prepayments or permitted purchases of Term Loans during such Excess Cash Flow Period or, without duplication across Excess Cash Flow Periods, after the end of such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due minus (C) the aggregate amount deposited into the Debt Service Reserve Account (such that amounts on deposit therein are equal to or less than the Debt Service Reserve Amount), during such Excess Cash Flow Period or, without duplication across Excess Cash Flow Periods, after the end of such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due. (ii) If (x) the Borrower or any of its Subsidiaries consummates an Asset Sale (subject at all times to the restrictions set forth in Section 6.4(c) that prohibit the sale of any FLNG2 Collateral) or (y) any Recovery Event occurs, and the transactions described in the foregoing clauses (x) and (y) result in the receipt by the Borrower and its Subsidiaries of Net Proceeds (any such transaction or series of related transactions being a “Relevant Transaction”), the Borrower shall give written notice to the Administrative Agent thereof promptly after the date of receipt of such Net Proceeds and the Borrower shall, prepay an aggregate principal amount of Term Loans in an amount equal to the Net Proceeds received from such Relevant Transaction within five (5) Business Days of receipt thereof by the Borrower or such Subsidiary; provided that, the Borrower (or any Restricted Subsidiary) may use such Net Proceeds to prepay or offer to repurchase, on a ratable basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness at such time), (A) Permitted Pari Passu Secured Refinancing Debt (as defined in the TLB Credit Agreement as of the date hereof) or any other Indebtedness permitted hereunder to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations (or, in each case, any Refinancing Indebtedness incurred in respect thereof that is secured by Liens on the Collateral on a pari passu basis with the Obligations) or (B) Indebtedness under the Equal Priority Obligations existing on the date hereof pursuant to the terms of the documentation governing such Indebtedness (such Permitted Pari Passu Secured Refinancing Debt, Indebtedness under the Equal Priority Obligations or such other Indebtedness (or such Refinancing Indebtedness incurred in respect thereof) which the borrower elects to prepay or offer to repurchase, “Other Applicable Indebtedness”); provided further that if the Relevant Transaction involves (1) an Asset Sale (including a Specified Asset Sale) constituting Collateral (other than FLNG2 Assets) so long as the aggregate Net Proceeds do not exceed $350 million or (2) any Asset Sale of assets not constituting Collateral, then the Net Proceeds of such assets may be applied to Other Applicable Indebtedness (other than Indebtedness under the Revolving Credit Agreement, LC Facility or other revolving indebtedness that constitutes Equal Priority Obligations unless such prepayment is accompanied by permanent reductions of the commitments thereunder) on a non-ratable basis, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans (and any Other Applicable

91 897275.26-LACSR02A - MSW Indebtedness required to be repaid with such declined amount) in accordance with the terms hereof; provided further that if the Recovery Event involves any FLNG2 Collateral, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom, on or prior to the date that is five (5) Business Days after the later of (i) receipt by the Borrower or any of its Restricted Subsidiaries of such Net Proceeds and (ii) a determination that any proceeds of such Recovery Event are Net Proceeds in accordance with sub-clauses (II) and (III) of the proviso in sub-clause (a) of the definition thereof; provided further that if the Borrower or any of its Subsidiaries disposes of any FLNG2 Collateral in breach of this Agreement, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date that is one (1) Business Days after the receipt by the Borrower or any of its Restricted Subsidiaries of such Net Proceeds (without the ability by the Borrower to reinvest such Net Proceeds as set forth in the definition of “Net Proceeds”). (iii) If the Borrower or any of its Restricted Subsidiaries incurs or issues any Indebtedness, Disqualified Stock or Preferred Stock after the Closing Date not permitted to be incurred or issued pursuant to Section 6.3, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or a Guarantor of such Net Proceeds. (iv) If the Borrower or any of its Subsidiaries receives any Extraordinary MPD Payments, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of the Net Proceeds of such Extraordinary MPD Payments on or prior to the date which is five (5) Business Days after the later of (i) receipt by the Borrower or any of its Subsidiaries of such Net Proceeds and (ii) a determination that any proceeds of such Extraordinary MPD Payment are Net Proceeds in accordance with the proviso in sub-clause (c) of the definition thereof; (v) Each prepayment of Term Loans pursuant to Section 2.10(a)(iii) (A) shall be applied either (x) ratably to each Class of Term Loans then outstanding or (y) as requested by the Borrower in the notice delivered pursuant to clause (vi) below, and to the extent permitted pursuant to clause (2) of the immediately following sentence below, to any Class or Classes of Term Loans with a Maturity Date preceding the Maturity Date of the other Classes of Term Loans then outstanding, (B) shall be applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the Borrower in the applicable notice and (C) shall be paid to the Appropriate Lenders in accordance with their respective pro rata share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to clause (vi) of this Section 2.10(b). (vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i) through (iv) of this Section 2.10(b) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such

92 897275.26-LACSR02A - MSW Appropriate Lender’s Pro Rata Share of the prepayment. Each Lender with a Commitment may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made (other than a prepayment required to be made pursuant to clause (iii) of this Section 2.10(b)) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower but shall not increase the amount of Restricted Payments able to be made under Section 6.1(a)(2). (vii) Foreign Dispositions. Notwithstanding any other provisions of this Section 2.10, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Proceeds of any Recovery Event from a Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow attributable to Foreign Subsidiaries would be (x) prohibited or delayed by applicable local law from being repatriated to the United States or (y) restricted by applicable material constituent documents, solely as a result of minority ownership and so long as such restrictions were not implemented for the purpose of avoiding such mandatory prepayment requirements, an amount equal to the Net Proceeds or Excess Cash Flow that would be so affected were the Borrower or a Restricted Subsidiary to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.10(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable material constituent documents (solely as a result of minority ownership) would not permit repatriation to the United States and, if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permissible under the applicable local law documents or applicable material constituent documents (solely as a result of minority ownership), even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds or Excess Cash Flow, as applicable, will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of the Borrower, the Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower or the Restricted Subsidiaries to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or any Foreign Recovery Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse Tax consequences to Borrower or any of its Affiliates, such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.10(b); provided that the Borrower will use commercially reasonable efforts to eliminate or reduce any such material adverse Tax consequences to enable such repayment to be made.

93 897275.26-LACSR02A - MSW (c) Prepayment Procedures. Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to the following sentence. All such voluntary or mandatory prepayments shall be made (i) upon written or telephonic notice on the date of prepayment, in the case of Base Rate Loans and (ii) upon not less than (to the extent practicable, in the case of a mandatory prepayment) three U.S. Government Securities Business Days’ prior written or telephonic notice in the case of SOFR Loans, in each case of (i) and (ii), given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly advise each applicable Lender of the contents thereof). Any such notice of an optional prepayment of Borrowings to be made prior to the Completion Date shall be accompanied by evidence, reasonably satisfactory to the Administrative Agent (who may consult with the Independent Engineer), that the Borrower and its Subsidiaries have, after giving effect to such optional prepayment, adequate funding to achieve the Completion Date. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of other Indebtedness or the Disposition of assets or the closing of a merger, amalgamation or acquisition transaction, in which case such notice of prepayment may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied or delayed in effectiveness, provided that the Borrower shall make any payments required to be made pursuant to Section 2.15(c) in connection therewith. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.1(b), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.5(e). Section 2.11 [Reserved]. Section 2.12 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then: (i) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and (ii) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the

94 897275.26-LACSR02A - MSW Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its (or their) sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Section 2.13 General Provisions Regarding Payments.

95 897275.26-LACSR02A - MSW (a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders. (b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of any fees required to be paid in connection with such principal payment pursuant to Section 2.8 and payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal. (c) The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due related thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent. (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter. (e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. (f) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) (unless a later time is otherwise specified herein with respect to such payment) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7, if applicable, from the date such amount was due and payable until the date such amount is paid in full. Section 2.14 Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a prepayment of Loans made and applied in accordance with the terms hereof) through the exercise of any right of set off or banker’s lien, or by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Bankruptcy Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have

96 897275.26-LACSR02A - MSW purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.14 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. For purposes of clause (a)(iii) of Section 2.17, a Lender that acquires a participation pursuant to this Section 2.14 shall be treated as having acquired such participation on the earlier date on which such Lender acquired the applicable interest in the Loan to which such participation relates. Section 2.15 Making or Maintaining SOFR Loans. (a) Inability to Determine Applicable Interest Rate. Subject to Section 2.12, if, on or prior to the first day of any Interest Period for any SOFR Loan: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error but shall be made only after consultation with the Borrower) that Term SOFR cannot be determined pursuant to the definition thereof, or (ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan (which determination shall be conclusive and binding absent manifest error but shall be made only after consultation with the Borrower and the Administrative Agent), and the Required Lenders have provided notice of such determination to the Administrative Agent and the Borrower, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15(c). Subject to Section 2.12, if the Administrative Agent determines (which determination shall

97 897275.26-LACSR02A - MSW be conclusive and binding absent manifest error but shall be made only after consultation with the Borrower) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination. Notwithstanding anything to the contrary set forth herein, any consultation with the Borrower pursuant to the foregoing provisions of this Section 2.15(a) shall not be required with respect to any determination by the Administrative Agent as to whether any market practice or convention is administratively feasible. (b) Illegality of SOFR Loans. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15(c). (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower. (d) Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. Section 2.16 Increased Costs; Capital Requirements. (a) Increased Costs. If any Change in Law shall:

98 897275.26-LACSR02A - MSW (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR); (ii) subject any Recipient to any Taxes (other than (A) Taxes excluded from Section 2.17(a) pursuant to clauses (ii) through (iv) of Section 2.17(a), (B) Non-Excluded Taxes and Other Taxes indemnifiable under Section 2.17 and (C) Connection Income Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Section 2.17 Taxes. (a) All payments made by or on behalf of any Loan Party to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account

99 897275.26-LACSR02A - MSW of, any Taxes (except as required by applicable Law), excluding any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), branch profits, and franchise Taxes, in each case (x) imposed on any Recipient as a result of such Recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision thereof), or (y) that are Other Connection Taxes; (ii) Taxes imposed on any Recipient that are attributable to such Recipient’s failure to comply with the requirements of paragraph (f), (g) or (h) of this Section 2.17; (iii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (x) such Lender acquires such interest in such Commitment (or, to the extent such Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date on which such Lender acquires interest in such Loan), provided that this clause (x) shall not apply to a Lender that became a Lender pursuant to an assignment request by the Borrower under Section 2.19, or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office; and (iv) Taxes that are imposed pursuant to Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement (and any related fiscal or regulatory legislation, administrative rules or official practices implementing the foregoing (such Code provisions, agreements, regulations and interpretations, collectively, “FATCA”)). If applicable Law (as determined in the good faith discretion of any applicable withholding agent) requires any Taxes not described in clauses (i) through (iv) of the preceding sentence (“Non-Excluded Taxes”) or any Other Taxes to be withheld by any applicable withholding agent from any amounts payable under any Loan Document, the amounts so payable by or on behalf of any Loan Party shall be increased to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Non- Excluded Taxes or Other Taxes applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of any amounts received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Without duplication of Section 2.17(a), the Loan Parties shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Whenever any Non-Excluded Taxes or Other Taxes are payable or remittable by a Loan Party, as soon as practicable thereafter the Loan Party shall send to the applicable Recipient the original or a certified copy of an original official receipt received by the Loan Party or other reasonably satisfactory evidence showing payment thereof. (d) Without duplication of Section 2.17(a), the Loan Parties shall indemnify each Recipient for the full amount of Non-Excluded Taxes or Other Taxes (including any Non-Excluded Taxes and Other Taxes imposed on amounts payable under this Section 2.17) payable or paid by such Recipient, and any liability (including penalties, additions to Tax, interest and any reasonable expenses, in each case other than those arising from the gross negligence, bad faith or willful misconduct of a Recipient as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be made within 10 days after

100 897275.26-LACSR02A - MSW the date the Recipient makes written demand therefor (which demand shall set forth in reasonable detail the nature and amount of Non-Excluded Taxes and Other Taxes for which indemnification is being sought). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Arranger or Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to the Loan Party (plus interest attributable to the period during which the Loan Party held such funds and any penalties, additions to Tax, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This Section 2.17(e) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (f) Upon the reasonable request of the Borrower or the Administrative Agent, a Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower or the Administrative Agent, as applicable) as will permit such payments to be made without withholding or at a reduced rate prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent); provided that the completion, execution or submission of such documentation required under this Section 2.17(f) (other than such documentation set forth in Section 2.17(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall deliver the forms and other documentation required to be provided under this Section 2.17: (i) on or before the date it becomes a party to this Agreement, (ii) promptly upon the obsolescence, expiration, inaccuracy, or invalidity of any form previously delivered by such Lender, and (iii) at such other times as may be reasonably requested by the Borrower or the Administrative Agent or as required by Law. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any documentation previously delivered to the Borrower or the Administrative Agent. Notwithstanding anything in this Section 2.17 to the contrary, no Lender shall be required to provide any form or other documentation pursuant to this Section 2.17 that it is not legally eligible to provide. (g) Without limiting the generality of Section 2.17(f): (i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement

101 897275.26-LACSR02A - MSW (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax. (ii) Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of whichever of the following is applicable: (A) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty; (B) IRS Form W-8ECI; (C) In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F- 1 (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or Form W-8BEN-E, as applicable; (D) To the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, Form W-8BEN, Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner. (iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purpose of this Section 2.17(g)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

102 897275.26-LACSR02A - MSW (h) If the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal back-up withholding. If the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to the Administrative Agent for the account of any Lender, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes. On or prior to the date on which it becomes the Arranger, the Arranger shall provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Arranger is exempt from U.S. federal back-up withholding. The Administrative Agent and the Arranger shall, (A) promptly upon the obsolescence, expiration, inaccuracy or invalidity of any form previously delivered by the Administrative Agent or the Arranger under this clause (h), and (B) at such other times as may be reasonably requested by the Borrower or as required by Law, deliver promptly to the Borrower an updated form or other appropriate documentation (in such number of copies as shall be reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding anything in this clause (h) to the contrary, no Administrative Agent or Arranger shall be required to provide any documentation pursuant to this clause (h) that the Administrative Agent or Arranger is unable to deliver as a result of a Change in Law after the date of this Agreement. (i) The agreements in this Section 2.17 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Section 2.18 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments or would require the Borrower to pay amounts under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or by the Borrower pursuant to Section 2.15, 2.16 or 2.17 would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office or take such other measures pursuant to this Section 2.18 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office or taking such other measures as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Section 2.19 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments or that the Borrower is

103 897275.26-LACSR02A - MSW required to make payments under Section 2.15, 2.16 or 2.17 (an “Increased Cost Lender”), (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive or the Borrower to make such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.1, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and Commitments in full to one or more Persons permitted to become Lenders hereunder pursuant to and in accordance with the provisions of Section 9.6 (each a “Replacement Lender”) and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender; provided that, (A) on the date of such assignment, such Terminated Lender shall have received payment from the Replacement Lender or the Borrower in an amount equal to the sum of (1) the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (2) all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8; (B) in the case of any such assignment resulting from a claim for compensation under Section 2.15(c), 2.16 or 2.17, such assignment will result in a material reduction in such compensation and on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15, 2.16 or 2.17; or otherwise as if it were a prepayment and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6; provided that each party hereto agrees that an assignment required pursuant to this Section 2.19 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6. Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Commitment and Outstanding Amount of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.1, require the consent of such Defaulting Lender in accordance with the terms hereof. In the event that the Administrative Agent and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a

104 897275.26-LACSR02A - MSW Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Section 2.21 Extension of Term Loans. (a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class or Classes (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date with respect to all or a portion of the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.21. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under the same Class in such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Term Loan Tranche and (y) be identical in all material respects to the Term Loans under the same Class in the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) at no time shall there be Classes of Extended Term Loans hereunder which have more than five (5) different Maturity Dates; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have prepayment terms (including call protection) as may be agreed by the Borrower and the Lenders thereof; provided, however, that (A) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Term Loan Tranche, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche, (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (D) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis (except in the case of a prepayment under Section 2.10(b)(v)(A)(y))), in any mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Term Loans. Each request for Extended Term Loans proposed to be incurred under this Section 2.21 shall be in an aggregate principal amount that is not less than $15,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Borrower in its sole discretion.

105 897275.26-LACSR02A - MSW (b) Extension Request. The Borrower shall provide the applicable Term Loan Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Term Loan Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche in respect of which applicable Lenders shall have accepted the relevant Term Loan Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Term Loan Extension Request, Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election. (c) Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.21(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 4.1(p) and (q) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions that are reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the prepayments set forth in Section 2.10 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iii) address technical issues relating to funding and payments and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. (d) No conversion or extension of Loans or Commitments pursuant to any Extension in accordance with this Section 2.21 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.21 shall supersede any provisions in Section 2.14 or 9.1 to the contrary.

106 897275.26-LACSR02A - MSW SECTION 3. REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Administrative Agent and each Lender that: Section 3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2023 and the audited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal period then ended, copies of which have heretofore been furnished to the Administrative Agent for delivery to each Lender, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein). Section 3.2 No Change. Since December 31, 2023, there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.3 Existence; Compliance with Law. Each Loan Party (a) is duly incorporated, organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the organizational power and authority and all requisite Permits from Governmental Authorities (other than Permits relating to the Project) to own and operate its Property, to lease the Property it leases as a lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization or body corporate and in good standing under the laws of each jurisdiction (if applicable) where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with such Loan Party’s Organizational Documents and all Requirements of Law, except, in the case of clause (a) above with respect to any Loan Party other than the Borrower, and in the cases of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the requisite corporate or other organizational power and authority to make, deliver and perform the Loan Documents to which it is a party. (b) Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. (c) No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance of this Agreement or any of the other Loan Documents, except (i) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings or other actions referred to in Section 3.19. (d) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Section 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not contravene, violate or result in a breach of or default under any Loan Party’s Organizational Documents,

107 897275.26-LACSR02A - MSW the Existing Indentures, any Requirement of Law or any Contractual Obligation of any Loan Party, other than any violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). Section 3.6 No Material Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues that (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as of the Closing Date, purports to affect or pertain to any of the Loan Documents or any of the transactions contemplated hereby or thereby. Section 3.7 No Default. No Default or Event of Default has occurred and is continuing. No Loan Party is in default under or with respect to, or a party to, any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.8 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple or good and valid title, as the case may be, to, or a valid leasehold interest in, or easements or other limited property interests in, all its real or immoveable property necessary in the ordinary conduct of its business, and good title to, or a valid leasehold interest in, or valid license of or other right to use, all its other Property necessary for the conduct of its business as currently conducted, in each case except where the failure to have such title, interest, license or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 6.6. Each of the FLNG2 Subsidiaries has title in fee simple or good and valid title, as the case may be, to the FLNG2 Collateral and none of the FLNG2 Collateral is subject to any Lien other than Permitted Liens of the type described in clauses (a)(i), (a)(ii), (b), (c)(i), (c)(ii), (mm)(I), (rr), (ss) and (uu) of the definition thereof. Section 3.9 IP Rights. Each of the Loan Parties owns, or is licensed or otherwise has the right to use, all IP Rights necessary for the conduct of its business as currently conducted except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights by any Loan Party or the validity or effectiveness of any IP Rights, and the Borrower does not know of any valid basis for any such claim, in each case except to the extent that any such claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, the use of IP Rights by the Loan Parties does not infringe on the IP Rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.10 Taxes. Each of the Loan Parties has filed or caused to be filed all tax returns that are required to be filed and has paid all Taxes due and payable by it (including in its capacity as a withholding agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no Lien for Tax has been filed, other than a Permitted Lien, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

108 897275.26-LACSR02A - MSW Section 3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulations T, U or X. Section 3.12 Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower threatened, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All payments due from the Loan Parties on account of employee health and welfare insurance that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Loan Party. Section 3.13 ERISA. As of the date hereof, there are no Pension Plans or Multiemployer Plans. None of the Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.14 Investment Company Act. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. Section 3.15 Subsidiaries. (a) The Persons listed on Schedule 3.15 constitute all the Subsidiaries of the Borrower as of the Closing Date. Schedule 3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation or organization of each Person listed therein, the percentage of each class of Capital Stock of such Person owned by the Borrower and each Subsidiary and identifies each Person that is a Loan Party. (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments granted to any Person other than the Borrower and its Subsidiaries (other than directors’ qualifying shares or other similar shares required pursuant to applicable Law) of any nature relating to any Capital Stock of any Subsidiary owned directly or indirectly by the Borrower; provided that, with respect to any non-Wholly-Owned Subsidiary, its Capital Stock may be subject to customary rights of first refusal, tag-along, drag-along and other similar rights. Section 3.16 Use of Proceeds. The proceeds of the Initial Term Loans shall be used to (x) fund Project Costs (including reimbursement of the Borrower or any Guarantor for the Project Costs incurred from February 28, 2024 up to the Closing Date in amount not to exceed the lesser of (x) $90.0 million and (y) an amount such that the total amount the Borrower shall have contributed to the FLNG2 Subsidiaries as equity and used for the payment of Project Costs and/or paid Project Costs on behalf of the FLNG2 Subsidiaries (or funded a Project Costs Reserve Account) shall not be less than $300 million after deducting the amount of such reimbursement) and (y) reimburse any Drawstop Equity Contribution; provided that with respect to any reimbursement of a Drawstop Equity Contribution, (A) at the time of such reimbursement, no Event of Default has occurred and is continuing or would result therefrom and (B) immediately after giving effect to any such Initial Term Loan for such purpose, the Borrower shall be in pro forma compliance with the financial covenants contained in Section 6.7. Section 3.17 Environmental Matters. (a) Other than exceptions to any of the following that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

109 897275.26-LACSR02A - MSW (i) The Loan Parties (other than the FLNG2 Subsidiaries) and each of their respective facilities and operations: (A) are in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (C) are in compliance with all of their Environmental Permits; (D) have taken reasonable steps to ensure each of their Environmental Permits will be timely maintained, renewed and complied with; and (E) have no knowledge of any facts or circumstances upon which any such Environmental Permits could reasonably be expected to be adversely amended or revoked. (ii) To the knowledge of the Borrower, Hazardous Materials are not present at, on, under, in, or emanating from any property now or formerly owned, leased or operated by the Borrower or any of the Loan Parties (other than the FLNG2 Subsidiaries), or at any other location (including any location to which Hazardous Materials have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to (A) give rise to liability of the Borrower or Loan Party (other than the FLNG2 Subsidiaries) under any applicable Environmental Law or otherwise result in costs to the Borrower or any Loan Party (other than the FLNG2 Subsidiaries), or (B) interfere with the Borrower’s or any Loan Party’s (other than the FLNG2 Subsidiaries) continued operations. (iii) There are no Environmental Claims to which the Borrower or any of the Loan Parties (other than the FLNG2 Subsidiaries) is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened. To the knowledge of the Borrower, there are no facts or circumstances that could reasonably be expected to give rise to any such Environmental Claim. (iv) None of the Borrower nor any Loan Party (other than the FLNG2 Subsidiaries) has been notified that it is a potentially responsible party or subject to liability under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law (including with respect to any Hazardous Materials) excluding any such matters that have been fully resolved with no further obligation or liability on the part of the Borrower or any Loan Party (other than the FLNG2 Subsidiaries). (v) None of the Borrower nor any Loan Party (other than the FLNG2 Subsidiaries) has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other form of dispute resolution, relating to compliance with or liability under any Environmental Law, excluding any such matters that have been fully resolved with no further obligation or possible liability on the part of the Borrower or any Loan Party (other than the FLNG2 Subsidiaries). (b) (i) The FLNG2 Subsidiaries and each of their respective facilities and operations: (A) are in compliance with all applicable Environmental Laws in all material respects; (B) are in compliance with all of their Environmental Permits in all material respects; (C) have taken reasonable steps to obtain, maintain and comply with each of their Environmental Permits; and (D) have no knowledge of any facts or circumstances upon which any material Environmental Permits could reasonably be expected to be adversely amended or revoked.

110 897275.26-LACSR02A - MSW (ii) To the knowledge of the Borrower, Hazardous Materials are not present at, on, under, in, or emanating from any property now or formerly owned, leased or operated by the FLNG2 Subsidiaries (including at any location where the FLNG2 Assets are being operated) which could reasonably be expected to (A) give rise to a material liability of the Borrower or any FLNG2 Subsidiary under any applicable Environmental Law or (B) materially interfere with the Borrower’s or any FLNG2 Subsidiary’s continued operations. (iii) There are no material Environmental Claims to which the Borrower or any of the FLNG2 Subsidiaries is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened. (iv) None of the Borrower nor any FLNG2 Subsidiary has been notified that it is a potentially responsible party or subject to material liability under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law (including with respect to any Hazardous Materials) other than matters that have been fully resolved with no further obligation or liability on the part of the Borrower or any FLNG2 Subsidiary. (v) None of the Borrower nor any FLNG2 Subsidiary has entered into or agreed to any consent decree, order, or settlement or equivalent agreement, or is subject to any judgment, decree, or order or equivalent agreement, in any judicial, administrative, arbitral or other form of dispute resolution, relating to material non- compliance with, or material liability under, any Environmental Law, excluding any such matters that have been fully resolved with no further obligation or liability on the part of the Borrower or any FLNG2 Subsidiary. Section 3.18 Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement (other than any projections and information of a general economic or general industry nature) furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Section 3.19 Security Documents. Each of the Security Documents is effective to create in favor of the Collateral Agent or any Common Representative for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) any Pledged Stock (as defined in the Security Agreement) which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Stock are delivered to, and in the possession of, the Collateral Agent (or the Controlling Authorized Representative in accordance with the terms of the Equal

111 897275.26-LACSR02A - MSW Priority Intercreditor Agreement) and (ii) the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed or registered in the office specified on Schedule 3.19, the security interest created in favor of the Collateral Agent or any Common Representative for the benefit of the Secured Parties in such Pledged Stock and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, other Collateral and the proceeds thereof, in which a security interest may be perfected by delivery to the Collateral Agent of such Pledged Stock or by filing a financing statement in the United States or other filing or registration in any applicable non-U.S. jurisdiction as security for the Obligations, in each case, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by this Agreement to be incurred pursuant to Section 6.6). Section 3.20 Solvency. As of each Initial Term Loan Funding Date and after giving effect to any Loans made on such Initial Term Loan Funding Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Section 3.21 Project Permits. (a) All material Permits necessary for the Project (x) are set forth in Schedule 3.21 hereto (collectively, the “Required Permits”), including the applicant’s name, and (y) are or will be held by the FLNG2 Subsidiaries when such Required Permits are obtained, as applicable, and: (i) as to those listed in Part A of Schedule 3.21, have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal (or if subject to any appeal, such appeal does not have a reasonable probability of success and the applicable Permit remains effective during such appeal) and all applicable fixed time periods for appeal set forth in the applicable Laws pursuant to which such Permits were issued have expired or are Permits that do not have limits on appeal periods; or (ii) as to those listed in Part B of Schedule 3.21: (1) the relevant FLNG2 Subsidiary has applied to the relevant Governmental Authority for each such Permit, other than as indicated on Schedule 3.21, and (2) are reasonably expected by the Loan Parties to be obtained in the ordinary course by the time they are required; and (iii) in the case of the Permits listed in Part A of Schedule 3.21, are, or, in the case of the Permits listed in Part B of Schedule 3.21, are reasonably expected to be, free from conditions or requirements: (1) the compliance with which could reasonably be expected to have a Material Adverse Effect; or (2) which the FLNG2 Subsidiaries do not expect to be able to satisfy on or prior to the commencement of the relevant stage of the Project for which such Permit is necessary, except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

112 897275.26-LACSR02A - MSW (b) All Project Leasehold or Concessions are reasonably expected to be (x) obtained in the ordinary course by the time they are required and (y) free from conditions or requirements, the compliance with which could reasonably be expected to have a Material Adverse Effect, or which the FLNG2 Subsidiaries do not expect to be able to satisfy on or prior to the commencement of the relevant stage of the Project for which such Project Leasehold or Concession is necessary, except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect. (c) The FLNG2 Subsidiaries are in compliance in all material respects with all Required Permits and the Project Leasehold or Concessions held by such entities. (d) There is no action, suit, or proceeding pending or, to the Borrower’s knowledge, threatened in writing that could reasonably be expected to result in the materially adverse termination or suspension of any Required Permit or any Project Leasehold or Concession held by any FLNG2 Subsidiary. Section 3.22 Anti-Money Laundering and Anti-Corruption Laws; Sanctions. (a) To the extent applicable, each of the Borrower and each Restricted Subsidiary is in compliance in all material respects, and the operations of the Borrower and each Restricted Subsidiary are and have been conducted at all times in compliance in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) the material applicable anti-money laundering statutes of jurisdictions where the Borrower and each such Restricted Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any Restricted Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Loan Parties party hereto, threatened. (b) No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any material applicable anti-corruption laws. None of the Borrower nor any Restricted Subsidiary or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of any Loan Party, indirectly, to any government official (including any officer or employee of a government or government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) in order to influence official action, or to any Person in material violation of the FCPA or any material applicable anti-corruption laws. The Borrower and the its Restricted Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and material applicable anti- corruption laws and have instituted and maintained and will continue to maintain policies and procedures

113 897275.26-LACSR02A - MSW reasonably designed to promote and achieve material compliance with such laws and with the representations and warranties contained in this clause (b). (c) None of the Borrower nor any Restricted Subsidiary, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative of any Loan Party or any Restricted Subsidiary, is a Person that is, or is owned or controlled by one or more Persons that are, (i) on the list of “Specially Designated Nationals and Blocked Persons”, (ii) subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (iii) located, organized or resident in a Sanctioned Country and the Borrower will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, in violation of Sanctions or (B) in any other manner that will result in a violation of Sanctions by the Borrower or any Restricted Subsidiary. The Loan Parties have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve material compliance with applicable Sanctions. Section 3.23 Insurance. The properties of the Borrower and the other Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Loan Party operates. Section 3.24 Material Project Documents. (a) An FLNG2 Subsidiary is party to each of the Material Project Documents and a list of each executed Material Project Document (including all amendments, amendments and restatements, supplements and waivers thereto) existing on the Closing Date is attached as Schedule 1.1B. True, correct and complete copies of each of the aforementioned Material Project Documents have been delivered to the Administrative Agent. (b) Each of the Material Project Documents is in full force and effect (in each case, unless such Material Project Document has been replaced by a Replacement Material Project Document), and none of the Material Project Documents has been terminated or otherwise amended, modified, supplemented or assigned, except as permitted by the terms hereof. (c) Each FLNG2 Subsidiary is in compliance in all material respects with all of the terms of the Material Project Documents to which it is a party. To the knowledge of the Borrower, no Material Project Counterparty is in default of any of its obligations under any Material Project Document other than defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (d) As of the Closing Date, no event of force majeure (as defined under the applicable Material Project Document) in respect of which a Material Project Counterparty has sought or would reasonably be expected to seek relief from performance under a Material Project Document has occurred and is continuing under any Material Project Document. Section 3.25 Sufficiency of Funds. The Borrower reasonably believes that, collectively, (a) the unused Commitments, (b) proceeds of the Term Loans that have not yet been applied to the payment of Project Costs, (c) funds on deposit in any Project Costs Reserve Accounts and (d) other funds available

114 897275.26-LACSR02A - MSW to the Borrower and the FLNG2 Subsidiaries for purpose of paying Project Costs will be sufficient to achieve the Completion Date by June 30, 2026. Section 3.26 Construction Budget and Schedule. The Construction Budget and Schedule is, as of its date of delivery to the Administrative Agent pursuant to Schedule 5.12, (a) based on good faith assumptions believed by the Borrower to be reasonable and (b) consistent in all material respects with the provisions of the EPC Contracts, it being recognized by the Lenders that the Construction Budget and Schedule (and the information contained therein) as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such information may differ from the projected results set forth therein by a material amount. Section 3.27 Availability and Transfer of Foreign Currency; No Restrictions on Foreign Exchange. To the knowledge of the Borrower, there are no registrations or requirements that limit the availability or transfer of foreign exchange for the purpose of the performance by a Loan Party of its obligations under this Agreement or any other Loan Documents to which it is a party, including, without limitation, the payment in Dollars of all sums due hereunder or thereunder. No change in Law, nor any change in the official interpretation or administration of any Law, has occurred that could adversely impact (a) the ability of the Borrower to maintain Dollar accounts outside of Mexico and to transfer amounts from and outside of Mexico as necessary to meet its obligations under the Loan Documents; and (b) the ability of a Loan Party to use Dollars as necessary to perform all of its obligations under the Loan Documents unless such impact would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 3.28 No Immunity. Each Loan Party is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is party, and the execution, delivery and performance of the Loan Documents by it constitute private and commercial acts rather than public or governmental acts. None of the Loan Parties or any of their respective properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the obligations of such Loan Party under the Loan Documents. Section 3.29 Conduct of Business by FLNG2 Subsidiaries. None of the FLNG2 Subsidiaries is engaged in any business other than the Project (and activities incidental or reasonably related thereto) as contemplated by its Organizational Documents, the Loan Documents, the Material Project Documents then in effect and other agreements relating to the Project. SECTION 4. CONDITIONS PRECEDENT Section 4.1 Closing Date. The obligations of each Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived): (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower, (ii) the Security Agreement, dated as of the Closing Date, executed and delivered by a duly authorized officer or signatory of each Loan Party that is a party thereto and (iii) the Equal Priority ICA Joinder Agreement, executed and delivered by a duly authorized officer or signatory of each party thereto. (b) Fees and Expenses. All fees due to the Administrative Agent, the Collateral Agent, the Arranger and the Lenders on the Closing Date shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent, the Collateral

115 897275.26-LACSR02A - MSW Agent and the Arranger on the Closing Date that have been invoiced at least three Business Days prior to the Closing Date shall have been paid (which amounts may be offset against the proceeds of the Loans). (c) Solvency Certificate. The Lenders shall have received a solvency certificate, substantially in the form of Exhibit D, executed by a Responsible Officer (which shall be the chief financial officer, chief accounting officer or other officer with equivalent duties) of the Borrower. (d) Lien Searches. The Administrative Agent shall have received the results of recent Uniform Commercial Code searches in each relevant jurisdiction reasonably requested by the Administrative Agent with respect to each of the Loan Parties. (e) Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, certifying that the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof. (f) Legal Opinions. The Administrative Agent shall have received, in form and substance reasonably acceptable to the Administrative Agent, a legal opinion of Skadden, Arps, Slate Meagher & Flom LLP, New York counsel to the Borrower and the Guarantors dated the date hereof and addressed to the Administrative Agent and the Lenders. (g) Organizational Documents. A certificate of a Responsible Officer of each Loan Party, certifying (A) as to copies of the Organizational Documents of such Loan Party, together with all amendments thereto, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including, without limitation, Funding Notices, and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers. (h) Uniform Commercial Code Filings. Each Uniform Commercial Code financing statement required as of the Closing Date by the Security Documents to be filed in order to create in favor of the Collateral Agent for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.6), shall have been filed, or shall have been delivered to the Collateral Agent in proper form for filing, or arrangements reasonably satisfactory to the Collateral Agent for such filing shall have been made. (i) PATRIOT Act; Beneficial Ownership. The Administrative Agent shall have received at least five (5) Business Days prior to the Closing Date (or such shorter period time as may be agreed by the Administrative Agent) all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date. At least five (5) Business Days prior to the Closing Date, the Borrower shall have delivered a Beneficial Ownership Certification to any Lender that

116 897275.26-LACSR02A - MSW has requested such certification, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities and Industry and Financial Markets Association, in relation to the Borrower. (j) Financial Statements; Pro Forma Balance Sheet; Closing Financial Model. The Administrative Agent and the Arranger shall have received (a) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date, (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after the most recent audited financial statements delivered pursuant to clause (a) above and at least 45 days prior to the Closing Date, (c) an unaudited pro forma opening balance sheet of the FLNG2 Subsidiaries as of March 31, 2024, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date, (d) a consolidated closing financial model for the FLNG2 Subsidiaries incorporating appropriate operating assumptions consistent with the Material Project Documents, which has been agreed by the Administrative Agent (upon consultation with the Independent Engineer), and distributed to the Lenders through an electronic platform chosen by the Borrower prior to the Closing Date, and which shall prove resistance to reasonable sensitivities and downside scenarios, including projected compliance with a Gearing Ratio equal to or greater than 60.0% through the Completion Date (the “Closing Base Case Model Assumptions”), and (e) solely to the extent (i) made available to the Borrower under and pursuant to any Material Project Document and (ii) that the Borrower is permitted to deliver such financial statements to the Administrative Agent (and in accordance with any confidentiality restrictions in the applicable Material Project Document), the financial statements of the Material Project Counterparties. (k) Independent Consultant Reports. The Administrative Agent shall have received independent consultant reports from each of legal counsel to the Administrative Agent, the Independent Engineer and the Environmental & Social Consultant (which report shall include the Equator Principles Action Plan), together with reliance letters from each such consultant, in each case, in form and substance reasonably acceptable to the Administrative Agent and the Lenders. (l) Construction Budget and Schedule. The Administrative Agent shall have received a certificate of the Borrower attaching the Construction Budget and Schedule, and certifying that, as of the Closing Date, the Construction Budget and Schedule is: (x) based on good faith assumptions believed by the Borrower to be reasonable and (y) consistent in all material respects with the provisions of the EPC Contract. (m) No Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (n) Insurance. The Administrative Agent shall have received evidence that an early works insurance policy has been issued to the Borrower and all required premiums are paid in full (or will be paid in full on the Closing Date) naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and loss payee under such insurance policy. (o) Material Project Documents. Receipt by the Administrative Agent of: (i) a true and complete executed copy of each Material Project Document (including all amendments, amendments and restatements, supplements and waivers thereto) set forth on Schedule 1.1B and (ii) executed copies of all performance security, letters of credit and guarantees required to be delivered under

117 897275.26-LACSR02A - MSW each Material Project Document by the Material Project Counterparties as of the Closing Date. Except to the extent the applicable Material Project Document expressly permits collateral assignment for financing purposes, the Borrower shall have used its commercially reasonable efforts to obtain consents to the collateral assignment from the Material Project Counterparties in respect of the Material Project Documents identified on Schedule 4.1(o) and, to the extent any such consent to collateral assignment has been obtained, such consent to collateral assignment shall be in full force and effect. (p) Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (q) No Default. No Default or Event of Default shall exist or would result from such proposed Borrowing or from the application of the proceeds therefrom. Section 4.2 Conditions to First Initial Term Loan Funding Date. (a) The obligation of each Lender to honor any Funding Notice with respect to the first Initial Term Loan Funding Date to occur on or after the Closing Date (such date, the “First Initial Term Loan Funding Date”) is subject to satisfaction or waiver of the following conditions precedent: (i) Subject to Section 1.6(a), the representations and warranties of each Loan Party set forth in Section 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (ii) Subject to Section 1.6(a), no Default or Event of Default shall exist or would result from such proposed Borrowing or from the application of the proceeds therefrom. (iii) The Administrative Agent shall have received a Funding Notice in accordance with the requirements hereof including certification from the Independent Engineer. (iv) All fees due to the Administrative Agent, the Collateral Agent, the Arranger and the Lenders on the First Initial Term Loan Funding Date shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent, the Collateral Agent and the Arranger on the First Initial Term Loan Funding Date that have been invoiced at least three Business Days prior to the First Initial Term Loan Funding Date shall have been paid (which amounts may be offset against the proceeds of the Loans).

118 897275.26-LACSR02A - MSW (v) If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the First Initial Term Loan Funding Date, the Borrower shall have executed and delivered to such Lender on or prior to the First Initial Term Loan Funding Date a Loan Note. (vi) As of the First Initial Term Loan Funding Date, the Borrower and its Restricted Subsidiaries shall have Availability Liquidity in an aggregate amount not less than $100,000,000. (vii) First LNG shall have occurred. (viii) Prior to the First Initial Term Loan Funding Date (or substantially concurrently with the funding of the Initial Term Loans on the First Initial Term Loan Funding Date), the Borrower shall have (x) contributed equity to the FLNG2 Subsidiaries (and the FLNG2 Subsidiaries shall have applied such equity to the payment of Project Costs (or the funding of a Project Costs Reserve Account) and/or (y) paid Project Costs on behalf of the FLNG2 Subsidiaries (or funded a Project Costs Reserve Account), in an aggregate amount equal to not less than $300 million and otherwise in compliance with a Gearing Ratio greater than 60.0% on a pro forma basis as of the First Initial Term Loan Funding Date. (ix) If the First Initial Term Loan Funding Date does not occur on the Closing Date or within 10 Business Days thereafter, the Administrative Agent shall have received, at least three (3) Business Days prior to the First Initial Term Loan Funding Date, a bring-down of the report of the Environmental & Social Consultant (including the Equator Principles Action Plan) delivered pursuant to Section 4.1(k); provided that, such bring-down shall either (i) contain a statement from the Environmental & Social Consultant that there have been no material adverse changes to such report or (ii) be reasonably acceptable to the Administrative Agent. (x) As of the First Initial Term Loan Funding Date, each FLNG2 Subsidiary is in compliance in all material respects with Environmental Laws and Social Laws, and reasonably expects to be in compliance with all applicable provisions of the Equator Principles and the applicable Organization for Economic Cooperation and Development guidelines pertaining to environmental matters in respect of the Project on or prior to the Completion Date. (b) Subject to Section 1.6(a), each Borrowing by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a)(i), (ii), (vi), (vii),(viii) and (x) have been satisfied on and as of the date of the applicable Borrowing. Section 4.3 Conditions to All Borrowings. (a) The obligation of each Lender to honor any Funding Notice on any Initial Term Loan Funding Date other than the First Initial Term Loan Funding Date is subject to satisfaction or waiver of the following conditions precedent: (i) Subject to Section 1.6(a), the representations and warranties of each Loan Party set forth in Section 3 and each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct

119 897275.26-LACSR02A - MSW in all material respects as of such earlier date; provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (ii) Subject to Section 1.6(a), no Default or Event of Default shall exist or would result from such proposed Borrowing or from the application of the proceeds therefrom. (iii) The Administrative Agent shall have received a Funding Notice in accordance with the requirements hereof including certification from the Independent Engineer. (iv) All fees due to the Administrative Agent, the Collateral Agent, the Arranger and the Lenders on such Initial Term Loan Funding Date shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent, the Collateral Agent and the Arranger on such Initial Term Loan Funding Date that have been invoiced at least three Business Days prior to such Initial Term Loan Funding Date shall have been paid (which amounts may be offset against the proceeds of the Loans). (v) If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to such Initial Term Loan Funding Date, the Borrower shall have executed and delivered to such Lender on or prior to such Initial Term Loan Funding Date a Loan Note. (vi) As of such Initial Term Loan Funding Date, the Borrower and its Restricted Subsidiaries shall have Availability Liquidity in an aggregate amount not less than $100,000,000. (vii) Prior to such Initial Term Loan Funding Date (or concurrently with the funding of the Initial Term Loans on such Initial Term Loan Funding Date), the Borrower shall have (x) contributed equity contributions to the FLNG2 Subsidiaries (and the FLNG2 Subsidiaries shall have applied such equity to the payment of Project Costs (or the funding of a Project Costs Reserve Account) and/or (y) paid Project Costs on behalf of the FLNG2 Subsidiaries (or funded a Project Costs Reserve Account), in an aggregate amount sufficient to be in compliance with a Gearing Ratio greater than 60.0% on a pro forma basis as of such Initial Term Loan Funding Date. (b) Subject to Section 1.6(a), each Borrowing by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.3(a)(i), (ii), (vi) and (vii) have been satisfied on and as of the date of the applicable Borrowing. Section 4.4 Conditions to Occurrence of the Completion Date. The occurrence of the Completion Date is subject to the satisfaction of each of the following, and no other, conditions (or waiver thereof by the Administrative Agent (acting on the instruction of the Required Lenders)): (a) Notice of Completion Date. Receipt by the Administrative Agent of a duly executed notice of Project completion from the Borrower certifying that the conditions in clauses (b) through (i) of this Section 4.4 have been met.

120 897275.26-LACSR02A - MSW (b) Borrower Certificate. Receipt by the Administrative Agent of a certificate of the Borrower certifying that: (i) no Default or Event of Default has occurred and is continuing; (ii) each of the Repeated Representations of each Loan Party is true and correct in all material respects on and as of such date with the same effect as though made on and as of the Completion Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that, any Repeated Representation that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (iii) to the knowledge of each Loan Party that is a party to a Material Project Document, no event of force majeure (as defined in the applicable Material Project Document) has occurred and is continuing under such Material Project Document, the consequences of which have or could reasonably be expected to have a Material Adverse Effect; and (iv) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.7. (c) Independent Engineer’s Certificate. Receipt by the Administrative Agent of a certificate of the Borrower certifying that: (i) substantial completion (or such corresponding or similar concept) under each of Kiewit Contract and the MSA has occurred, subject, in each case, to completion of punch list items under the relevant Material Project Document; and (ii) the Commercial Operation Date (as defined in the NFE Offtake Agreement) has occurred, and attaching a copy of a certificate from the Independent Engineer confirming (i) and (ii) above. (d) Payment. Receipt by the Administrative Agent of reasonably satisfactory evidence that the applicable Loan Party shall have paid in full all amounts then due and payable under each of the EPC Contracts and the MSA, other than, in each case, (i) amounts required to complete punch list items; (ii) amounts properly withheld or retained by such Loan Party in accordance with the terms and conditions of such EPC Contracts and the MSA; and (iii) disputed amounts under such EPC Contracts and the MSA which are being contested in good faith by appropriate actions diligently conducted. (e) Insurance. Receipt by the Administrative Agent of a certificate from the Borrower confirmed in writing to be reasonable by Aon or another internationally recognized insurance consultant confirming that (i) the insurance policies relating to the Project with respect to the operating period risks are in full force and effect, including payment of all premiums required as of the Completion Date, and (ii) such insurance policies name the Collateral Agent as additional insured or loss payee, as applicable. (f) Debt Service Reserve Account. The Debt Service Reserve Account shall have been established and funded in an amount not less than the Debt Service Reserve Amount in accordance with Section 5.14. (g) Initial Operating Budget. The Borrower shall have delivered to the Administrative Agent an initial operating budget relating to the Project.

121 897275.26-LACSR02A - MSW (h) Required Permits and Project Leasehold or Concession. All Required Permits and any Project Leasehold or Concession needed to commence operation of the Project (i) have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal and all applicable fixed time periods for appeal set forth in the applicable Laws pursuant to which such Permits were issued have expired or are Permits that do not have limits on appeal periods and (ii) are free from conditions or requirements that the Loan Parties do not expect to be able to satisfy or the compliance with which could reasonably be expected to have a Material Adverse Effect. (i) Equator Principles and Environmental Laws. On the Completion Date, each FLNG2 Subsidiaries shall be in compliance in all material respects with Environmental Laws, all applicable provisions of the Equator Principles and the applicable Organization for Economic Cooperation and Development guidelines pertaining to the Project. (j) Lien Waivers. (i) The Project shall not be subject to any Liens other than Permitted Liens of the types described in clauses (a)(i), (a)(ii), (b), (c)(i), (c)(ii), (mm)(I), (rr),(ss) and (uu) of the definition thereof and (ii) the Borrower shall have delivered to the Administrative Agent each of the final lien waivers and releases from each of Kiewit Offshore Services, Ltd. and Arendal pursuant to the terms of the Kiewit Contract and the MSA, respectively. SECTION 5. AFFIRMATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall and, as applicable, shall cause each of the Restricted Subsidiaries of the Borrower (as applicable) to: Section 5.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender and take the following actions: (a) within 90 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2024, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, audited by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than solely as a result of (a) the impending maturity of any Indebtedness or (b) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period); and (b) not later than 45 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of the Borrower, beginning with the fiscal quarter ending March 31, 2024, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

122 897275.26-LACSR02A - MSW (c) If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required by Section 5.1(a) and 5.1(b) shall include information (which need not be audited or reviewed by the Borrower’s auditors) regarding such Unrestricted Subsidiaries substantially comparable to the financial information of the Unrestricted Subsidiaries presented in the Offering Memorandum; provided that no such information shall be required if such financial information is not material compared to the applicable financial information of the Borrower and its Subsidiaries on a consolidated basis or if such Unrestricted Subsidiaries are not material to the Borrower and its Subsidiaries on a consolidated basis. Financial statements, segment information and other information required to be delivered pursuant to this Section 5.1, Section 5.2 or Section 5.7 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower, as applicable, posts such financial statements, segment information or other information, or provides a link thereto, on the website of the Borrower, as applicable; (ii) on which such financial statements, segment information or other information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent); or (iii) to the extent such financial statements, segment information or other information are set forth in the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC, on which date such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Section 5.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender: (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a Compliance Certificate of the Borrower (the first such Compliance Certificate to be delivered for the fiscal quarter ending March 31, 2024) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be; (b) no later than 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2024, a consolidated budget for the Borrower and its Subsidiaries for the following fiscal year (including a consolidated statement of projected results of operations of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year presented on a quarterly basis); (c) concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or (b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in each case, for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; and (d) promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries and their compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender). The Borrower hereby acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.1 or this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, DebtDomain, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”), any Communication that the Borrower has not clearly and conspicuously marked “PUBLIC” shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees to use commercially reasonable efforts to clearly designate all Communications provided to the Administrative

123 897275.26-LACSR02A - MSW Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a Communication contains Non-Public Information, the Administrative Agent reserves the right to post such Communication solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries and their securities (“Private Side Information”). Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected to receive Private Side Information in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities laws, to make reference to Communications that are not made through the “Public” portion of the Platform and that may contain Non-Public Information. Section 5.3 Payment of Taxes. Pay, before the same shall become delinquent or in default, all Taxes required to be paid except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law; Required Permits. (a)(i) Except as otherwise permitted by Section 6.4 or 6.9, preserve, renew and keep in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 or 6.9 or, other than with respect to the organizational existence of the Borrower, to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) on or prior to the date that any Required Permit or any Project Leasehold or Concession becomes required for the Project, obtain such Required Permit or Project Leasehold or Concession, as applicable, (d) once obtained, maintain in full force and effect all Required Permits and any Project Leasehold or Concession, and (e) construct, operate and maintain the Project (or, as applicable, cause the Project to be constructed, operated and maintained) in material compliance with the terms and provisions of all Required Permits and any Project Leasehold or Concession. Section 5.5 Maintenance of Property; Insurance. (a) Keep all real and tangible Property and systems used, useful, or necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons. Section 5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities, (b) upon the request of the Administrative Agent or the Required Lenders, participate in a meeting or conference call with the Administrative Agent and the Lenders once during each fiscal quarter at such time as may be agreed to by the Borrower and the Administrative Agent (provided that the requirements of this clause (b) shall be satisfied by the Borrower providing the Lenders with access to any earnings call for such fiscal quarter with the holders of the Capital Stock of the Borrower) and (c) permit

124 897275.26-LACSR02A - MSW representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but the Administrative Agent may not have more than one visit per any twelve month period except during an Event of Default), upon reasonable advance notice to the Borrower, and to discuss the business, operations, properties and financial and other condition of the Borrower and the Borrower’s Restricted Subsidiaries with officers and employees of the Borrower and the Borrower’s Restricted Subsidiaries and with their independent certified public accountants (and the Borrower will be given the opportunity to participate in any such discussions with such independent certified accountants). So long as no Event of Default has occurred and is continuing at the time of such inspection, the Borrower shall not bear the cost of more than one such inspection per calendar year by the Administrative Agent (or its representatives); provided that in any event, no more than two such inspections shall be conducted in any calendar year if no Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Section 5.6, none of the Borrower and its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives) is prohibited by any Requirement of Law or any binding agreement (provided that, with respect to any prohibition by any binding agreement, the Borrower shall attempt to obtain consent to such disclosure if requested by the Administrative Agent) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product. Section 5.7 Notices. Promptly after obtaining knowledge of the same, give notice to the Administrative Agent of: (a) the occurrence of any Default or Event of Default; (b) any dispute, claim, litigation, investigation or proceeding (i) affecting the Borrower or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby; (c) any notice received by the Borrower or any of its Restricted Subsidiaries of any investigation by any Governmental Authority of the Borrower or any of its Restricted Subsidiaries for violations of any Anti-Money Laundering Law, Sanctions or any applicable anti-corruption laws (including the FCPA), in each case that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (d) any notice from a Material Project Counterparty with respect to a Material Project Document received by any Loan Party that is material to the Project, including (i) any notice of default or event of default under a Material Project Document, (ii) any notice of the occurrence of any force majeure claim reasonably expected to exceed 30 consecutive days, (iii) any change order request that would reasonably be expected to have a material effect on the Construction Budget and Schedule, and (iv) any material indemnity claim or notice of material dispute; (e) the execution and delivery of (i) any contract or agreement in respect of the Project entered into by an FLNG2 Subsidiary with any other Person subsequent to the Closing Date having a term in excess of two years (excluding any applicable warranty periods or non-performance related provisions) and providing for payments or revenue receipts by such FLNG2 Subsidiary in excess of $10.0 million in any twelve-month period, (ii) any Material Project Document Modification where such modification could reasonably be expected to have a material effect on the Construction Budget and Schedule, and (iii) any Replacement Material Project Document (along with true, correct and complete

125 897275.26-LACSR02A - MSW copies of any such Material Project Document Modification or Replacement Material Project Document, as applicable); (f) the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity of any material Permit; (g) any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary has taken or proposes to take with respect thereto. Section 5.8 Environmental Laws; Equator Principles. (a) (i) Solely in respect of the Borrower or any of its Restricted Subsidiaries (other than the FLNG2 Subsidiaries), except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, and (ii) in respect of the FLNG2 Subsidiaries, comply with, and use commercially reasonable efforts to ensure material compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and Social Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all material Environmental Permits. (b) (i) Solely in respect of the Borrower or any of its Restricted Subsidiaries (other than the FLNG2 Subsidiaries), except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required by any Governmental Authority under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws and (ii) in respect of the FLNG2 Subsidiaries, conduct and complete all material investigations, studies, sampling and testing, and all remedial, removal and other similar actions required by any Governmental Authority under Environmental Laws, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. (c) The Borrower shall cause each FLNG2 Subsidiary to comply with all applicable provisions of the Equator Principles and the applicable Organization for Economic Cooperation and Development guidelines pertaining to environmental matters, throughout construction and operation of the Project, in each case except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. (d) The Borrower hereby consents to reporting of the Project’s name and other information as may be reasonably requested by any Lender in order for such Lender to comply with the applicable reporting obligations set forth in Annex B of the Equator Principles. (e) From the First Initial Term Loan Funding Date, the Borrower shall, and shall cause each FLNG2 Subsidiary to, be in compliance in all material respects with the Equator Principles Action Plan. Section 5.9 Plan Compliance. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, establish, maintain and operate any

126 897275.26-LACSR02A - MSW and all Pension Plans, Multiemployer Plans and Foreign Employee Benefit Plans (other than government- sponsored plans) in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plans to the extent the Borrower or any Commonly Controlled Entity has the authority to establish, maintain and operate such plans. Section 5.10 Additional Guarantors; Additional Collateral, Collateral Limitations. (a) Subject to Section 5.12, the Borrower shall cause each of its Wholly-Owned Restricted Subsidiaries (other than (a) the Guarantors, (b) any Qualified Liquefaction Development Entities, (c) any Receivables Subsidiaries, (d) any Immaterial Subsidiaries, (e) any Captive Insurance Subsidiaries, (f) any not-for-profit or special purpose Subsidiaries, (g) the FLNG1 Subsidiaries (as defined in the TLB Credit Agreement as of the date hereof) and (h) any Subsidiary with respect to which a guarantee by it of the Obligations would result in material adverse tax consequences to any Loan Party, as reasonably determined by the Borrower and notified to the Administrative Agent and the Collateral Agent in writing) to, within 60 days (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Collateral Agent) of the later of (i) such Subsidiary becoming a Wholly-Owned Restricted Subsidiary and (ii) the Borrower determining such Subsidiary ceased to meet any of the exceptions set forth in the preceding parenthetical, execute and deliver (A) a Joinder Agreement, (B) a joinder to the Security Agreement substantially in the form of Exhibit A thereto, (C) an acknowledgment to the Equal Priority Intercreditor Agreement substantially in the form of Annex A thereto, (D) subject to the applicable limitations set forth in this Section 5.10, Security Documents in respect of the Collateral in the relevant jurisdictions outside of the United States, or, with respect to Single Lien Collateral (defined in the Equal Priority Intercreditor Agreement), new agreements, or amendments, amendments and restatements, supplements or other modifications to Single Lien Security Documents (as defined in the Equal Priority Intercreditor Agreement) in respect of such Single Lien Collateral, (E) a perfection certificate for such Wholly-Owned Restricted Subsidiary substantially in the form of the Perfection Certificate delivered on the Closing Date, and (F) all filings and other documents required by such Security Documents (including any Single Lien Security Documents) to create or perfect (to the extent required by such Security Documents) the security interests for the benefit of the Secured Parties in the Collateral of such Wholly- Owned Restricted Subsidiary. The Borrower may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor (and no 60-day period described in the foregoing sentence shall apply to such Subsidiary). (b) From and after the Closing Date, and subject to the applicable time periods, limitations and exceptions set forth in the Security Documents and this Agreement (including the limitations and exceptions in this Section 5.10), if the Borrower or any Guarantor acquires any Property or asset that would constitute Collateral (which, for the avoidance of doubt, does not include any Excluded Assets), the Borrower or such Guarantor must grant a first-priority perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the Obligations within 90 days of such acquisition (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Collateral Agent); provided that, the FLNG2 Subsidiaries and each of their direct parents shall, at all times subject to Section 5.12, grant a first priority security interest (subject to only Permitted Liens described in clauses (a)(i), (a)(ii), (b), (c)(i), (c)(ii), (mm)(I), (rr), (ss) and (uu) of the definition thereof) upon the FLNG2 Collateral as security for the Super Priority Obligations; provided, further, that, the Borrower shall use commercially reasonable efforts to obtain consents to the collateral assignment from the Material Project Counterparties in respect of any documents identified as Material Project Documents after the Closing Date and, to the extent any such consent to collateral assignment has been obtained, such consent to collateral assignment shall be in full force and effect. (c) Subject to the applicable terms of the Security Documents and any Intercreditor Agreements, within 90 days after the acquisition by any Loan Party of any Material Real Estate

127 897275.26-LACSR02A - MSW Asset (or within 90 days after the acquisition of a Person that becomes a Loan Party and that owns any Material Real Estate Asset) (in each case, other than any Excluded Asset) (or as soon as practicable thereafter using commercially reasonable efforts, but subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Collateral Agent), the Borrower shall cause such Loan Party to (i) execute, deliver and record a Mortgage with respect thereto, (ii) deliver a fully paid extended coverage policy or policies of title insurance (or executed proforma therefor) from a national title insurance company with respect to such Material Real Estate Asset in an amount not to exceed 100.0% of the Fair Market Value of the such Material Real Estate Asset, as reasonably determined by the Borrower, naming the Collateral Agent for the benefit of the Secured Parties as the insured, insuring such Mortgage to be a valid first priority Lien on the real property described therein, free and clear of all Liens other than Permitted Liens and containing reasonable and customary endorsements (each, a “Title Policy”), (iii) deliver legal opinions of local counsel or Borrower’s counsel with respect to enforceability of such Mortgage and other customary matters; (iv) deliver an existing or new ALTA survey of such Material Real Estate Asset or with such affidavits as shall be sufficient for the title insurance company to delete the standard survey exception in the applicable Title Policy; and (v) deliver an updated perfection certificate; it being understood and agreed that with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Guarantor under this Agreement, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Guarantor under this Agreement. (d) Subject to the applicable terms of the Security Documents and any Intercreditor Agreements, and to the extent not otherwise constituting Excluded Assets, after the acquisition by any Loan Party of any tanker or other marine vessel with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, the Borrower, as soon as practicable thereafter using commercially reasonable efforts, shall cause such Loan Party to (i) execute, deliver and record a Ship Mortgage with respect thereto; (ii) deliver customary legal opinions of admiralty counsel; and (iii) deliver an updated perfection certificate; it being understood and agreed that with respect to any tanker or other marine vessel with a value (as reasonably estimated by the Borrower) in excess of $40.0 million owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Guarantor under this Agreement, such tanker or other marine vessel shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Guarantor under this Agreement. (e) Notwithstanding anything to the contrary, to the extent that the Lien on any Collateral is not or cannot be created and/or perfected on the Closing Date (other than (a) by the execution and delivery of the Security Agreement by the Borrower and the Guarantors and (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement in the United States under the UCC), the Borrower shall take all necessary actions to create and/or perfect such Lien pursuant to arrangements to be mutually agreed between the Borrower and the Collateral Agent acting reasonably, including those Post-Closing Actions set forth on Schedule 5.12. In addition, notwithstanding anything to the contrary, it is understood and agreed that: (i) the Collateral Agent may waive or grant extensions of time for the creation and perfection of security interests in, or obtaining Mortgages, policies of title insurance, legal opinions, surveys, appraisals or other deliverables with respect to, particular assets or the provision of any Guarantee by any Restricted Subsidiary; (ii) (1) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including Deposit Accounts, securities accounts and commodities accounts (other than

128 897275.26-LACSR02A - MSW control or possession of pledged Equity Interests (to the extent certificated) that constitute Collateral) and (2) no blocked account agreement, deposit account control agreement or similar agreement shall be required for any Deposit Account, securities account or commodities account (other than as may be expressly required pursuant to Section 5.14(f) and 6.12); (iii) the Collateral Agent will only be authorized to take actions in any non-U.S. jurisdiction or under the laws of any non-U.S. jurisdiction to create security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets as follows: (1) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Barbados as of the Closing Date, a charge over shares and debentures under the Laws of Barbados and any customary filings associated therewith; (2) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Bermuda as of the Closing Date, a share charge under the Laws of Bermuda and any customary filings associated therewith; (3) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Ireland as of the Closing Date, a charge over shares under the laws of Ireland and any customary filings associated therewith; (4) with respect to Equity Interests and Collateral located in Jamaica as of the Closing Date, (i) a composite debenture creating charges over Collateral, (ii) three share charges by Barbadian parents over shares in four Jamaican subsidiaries, (iii) a share charge by a United States parent over shares in a Jamaican subsidiary and (iv) two mortgages over certain real property interests under the Laws of Jamaica (and Barbados, as applicable, with respect to the charges over shares), and any customary filings associated therewith; (5) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Mexico as of the Closing Date, equity interests pledge agreements and non-possessory pledge agreements under the Laws of Mexico, and any customary filings associated therewith; (6) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Luxembourg as of the Closing Date, a pledge of shares and pledge on receivables and accounts under the Laws of Luxembourg, and any customary filings associated therewith; (7) with respect to Collateral owned by, Guarantors located in Nicaragua as of the Closing Date, movable pledge over a Power Purchase Agreement under the laws of Nicaragua, and any customary filings associated therewith; (8) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Puerto Rico as of the Closing Date, a mortgage note pledge and security agreement and filing of the applicable financing statement before the Commonwealth of Puerto Rico Department of State’s Secured Transactions Registry and any customary filings associated therewith;

129 897275.26-LACSR02A - MSW (9) with respect to Equity Interests in, and Collateral owned by, Guarantors incorporated in England and Wales as of the Closing Date, a charge over shares and debentures under the Laws of England and Wales and any customary filings associated therewith; and (10) with respect to Equity Interests in, and Collateral owned by, Foreign Subsidiaries that become Guarantors after the Closing Date, only such share pledges, debentures and similar instruments as are substantially consistent with those described in the foregoing clauses (1) through (10), as applicable. (f) No actions shall be required to perfect a security interest in (1) any vehicle, tanker, marine vessel, ISO container or other asset subject to a certificate of title, other than tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (2) letter- of-credit rights not constituting supporting obligations of other Collateral, (3) the Equity Interests of any Immaterial Subsidiary not constituting Collateral, (4) the Equity Interests of any Person that is not a Subsidiary or (5) commercial tort claims with a value of less than $40.0 million, except in the case of each of clauses (1) through (5), perfection actions limited solely to the filing of a UCC financing statement. (g) Subject to Section 5.12, the Borrower shall cause each Subsidiary (other than any Captive Insurance Subsidiaries, any FLNG1 Subsidiary (as defined in the TLB Credit Agreement as of the date hereof), any not-for-profit or special purpose Subsidiaries and any Subsidiary with respect to which a guarantee by it of the Obligations would result in material adverse tax consequences to any Loan Party, as reasonably determined by the Borrower and notified to the Administrative Agent and the Collateral Agent in writing) that is a guarantor under any Existing Indenture and any other Equal Priority Obligations to become a Guarantor under this Agreement and satisfy the requirements of this Section 5.10, and the Borrower shall, and shall cause each Guarantor to, grant a first-priority perfected security interest upon any Property (including, for the avoidance of doubt, any real property, tankers, other marine vessels and cash or Cash Equivalents of any of the FLNG2 Subsidiaries, but excluding any cash or Cash Equivalents of the Borrower or any of its Subsidiaries that are not FLNG2 Subsidiaries) that constitutes collateral under any Existing Indenture and any other Equal Priority Obligations and satisfy the requirements of this Section 5.10 with regards to such Property, in each case substantially concurrently with (and in no event later than 90 days of) such Subsidiary becoming a guarantor under any Existing Indenture or any other Equal Priority Obligation and such Property becoming collateral under any Existing Indenture or any other Equal Priority Obligation (subject to extensions as are reasonably agreed by the Collateral Agent); provided that the requirement of this Section 5.10(g) to grant a first-priority perfected security interest in Property constituting collateral under any Existing Indenture or any other Equal Priority Obligation shall not apply to Property consisting of cash and Cash Equivalents of the Borrower or any of its Subsidiaries that are not FLNG2 Subsidiaries (other than any Debt Service Reserve Account and any Project Costs Reserve Account). Section 5.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Agent may, subject to the terms of the Intercreditor Agreement, reasonably request for the purposes of more fully creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which are required to become part of the Collateral pursuant to Section 5.10) pursuant hereto or thereto. Upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications,

130 897275.26-LACSR02A - MSW certifications, instruments and other documents and papers that the Collateral Agent may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. Section 5.12 Post-Closing Covenants. The Borrower shall, and shall cause the Restricted Subsidiaries to, take the actions set forth on Schedule 5.12 (the “Post-Closing Actions”) within the time periods specified therein (it being understood that (i) no Foreign Subsidiary shall be required to enter into any Loan Document and (ii) the Borrower and its subsidiaries shall not be required to enter into any Loan Documents governed by the laws of a jurisdiction outside of the United States, in each case, until 90 days after the Closing Date (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Administrative Agent in its sole discretion, in each case as applicable)). Section 5.13 Use of Proceeds. Use the proceeds of the Loans only for those purposes set forth in Section 3.16. Section 5.14 Debt Service Reserve Account. (a) On or prior to the Completion Date, the Borrower shall establish a Deposit Account or securities account in the name of the Borrower and established by the Borrower with an Acceptable DSRA Bank (such account, the “Debt Service Reserve Account”). From and after the Completion Date, the Debt Service Reserve Account shall be subject to a Control Agreement. (b) On (or prior to), and as a condition to the occurrence of, the Completion Date, the Borrower shall cause the Debt Service Reserve Account to be funded in an amount equal to not less than the Debt Service Reserve Amount. (c) After the Completion Date, if the sum of the aggregate Drawing Amount under all DSR Letters of Credit (if any) and funds on deposit in or credited to the Debt Service Reserve Account is less than the Debt Service Reserve Amount (a “DSRA Deficiency”), the Borrower shall cause funds to be deposited into the Debt Service Reserve Account until such time a DSRA Deficiency no longer exists; provided that, (i) the Borrower shall only be required to cause such funds to be deposited into the Debt Service Reserve Account to the extent it has funds available for such purpose (taking into account any obligations then due and payable by the Borrower or reasonably expected by the Borrower to be due and payable within the next thirty (30) days), and (ii) any failure of the Borrower to fund the Debt Service Reserve Account as a result of unavailable funds shall not constitute a Default or Event of Default hereunder. (d) Amounts on deposit in or credited to the Debt Service Reserve Account to satisfy the requirement to fund the Debt Service Reserve Amount may be funded (or replaced) from time to time by one or more letters of credit issued by an Acceptable DSRA Bank naming the Borrower as the applicant under such letter of credit (any such letter of credit, a “DSR Letter of Credit”). (e) Funds on deposit in the Debt Service Reserve Account shall be used by the Borrower to pay interest in respect of the Initial Term Loans if the Borrower does not otherwise have sufficient funds available to make such payments. In addition, if (i) any DSR Letter of Credit is then in effect and (ii) the Borrower does not have sufficient funds available to pay interest in respect of the Initial Term Loans, the Borrower may direct the Administrative Agent to make a drawing on such DSR Letter of Credit in an amount as may be necessary to pay such interest. Neither the use of funds in the Debt Service Reserve Account, nor the making of any drawing on a DSR Letter of Credit, to pay interest on the Initial Term Loans shall be, or result in, a Default or Event of Default.

131 897275.26-LACSR02A - MSW Section 5.15 Material Project Documents. The Borrower shall, and shall cause each FLNG2 Subsidiary to, (a) take all reasonable and necessary action to prevent the termination or cancellation of any Material Project Document in accordance with the terms of such Material Project Document (except for the expiration of any Major Project Contract in accordance with its terms and not as a result of a breach or default thereunder), (b) perform all of its material contractual obligations under the Material Project Documents by which it is bound and (c) enforce against the relevant Material Project Counterparty to such Material Project Document each covenant or obligation in such Material Project Document in accordance with its terms in all material respects. Section 5.16 Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower and its Restricted Subsidiaries shall conduct their businesses in compliance in all material respects with applicable Anti-Money Laundering Laws, the FCPA and material applicable anti-corruption laws and the Loan Parties shall maintain policies and procedures designed to promote and achieve material compliance with such laws and applicable Sanctions. Section 5.17 Construction Progress Reports. Prior to the Completion Date, the Borrower shall deliver to the Administrative Agent (who shall promptly deliver to the Lenders) and the Independent Engineer (within thirty days after the end of each calendar quarter): (a) to the extent provided to a FLNG2 Subsidiary by a Material Project Counterparty, a copy of any construction reports provided to the FLNG2 Subsidiaries under the EPC Contracts and the MSA; and (b) an updated Construction Budget and Schedule based on assumptions materially consistent with the Closing Base Case Model Assumptions, showing achievement of applicable milestones, cash spend to date in respect of Project Costs, details of any expected delays to achievement of the Completion Date and details of any material deviations from the Construction Budget and Schedule delivered for the previous period. Section 5.18 IE Construction Progress Reports. Prior to the Completion Date, the Borrower shall deliver to the Administrative Agent (within sixty days after the end of each calendar quarter) a report of the Independent Engineer which shall set forth: (a) the estimated date on which the technical requirements of the conditions to the occurrence of Completion Date are expected to be achieved; (b) the Borrower’s estimate of overall completion status of the Project at the end of the subject quarter together with the Independent Engineer’s observations on same; (c) the status of construction progress under each applicable Material Project Document and the proposed construction schedule for the following 90 days of the Project, including a description, as compared with the then current Construction Budget and Schedule, of the status of engineering, procurement, construction, commissioning and testing; (d) updates to the status of the Required Permits and any Project Leasehold or Concession, including the dates of applications submitted or to be submitted and the anticipated dates of actions by Governmental Authorities with respect to such Required Permits or Project Leasehold or Concession. Section 5.19 E&S Reports; Compliance Notices. Within thirty days following each June 30 and December 31 to occur after the Closing Date (commencing with December 31, 2024), the Borrower shall deliver to the Administrative Agent a semi-annual environmental and social report (each,

132 897275.26-LACSR02A - MSW an “E&S Report”) prepared by the Environmental and Social Consultant addressing substantially the same matters contemplated by the report delivered by the Environmental and Social Consultant pursuant to Section 4.1(k). Each E&S Report shall document material compliance with (i) the Environmental and Social Management Plan and the Equator Principles Action Plan (if applicable) each as defined in the Equator Principles and (ii) Principle 3 of the Equator Principles. The Borrower shall cause each FLNG2 Subsidiary, promptly after obtaining knowledge of the same but no later than 15 Business Days therefrom, give notice to the Administrative Agent of any failure to comply with any applicable material provision of the Equator Principles, Environmental Law or the applicable Organization for Economic Cooperation and Development guidelines pertaining to environmental matters in respect of the Project. Section 5.20 Annual Operating Budgets. No later than December 1 of each calendar year from and including the calendar year in which the Completion Date occurs, the Borrower shall deliver to the Administrative Agent and the Independent Engineer a draft annual operating budget based on assumptions materially consistent with the Closing Base Case Model Assumptions, for each subsequent year of operation prior to the Maturity Date. Prior to adopting such operating budget, the Borrower shall reasonably consider any comments thereto provided by the Independent Engineer (in consultation with the Administrative Agent). Section 5.21 Operating Reports. Following the Completion Date, within 30 days after the end of each calendar quarter, deliver to the Administrative Agent and Independent Engineer an operating report in respect of the most recently ended calendar quarter in a form reasonably satisfactory to the Administrative Agent (in consultation with the Independent Engineer). SECTION 6. NEGATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions are not satisfied: Section 6.1 Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly: (i) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than: (A) dividends, payments or distributions by the Borrower payable solely in Qualified Capital Stock of the Borrower or in options, warrants or other rights to purchase Qualified Capital Stock; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities; (ii) redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any

133 897275.26-LACSR02A - MSW merger, amalgamation or consolidation, in each case, held by a Person other than the Borrower or a Restricted Subsidiary; (iii) make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (such payment and other actions described in the foregoing (subject to the exceptions in clauses (A) and (B) below), “Restricted Debt Payments”), other than: (A) Indebtedness permitted to be incurred or issued under Section 6.3(b)(iii); or (B) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement; or (iv) make any Restricted Investment, (all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (1) no Default shall have occurred and be continuing or would occur as a consequence thereof; (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Issue Date pursuant to this clause (2), is less than the sum of (without duplication): (A) [reserved]; plus (B) 50.0% of the cumulative Consolidated Net Income of the Borrower for each fiscal quarter (if greater than zero for such quarter) commencing on July 1, 2020 to the end of the most recent fiscal quarter, or in the case such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus (C) the sum of (x) the amount of any cash capital contribution to the common equity capital of the Borrower or any Restricted Subsidiary, plus (y) the cash proceeds received by the Borrower from any issuance of Qualified Capital Stock (including Treasury Capital Stock, and other than any Designated Preferred Stock or Refunding Capital Stock) of the Borrower after the Issue Date, plus (z) the Fair Market Value of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution to the common equity capital of the Borrower or such Restricted Subsidiary, or that becomes part of the common equity capital of the Borrower or a Restricted Subsidiary as a result of any consolidation,

134 897275.26-LACSR02A - MSW merger or similar transaction with the Borrower or any Restricted Subsidiary (in each case, other than any amount (A) constituting an Excluded Contribution, (B) received from the Borrower or any Restricted Subsidiary, (C) consisting of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” received as cash equity by the Borrower or any of its Restricted Subsidiaries, (D) used to make a Restricted Payment pursuant to Section 6.1(a)(i)(B) or (xxix)(1), in each case, during the period from and including the day immediately following the Issue Date through and including such time or (E) used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 6.3(b)(xviii)); plus (D) the net cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the incurrence after the Issue Date of any Indebtedness or from the issuance after the Issue Date of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness owed or Disqualified Stock issued to the Borrower or any Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock of the Borrower during the period from and including the day immediately following the Issue Date through and including such time; plus (E) the net cash proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Issue Date through and including such time in connection with the disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to this clause (2); plus (F) [reserved]; plus (G) an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary pursuant to this clause (2) in any Unrestricted Subsidiary that has been re- designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary (equal to the lesser of (1) the Fair Market Value of the Investment of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re- designation or merger, consolidation or amalgamation and (2) the Fair Market Value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided that, in the case of original Investments made in cash, the Fair Market Value thereof shall be such cash value), (B) the Fair Market Value of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made after the Issue Date pursuant to this clause (2) and (C) the net proceeds of any disposition of any Unrestricted Subsidiary (including the issuance or sale of the Equity Interests thereof) received by the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day

135 897275.26-LACSR02A - MSW immediately following the Issue Date through and including such time; plus (H) to the extent not included in Consolidated Net Income or Consolidated EBITDA and without duplication of any dividends, distributions or other Returns or similar amounts included in the calculation of any basket or other provision of this Agreement (and other than any amount that has previously been applied as an Excluded Contribution), dividends, distributions or other Returns received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary or joint ventures or Investments in entities that are not Restricted Subsidiaries; and provided that, for the avoidance of duplication, any item or amount that increases the amount of Excluded Contributions shall not also increase the amount available under this clause (2); and (3) Immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness under Section 6.3(a)(IV). (b) Section 6.1(a) shall not prohibit any of the following: (i) any dividends, payments or distributions related to the Borrower’s publicly announced expected spin-off of its green hydrogen division, referred to by the Borrower as “Zero”; (ii) any payments by the Borrower to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests (other than Disqualified Stock) of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member thereof) of the Borrower or any Restricted Subsidiary of any of the foregoing (or any options, warrants, profits interests, restricted stock units or equity appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case pursuant to any management, director, employee, consultant and/or advisor equity plan or equity option plan, equity appreciation rights plan, or any other management, director, employee, consultant and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement, any employment termination agreement or any other employment agreement or equityholders’ or similar agreement: (1) with cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary of any of the foregoing), including any Equity Interests rolled over by management, directors, employees or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries in connection with any corporate transaction; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (ii)(1) in any fiscal year shall not exceed the greater of $160.0 million and 10.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination of

136 897275.26-LACSR02A - MSW the Borrower and its Restricted Subsidiaries, which, if not used in such fiscal year, may be carried forward to succeeding fiscal years in an amount which shall not exceed the greater of $50.0 million and 3.0% of Consolidated EBITDA the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries; (2) with the proceeds of any sale or issuance of the Equity Interests of the Borrower (to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of clause (2) of Section 6.1(a) or are not an Excluded Contribution) to employees, directors, officers or consultants of the Borrower and the Restricted Subsidiaries that occurs after the Closing Date; (3) with the net proceeds of any key-man life insurance policy; or (4) the amount of any cash bonuses otherwise payable to future, present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries that are foregone in exchange for the receipt of Equity Interests of the Borrower pursuant to any compensation arrangement, including any deferred compensation plan; provided further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.1 or any other provision of this Agreement; (iii) Restricted Payments that are made (1) in an amount that does not exceed the aggregate amount of Excluded Contributions received following the Issue Date and (2) without duplication of clause (1), in an amount that does not exceed the aggregate net cash proceeds from any sale, conveyance, transfer or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (1); (iv) Restricted Payments (1) to make cash payments in lieu of the issuance of fractional shares or interests in connection with any share dividend, share split or share combination or any acquisition or Investment (or other similar transaction) or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any Restricted Subsidiary and (2) consisting of (A) repurchases of Equity Interests in connection with the exercise of warrants, options or other securities convertible with or exchangeable for Equity Interests or upon the vesting of any profits interests, restricted stock units or similar incentive interests, and (B) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former officer, director, employee, member of management, manager, member, partner, independent contractor and/or consultant (or any of their respective Immediate Family Members) of the Borrower or any Restricted Subsidiary in connection with or in lieu of repurchases described in the foregoing clause (A); (v) repurchases of Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests

137 897275.26-LACSR02A - MSW or upon the vesting of any profits interests, restricted stock units or similar incentive interests, in each case if such Equity Interests represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise upon such exercise or vesting, as applicable; (vi) [reserved]; (vii) the declaration and payment of regular quarterly dividends or distributions, including the initial dividend or distribution following the Closing Date, to holders of the Borrower’s common equity, in each case to the extent approved by the Board of Directors of the Borrower in good faith; (viii) (1) Restricted Payments to (A) redeem, repurchase, retire, defease, discharge or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary, including any accrued and unpaid dividends thereon, in exchange for, or out of the proceeds of a sale or issuance (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower that is made within 120 days of such sale or issuance to the extent any such proceeds are received by or contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock after the Issue Date (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of such sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock or (2) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 6.1(b)(xvii), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per fiscal year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement; (ix) to the extent constituting a Restricted Payment, the making or consummation of any Asset Sale or Disposition not constituting an Asset Sale pursuant to the exclusions from the definition thereof or transaction in accordance with the provisions of Section 6.5(b) (other than pursuant to clause (iv) of such paragraph); (x) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments; provided that the aggregate amount of all such Restricted Payments made and then outstanding pursuant to this clause (x) shall not exceed $80.0 million; (xi) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments so long as the Consolidated Total Debt Ratio, calculated on a pro forma basis at the time of the determination thereof, would not exceed 2.00 to 1.00; (xii) the distribution, by dividend or otherwise, or other transfer or disposition of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (or any Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents; (xiii) payments or distributions (1) to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or

138 897275.26-LACSR02A - MSW potential) with respect thereto (including any accrued interest), (2) made in connection with working capital adjustments or purchase price adjustments or (3) made in connection with the satisfaction of indemnity and other similar obligations, in each case pursuant to or in connection with any acquisition, other Investment, disposition or consolidation, amalgamation, merger or transfer of assets that is not prohibited under this Agreement; (xiv) Restricted Payments constituting fixed dividend payments in respect of Disqualified Stock incurred in accordance with Section 6.3 to the extent such Restricted Payments are included in the calculation of Fixed Charges; (xv) the declaration and payment of regular dividends or distributions to holders of Golar LNG Partners LP’s Preferred Stock for so long as such Preferred Stock is outstanding, provided that the amount of such dividends or distributions are not increased from the amounts of such dividends or distributions in effect on the Closing Date; (xvi) [Reserved]; (xvii) Restricted Payments consisting of (1) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Issue Date, (2) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 6.1(b)(viii); provided, however, that, in the case of each of sub-clause (1) and sub-clause (2) of this clause (xvii), at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; (xviii) [Reserved]; (xix) distributions or payments of Receivables Fees and purchases of receivables in connection with any Permitted Receivables Financing or any repurchase obligation in connection therewith; (xx) [Reserved]; (xxi) [Reserved]; (xxii) the making of any Restricted Payment within 60 days after the date of declaration thereof or the giving of irrevocable notice thereof, as applicable, if, at such date of declaration or the giving of such notice, such payment would have been permitted by any of the other clauses in this Section 6.1 (and any Restricted Payment made in reliance on this clause (xxii) shall also be deemed to have been made under such applicable clause, except for the purpose of testing the permissibility of such Restricted Payment on the date it is actually made); (xxiii) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of any Subordinated Indebtedness (1) in accordance with provisions similar to those set forth in Sections 4.10 and 4.14 of the Existing Indentures or (2) after completion of an Asset Sale Offer or Advance Offer, as

139 897275.26-LACSR02A - MSW applicable, from any Declined Proceeds (as each term is defined in the Existing Indentures); (xxiv) [Reserved]; (xxv) Restricted Debt Payments made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted under Section 6.3; (xxvi) any Restricted Debt Payments made as part of an applicable high yield discount obligation catch-up payment; (xxvii) [Reserved]; (xxviii) [Reserved]; (xxix) (1) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary (in each case, other than to or by the Borrower or any Restricted Subsidiary), (2) Restricted Debt Payments as a result of the conversion of all or any portion of any Subordinated Indebtedness into Qualified Capital Stock of the Borrower and (3) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Subordinated Indebtedness that is permitted under Section 6.3; (xxx) [Reserved]; (xxxi) Restricted Debt Payments with respect to Subordinated Indebtedness assumed pursuant to Section 6.3(b)(xv) (other than any such Subordinated Indebtedness incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (y) otherwise in connection with or in contemplation of such acquisition), so long as such Restricted Debt Payment is made or deposited with a trustee or other similar representative of the holders of such Subordinated Indebtedness contemporaneously with, or substantially simultaneously with, the closing of the transaction under which such Subordinated Indebtedness is assumed; and (xxxii) any mandatory redemption, repurchase, retirement, termination or cancellation of Disqualified Stock (to the extent treated as Indebtedness outstanding and/or incurred in compliance with Section 6.3). The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the relevant date of determination, in the case of a Subject Transaction, or the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Notwithstanding anything to the contrary in this Section 6.1, no FLNG2 Subsidiary may declare or pay any dividend or make any payment or distribution on account of its Equity Interests other than pursuant to Section 6.1(a)(i) hereof solely to the extent such dividend, payment or distribution is immediately applied to make a voluntary prepayment of the Term Loans in accordance with Section 2.10. (c) As of the Closing Date, NFE South Power Holdings Limited, a company incorporated under the laws of Jamaica, and each of its Subsidiaries and NFE South Power Buyback

140 897275.26-LACSR02A - MSW Holdings Limited will be Unrestricted Subsidiaries, and all of the Borrower’s other Subsidiaries will be Restricted Subsidiaries. The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second and third paragraphs of the definition of “Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement and will not guarantee the Obligations. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, on the date of and after giving effect to such designation, such Unrestricted Subsidiary (or any Subsidiary thereof) would own (or hold an exclusive license with respect to) any Material Intellectual Property or any FLNG2 Collateral, no Material Intellectual Property or any FLNG2 Collateral may be transferred (including by way of an exclusive license) to an existing Unrestricted Subsidiary and no Unrestricted Subsidiary may, at any time, own (or hold an exclusive license with respect to) Material Intellectual Property or any FLNG2 Collateral; provided further the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, any sale, lease, conveyance, transfer or other disposition whether in a single transaction or a series of related transactions (including by way of an exclusive license), contribution, dividend or other investment of any Material Intellectual Property to any entity other than a Loan Party. (d) Unrestricted Subsidiaries may use value transferred from the Borrower and its Restricted Subsidiaries pursuant to this Section 6.1 or in a Permitted Investment to purchase or otherwise acquire Indebtedness or Equity Interests of the Borrower or any of the Borrower’s Restricted Subsidiaries, and to transfer value to the holders of the Equity Interests of the Borrower or any Restricted Subsidiary or to Affiliates thereof, and such purchase, acquisition, or transfer will not be deemed to be a “direct or indirect” action by the Borrower or its Restricted Subsidiaries. (e) Notwithstanding anything herein to the contrary (for the avoidance of doubt, subject to Permitted Liens permitted pursuant to Section 6.6(d)) and at all times prior to the Completion Date, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, any sale, lease, conveyance, transfer or other disposition whether in a single transaction or a series of related transactions (including by way of a Sale and Leaseback Transaction), contribution, dividend or other investment of (i) any assets that constitute FLNG2 Assets or any Reinvested Assets other than Immaterial FLNG2 Maintenance Transactions or (ii) any Equity Interests in any FLNG2 Subsidiaries to any entity other than a Wholly-Owned Restricted Subsidiary that is a Guarantor; provided that such Guarantor satisfies the requirements of Sections 5.10. Each FLNG2 Subsidiary shall be, directly or indirectly, 100% owned by the Borrower. Section 6.2 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction which prohibits or limits the ability of any Restricted Subsidiary that is not a Guarantor to: (i) (1) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries that is a Guarantor on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; or

141 897275.26-LACSR02A - MSW (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries that is a Guarantor. (b) The restrictions in Section 6.2(a) shall not apply to encumbrances or restrictions: (i) set forth in any agreement evidencing or governing (1) Indebtedness of a Restricted Subsidiary that is not a Guarantor permitted to be incurred pursuant to Section 6.3 and any corresponding Organizational Documents of any such Restricted Subsidiary structured as a special purpose entity incurring such Indebtedness, (2) Secured Indebtedness permitted to be incurred pursuant to Sections 6.3 and 6.6 if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness, (3) Indebtedness permitted to be incurred pursuant to Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv) and (xvii) (as it relates to Indebtedness in respect of Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv), (xviii), (xxi), (xxv), (xli) and/or (xlii)), and Sections 6.3(b)(xv), (xxi), (xxv), (xxxix), (xli) and/or (xlii) and (4) any Permitted Receivables Financing solely with respect to the assets subject to such Permitted Receivables Financing; (ii) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Equity Interests not otherwise prohibited under this Agreement; (iv) that are assumed in connection with any acquisition of property or the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition; (v) set forth in any agreement for any disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such disposition (which, for the avoidance of doubt, shall in no case relate to any of the FLNG2 Collateral); (vi) set forth in provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis; (vii) imposed by customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other organizational and governance documents and other similar agreements; (viii) on cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such cash, other deposits or net worth or similar restrictions exist;

142 897275.26-LACSR02A - MSW (ix) set forth in documents that exist on the Closing Date, including pursuant to the Existing Notes, the Existing Note Guarantees, the Existing Notes Indentures, the Revolving Credit Agreement, the TLB Credit Agreement, the LC Facility, this Agreement and the other Loan Documents and, in each case, related documentation and related Derivative Transactions; (x) (1) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date or (2) arising under customary separateness, bankruptcy remoteness and similar provisions included in governing or other documents related to entities structured as special purpose entities in anticipation of financing arrangements, acquisition of assets or similar transactions, in each case, if the relevant restrictions, taken as a whole (as determined in good faith by the Borrower) (A) are not materially less favorable to the holders than the restrictions contained in this Agreement, (B) generally represent market terms at the time of incurrence or structuring, as applicable, taken as a whole, or (C) would not, in the good faith determination of senior management of the Borrower, at the time of incurrence or structuring, as applicable, materially impair the Borrower’s ability to pay the Obligations when due; (xi) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit; (xii) arising in any Hedge Agreement and/or any agreement relating to Banking Services; (xiii) relating to any asset (or all of the assets) of and/or the Equity Interests of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any disposition of such asset (or assets) and/or all or a portion of the Equity Interests of the relevant Person that is not prohibited by the terms of this Agreement; (xiv) set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to dispose of or encumber the assets subject thereto; (xv) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; provided that such agreement (i) prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are subject to such agreements, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary or (ii) would not, in the good faith of the Borrower, at the time such Indebtedness is incurred, materially impair the Borrower’s ability to make payments under the Loan Documents when due; (xvi) any encumbrance or restrictions with respect to a Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became or is redesignated as a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an

143 897275.26-LACSR02A - MSW Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any Restricted Subsidiary other than the assets and property of such Subsidiary and its Subsidiaries; and/or (xvii) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xvi) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. For purposes of determining compliance with this Section 6.2, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of (including the application of any standstill requirements to) loans and advances made to the Borrower or a Restricted Subsidiary to other Indebtedness incurred by the Borrower or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 6.3 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock or Preferred Stock, if (I) with respect to Indebtedness secured by Liens on the Collateral that have Equal Lien Priority relative to the Liens on the Collateral (including the FLNG2 Collateral) securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed 2.65 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), (II) with respect to Indebtedness secured by Liens on the Collateral that have Equal Lien Priority relative to the Liens on the Collateral (excluding the FLNG2 Collateral) securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed 2.90 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), (III) with respect to Indebtedness secured by Liens on the Collateral that have Junior Lien Priority relative to the Liens securing the Liens on the Collateral securing the Obligations, the Consolidated Secured Debt Ratio does not exceed 4.70 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), and (IV) in the case of any such Indebtedness that is unsecured or secured by assets that do not constitute Collateral (assuming, for purposes of this clause (IV) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), the Consolidated Total Debt Ratio does not exceed 4.85 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction), in each case, calculated on a pro forma basis, including the application of the proceeds thereof (without “netting” the cash proceeds thereof), and in the case of any revolving Indebtedness, assuming a full drawing of such revolving Indebtedness; provided, that the amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted

144 897275.26-LACSR02A - MSW Subsidiaries that are not Guarantors, together with any Refinancing Indebtedness in respect thereof, shall not exceed, in the aggregate, the greater of $485.0 million and 30% of Consolidated EBITDA for the period of four consecutive fiscal quarters then most recently ended, as of the date on which such Indebtedness is incurred (Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (a), the “Ratio Debt”); provided, further, that: (i) no Event of Default exists immediately prior to or after giving effect to the Incurrence of such Ratio Debt, (ii) the Weighted Average Life to Maturity applicable to any such Ratio Debt (other than customary bridge loans; provided, that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall be subject to the requirements of this clause (ii)) that is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations is no shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any amortization or prepayments thereof), (iii) the final maturity date with respect to any such Ratio Debt (other than customary bridge loans; provided, that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall be subject to the requirements of this clause (iii)) (x) that is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations shall be no earlier than the Maturity Date with respect to the Initial Term Loans and (y) that is unsecured or secured by Liens on the Collateral junior in priority to the Liens on the Collateral securing the Obligations shall be no earlier than the date that is 91 days following the Maturity Date with respect to the Initial Term Loans, (iv) Ratio Debt that is unsecured or secured by Liens on the Collateral junior in priority to the Liens on the Collateral securing the Obligations shall not have any scheduled amortization prior to the date that is 91 days following the Maturity Date with respect to the Initial Term Loans; (v) subject to clauses (ii), (iii) and (iv), may otherwise have an amortization schedule as determined by Borrower and the lenders or holders providing such Ratio Debt; (vi) [reserved], (vii) to the extent such Ratio Debt is secured by a Lien on the Collateral that is pari passu or junior to the Liens on the Collateral securing the Obligations hereunder, a senior representative of such Ratio Debt acting on behalf of the lenders or holders of such Ratio Debt shall have become party to or otherwise subject to the provisions of the Equal Priority Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable; (viii) no such Ratio Debt incurred pursuant to clauses (a)(I), (II) or (III) above may be (x) guaranteed by any person which is not a Loan Party or (y) secured by any assets other than the Collateral; (ix) (x) any Ratio Debt secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Initial Term Loans may share ratably or less than ratably (but not more than ratably) in any mandatory prepayments of

145 897275.26-LACSR02A - MSW the Term Loans hereunder, except for prepayments in connection with a refinancing of such Ratio Debt and (y) any Ratio Debt that is unsecured or secured by Liens on the Collateral junior in priority to the Liens on the Collateral securing the Initial Term Loans shall not require any mandatory prepayments except to the extent such prepayments are first offered ratably to holders of the Term Loans hereunder and to holders of any Ratio Debt secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Initial Term Loans, except for prepayments in connection with a refinancing of such Ratio Debt. (b) The provisions of Section 6.3(a) shall not apply to: (i) Indebtedness under the Loan Documents; (ii) the Indebtedness represented by (v) the LC Facility up to an amount not to exceed $350,000,000, (w) the Existing Notes (including any Existing Note Guarantee thereof) outstanding on the Closing Date, (x) the Revolving Credit Agreement up to an aggregate principal amount not to exceed $1,000,000,000, (y) the TLB Credit Agreement up to an aggregate principal amount not to exceed (1) $856,000,000 plus (2) the amount of any incremental facility permitted to be incurred under the TLB Credit Agreement in an aggregate principal amount not to exceed the Incremental Cap (as defined in the TLB Credit Agreement as of the date hereof) and (z) Indebtedness with respect to any “Incremental Equivalent Debt” (as defined in the TLB Credit Agreement as of the date hereof) and any “Refinancing Equivalent Debt” (as defined in the TLB Credit Agreement as of the date hereof); (iii) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower issued or owing to any Restricted Subsidiary and/or of any Restricted Subsidiary issued or owing to the Borrower and/or any other Restricted Subsidiary; provided that any such Indebtedness, Disqualified Stock and Preferred Stock of the Borrower or a Guarantor owing to any Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations (but only to the extent any such Indebtedness, Disqualified Stock or Preferred Stock is outstanding at any time after the date that is 30 days after the Closing Date and thereafter only to the extent permitted by applicable law and not giving rise to material adverse tax consequences); (iv) Indebtedness in respect of Permitted Receivables Financings in an aggregate amount not to exceed at any one time outstanding the greater of $405,000,000 and 25% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination; (v) Indebtedness, Disqualified Stock and Preferred Stock (1) arising from any agreement providing for indemnification, adjustment of purchase price, earn out or similar obligations (including contingent earn out obligations), in each case, incurred, issued or assumed in connection with any disposition, any acquisition or Investment permitted under this Agreement or consummated prior to the Closing Date or any other purchase of assets or Equity Interests, and (2) arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement described in the foregoing subclause (1), other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

146 897275.26-LACSR02A - MSW (vi) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary (1) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, completion, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and consistent with past practice or consistent with industry norm (including relating to any litigation not constituting an Event of Default under Section 7.1(a)(6)) and (2) in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments to support any of the foregoing items; (vii) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services (including Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business, consistent with past practice or consistent with industry norm that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries) and incentive, supplier finance or similar programs; (viii) (1) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, consistent with past practice or consistent with industry norm, (2) Indebtedness incurred in the ordinary course of business and consistent with past practice or consistent with industry norm in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, and (3) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, and consistent with past practice or consistent with industry norm; (ix) guarantees of Indebtedness by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to the terms of this Agreement or other obligations not prohibited by this Agreement; (x) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing on the Closing Date (other than Indebtedness described in clause (i) or (ii) above); (xi) Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $485.0 million and 30.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination; (xii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar

147 897275.26-LACSR02A - MSW agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xiii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (1) the financing of insurance premiums, (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business consistent with past practice or consistent with industry norm, and/or (3) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business consistent with past practice or consistent with industry norm; (xiv) Indebtedness (including with respect to Financing Leases and purchase money Indebtedness), Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary incurred or issued to finance or refinance the acquisition, construction, lease, expansion, development, design, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset (whether through the direct purchase of property, equipment or other assets or Equity Interests of any Person owning such property, equipment or other assets); provided that such incurrence or issuance is in the ordinary course of business and consistent with the Borrower’s past practice, used to purchase assets that are used directly or indirectly to produce, transport or deliver liquefied natural gas or power to customers (including tugs, iso containers, turbines, regasification equipment, ancillary equipment useful to ensure the proper functioning of this equipment) and is prior to, at the time of or within 270 days after the completion of such acquisition, construction, lease, expansion, development, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock incurred in any fiscal year pursuant to this clause (xiv) shall not exceed an amount equal to the greater of $405.0 million and 25.0% of Consolidated EBITDA (measured for the last day of the Test Period then most recently ended at the time of incurrence of such Indebtedness); (xv) (1) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment in an aggregate amount not to exceed at any one time outstanding the greater of $405,000,000 and 25.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination or (2) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Borrower or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary) or that are assumed in connection with an acquisition of assets to the extent that such Indebtedness, Disqualified Stock or Preferred Stock were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (xvi) Indebtedness issued by the Borrower or any Restricted Subsidiary to any shareholder of the Borrower or any future, current or former director, officer, employee, member of management, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the

148 897275.26-LACSR02A - MSW Borrower or any Subsidiary to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 6.1; (xvii) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, Borrower and/or guarantors, or, after the original instrument giving rise to such Indebtedness, Disqualified Stock or Preferred Stock has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, acquiring, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding (collectively, “refinance” with “refinances”, “refinanced” and “refinancing” having a correlative meaning) any Indebtedness (or unutilized commitment in respect of Indebtedness), Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this Section 6.3 or any of clauses (i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxv), (xxxvi), (xli) and (xlii) of this Section 6.3(b) (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness” and such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, the “Refinanced Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that: (1) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to the consummation of such refinancing, except by (A) an amount equal to unpaid accrued interest, dividends and premiums (including tender premiums) thereon plus defeasance costs, underwriting discounts and other fees, commissions and expenses (including upfront fees, closing payments, original issue discount, initial yield payments and similar fees) incurred in connection with the relevant refinancing, (B) an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.3 (provided that (1) any additional Indebtedness, Disqualified Stock or Preferred Stock referenced in this clause (C) satisfies the other applicable requirements of this clause (xvii) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted pursuant to Section 6.6); (2) solely in the case of Refinancing Indebtedness with respect to Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under Section 6.3(b)(x), (A) such Refinancing Indebtedness either (1) has a final maturity the same as or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) or (2) requires no or nominal payments in cash (other than interest payments) prior to, in each case, the earlier of (x) the final maturity of the Refinanced Indebtedness and (y) the Maturity Date and (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness (without giving effect to any amortization or prepayments in respect of such Refinanced Indebtedness);

149 897275.26-LACSR02A - MSW (3) such Refinancing Indebtedness shall not include: (A) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower; (B) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (C) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; (4) provided that, Refinancing Indebtedness may include Indebtedness of Restricted Subsidiaries that are not Guarantors so long as any such Refinancing Indebtedness is secured by Liens on the FLNG1 Collateral (as defined in the TLB Credit Agreement), and such Refinancing Indebtedness is used (i) first, to prepay all outstanding Indebtedness under the TLB Credit Agreement and (ii) second, to prepay or offer to repurchase outstanding principal amount of the Term Loans and/or the 2025 Notes; (5) in the case of Refinancing Indebtedness incurred in respect of Indebtedness that is secured by Liens on the Collateral that are equal in priority (without regard to control of remedies) with the Obligations, such Refinancing Indebtedness ranks equal or junior in right of payment with the Obligations and is secured by Liens on the Collateral on an equal or junior priority basis with respect to the Obligations or is unsecured; provided that any such Refinancing Indebtedness that is (A) secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Obligations shall be subject to an Equal Priority Intercreditor Agreement or (B) secured by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the Obligations shall be subject to a Junior Priority Intercreditor Agreement; provided further, that any Refinancing Indebtedness that is secured shall have the same or junior Lien priority of such Indebtedness that was refinanced by such Refinancing Indebtedness; (xviii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xviii) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to 100.0% of the net proceeds received by the Borrower since immediately after the Issue Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) to the extent such net proceeds have not otherwise been applied to make Restricted Payments pursuant to clause (2) of Section 6.1(a) or to make Permitted Investments (other than Permitted Investments specified in any of clauses (a), (b) and (e) of the definition thereof);

150 897275.26-LACSR02A - MSW (xix) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction that was, at the time entered into, not for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof; (xx) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (1) deferred compensation to current or former directors, officers, employees, members of management, managers, members, partners, independent contractors and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and consistent with past practice of the Borrower and/or its Subsidiaries and (2) deferred compensation or other similar arrangements in connection with any Investment or any acquisition permitted under this Agreement; (xxi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Restricted Subsidiary; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $485.0 million and 30.0% of Consolidated EBITDA for the period of four consecutive fiscal quarters then most recently ended, for the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries; (xxii) [Reserved]; (xxiii) [Reserved]; (xxiv) [Reserved]; (xxv) Indebtedness (including in the form of Financing Leases) of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease- Back Transactions; (xxvi) [Reserved]; (xxvii) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance compensation claims; (xxviii) [Reserved];

151 897275.26-LACSR02A - MSW (xxix) [Reserved]; (xxx) Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit, bank guaranty or similar instrument issued in compliance with this Section 6.3 in a principal amount not exceeding the face amount of such instrument; (xxxi) Unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxxii) (i) customer deposits and advance payments (including progress premiums) received in the ordinary course of business consistent with past practice or consistent with industry norm or (ii) obligations to pay, in each case, for goods and services purchased or sold in the ordinary course of business and consistent with past practice; (xxxiii) without duplication of any other Indebtedness, all premiums (if any), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary otherwise permitted under this Agreement; (xxxiv) [Reserved]; (xxxv) [Reserved]; (xxxvi) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary for the benefit of joint ventures; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxxvi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $160.0 million and 10.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries; (xxxvii) [Reserved]; (xxxviii) [Reserved]; (xxxix) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the applicable trustee in connection with a legal defeasance, covenant defeasance or satisfaction and discharge of any Indebtedness; (xl) Indebtedness of the Borrower or any Restricted Subsidiary incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities in connection with ships owned or chartered or ordinary course business conducted by the Borrower or any Restricted

152 897275.26-LACSR02A - MSW Subsidiary, not to exceed the amount required by such governmental or regulatory authority; (xli) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness in relation to: (i) regular maintenance required to maintain the classification of any of the ships owned or chartered on bareboat terms by the Borrower or any Restricted Subsidiary, (ii) scheduled dry-docking of any of the ships owned by the Borrower or any Restricted Subsidiary for normal maintenance purposes and (iii) any expenditures that will or reasonably may be expected to be recoverable from insurance on such ships; and (xlii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness to finance the replacement of a marine vessel, other than any marine vessel owned by, or constituting a part of the FLNG2 Collateral, upon the total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title to or use of, such marine vessel (collectively, a “Total Loss”) in an aggregate principal amount no greater than the amount that is equal to the contract price for such replacement marine vessel less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Borrower or any Restricted Subsidiary from any Person in connection with such Total Loss in excess of amounts actually used to repay Indebtedness secured by the marine vessel subject to such Total Loss. (c) For the avoidance of doubt and notwithstanding anything herein to the contrary, (a) the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or additional Equity Interests and (b) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Indebtedness will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 6.3. (d) For purposes of determining compliance with this Section 6.3, the principal amount of Indebtedness or the liquidation preference of Disqualified Stock or Preferred Stock outstanding under any clause of this Section 6.3 shall be determined after giving effect to the application of proceeds of any such Indebtedness, Disqualified Stock or Preferred Stock to refinance any such other Indebtedness, Disqualified Stock or Preferred Stock. This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is secured by different collateral or issued or guaranteed by other obligors. Section 6.4 Asset Sales. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale unless: (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with such Asset Sale) at the time of such Asset Sale at least equal to the Fair Market Value

153 897275.26-LACSR02A - MSW (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and (ii) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date (on a cumulative basis), received (or to be received) by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. (b) For purposes of Section 6.4(a)(ii) (and no other provision), the following shall be deemed to be cash or Cash Equivalents: (i) the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases or indemnifies the Borrower or such Restricted Subsidiary from such liabilities; (ii) [Reserved] (iii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and (iv) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value (measured at the time of contractually agreeing to such Asset Sale and without giving effect to subsequent changes in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is outstanding at such time, not in excess of the greater of $405.0 million and 25.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination of the Borrower and its Restricted Subsidiaries.

154 897275.26-LACSR02A - MSW Notwithstanding anything herein to the contrary, no assets may be transferred to any Unrestricted Subsidiary other than pursuant to the definition of “Permitted Investments”. Notwithstanding anything herein to the contrary, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, any sale, lease, conveyance, transfer or other disposition whether in a single transaction or a series of related transactions (including by way of a Sale and Leaseback Transaction), contribution, dividend or other investment of (i) any assets that constitute FLNG2 Assets or any Reinvested Assets other than Immaterial FLNG2 Maintenance Transactions or (ii) at any time prior to the Completion Date, any Equity Interests in any FLNG2 Subsidiaries, in each case to any entity other than a Wholly- Owned Restricted Subsidiary that is a Guarantor; provided that such Guarantor satisfies the requirements of Sections 5.10. Prior to the Completion Date, each FLNG2 Subsidiary shall be, directly or indirectly, 100% owned by the Borrower. Section 6.5 Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of (at the time of the relevant transaction) the greater of $120.0 million and 7.5% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination or the FLNG2 Collateral, unless: (i) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and (ii) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of the greater of $245.0 million and 15.0% of Consolidated EBITDA for the Test Period then most recently ended on or prior to such date of determination, a resolution adopted by the Board of Directors of the Borrower approving such Affiliate Transaction. (b) Section 6.5(a) shall not apply to the following unless it relates to the FLNG2 Collateral: (i) any transaction between or among the Borrower, one or more Restricted Subsidiaries and/or one or more joint ventures with respect to which the Borrower or any of its Restricted Subsidiaries holds Equity Interests (or any entity that becomes a Restricted Subsidiary or a joint venture, as applicable, as a result of such transaction) to the extent not prohibited by this Agreement; (ii) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower in good faith;

155 897275.26-LACSR02A - MSW (iii) transactions pursuant to the NFE Offtake Agreement; (iv) (1) Restricted Payments not prohibited by Section 6.1 (other than pursuant to Section 6.1(b)(ix)) and the definition of “Permitted Investments” (other than clause (ll) of such definition) and (2) issuances of Equity Interests and issuances and incurrences of Indebtedness, Disqualified Stock and Preferred Stock not restricted by this Agreement; (v) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous, in any material respect, to the Lenders than the relevant transaction in existence on the Closing Date, in each case as determined in the good faith judgment of the Board of Directors or the senior management of the Borrower; (vi) the payment of all indemnification obligations and expenses owed to any Management Investor and any of their respective directors, officers, members of management, managers, employees, members, partners, independent contractors and consultants (or any Immediate Family Member of the foregoing) in connection with such management, monitoring, consulting, advisory or similar services provided by them, whether currently due or paid in respect of accruals from prior periods; (vii) [Reserved]; (viii) [Reserved]; (ix) guarantees not prohibited by Section 6.1, Section 6.3 or the definition of “Permitted Investments”; (x) [Reserved]; (xi) the payment of customary fees and reasonable out-of- pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers, employees, members of management, managers, members, partners, consultants and independent contractors (or any Immediate Family Members of the foregoing) of the Borrower and/or any of its Restricted Subsidiaries; (xii) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are (1) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the Board of Directors of the Borrower or the senior management thereof or (2) on terms, taken as a whole, that are not materially less favorable to the Borrower and/or its applicable Restricted Subsidiary as might reasonably have been obtained at such time from a Person other than an Affiliate; (xiii) (1) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted

156 897275.26-LACSR02A - MSW Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors or the senior management of the Borrower to the Borrower when taken as a whole as compared to the applicable agreement as in effect on the Closing Date and (2) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Borrower pursuant to any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto); (xiv) [Reserved]; (xv) any transaction in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view; (xvi) transactions in connection with any Permitted Receivables Financing; (xvii) (1) Affiliate purchases of the Existing Notes and the loans under the TLB Credit Agreement to the extent permitted under the Existing Indentures or the TLB Credit Agreement, as applicable, the holding of such Existing Notes or loans under the TLB Credit Agreement, as applicable, and the payments and other related transactions in respect thereof (including any payment of out-of-pocket expenses incurred by such Affiliate in connection therewith), (2) other investments by Fortress, its Affiliates or Permitted Holders in securities or loans of the Borrower or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith), including the Loans, so long as the investment is being offered generally to other investors on the same terms or on terms that are more favorable to the Borrower and (3) payments to Fortress, its Affiliates or Permitted Holders in respect of securities or loans of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (2) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; (xviii) transactions undertaken pursuant to a shared services agreement or pursuant to a membership in a purchasing consortium; (xix) payment to any Permitted Holder of out of pocket expenses incurred by such Permitted Holder in connection with any direct or indirect Investment in the Borrower and its Subsidiaries; (xx) the issuance or transfer of (1) Equity Interests (other than Disqualified Stock) of the Borrower and the granting and performing of customary registration rights and (2) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; (xxi) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower arising solely because the Borrower or any Restricted Subsidiary owns any Equity Interests in, or controls, such Person;

157 897275.26-LACSR02A - MSW (xxii) any lease entered into between the Borrower or any Restricted Subsidiary, on the one hand, and any Affiliate of the Borrower, on the other hand, which is approved by the Board of Directors of the Borrower or is entered into in the ordinary course of business; (xxiii) intellectual property licenses entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxiv) transactions between the Borrower or any Restricted Subsidiary and any other Person that would constitute an Affiliate solely because a director of such other Person is also a director of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower on any matter including such other Person; (xxv) (1) pledges of Equity Interests of Unrestricted Subsidiaries and (2) in connection with the incurrence of any Indebtedness not prohibited by Section 6.3, pledges of equity interests of a Qualified Liquefaction Development Entity to secure such Indebtedness; (xxvi) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary not in violation of Section 6.4 that the Board of Directors of the Borrower determines is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions; (xxvii) [Reserved]; (xxviii) payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower and its Subsidiaries on customary terms; provided that such payments shall not exceed the excess (if any) of the amount of taxes that the Borrower and its Subsidiaries would have paid on a stand-alone basis over the amount of such taxes actually paid by the Borrower and its Subsidiaries directly to governmental authorities and provided further that such agreement or arrangement is not materially adverse to the interests of the Lenders; (xxix) payments to and from, and transactions with, any joint ventures or Unrestricted Subsidiary entered into in the ordinary course of business, consistent with past practice or consistent with industry norm (including any cash management activities related thereto); and (xxx) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement. Section 6.6 Liens. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (each, a “Subject Lien”) that secures obligations

158 897275.26-LACSR02A - MSW under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary that is not a Permitted Lien. (b) In the event that a Subject Lien is or becomes a Permitted Lien, the Borrower may, at its option and without consent from the Collateral Agent or any other Secured Party, elect to release and discharge any Lien created for the benefit of the Secured Parties pursuant to Section 6.6(a) in respect of such Subject Lien. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. (d) The Borrower shall not, and shall not permit any of its Subsidiaries to directly or indirectly, create, incur or assume any Lien over the FLNG2 Assets (or Reinvested Assets) or over any of the Equity Interests of any FLNG2 Subsidiary other than Permitted Liens of the type described in clauses (a)(i), (a)(ii), (b), (c)(i), (c)(ii), (mm)(I), (rr), (ss) and (uu) of the definition thereof. Section 6.7 Financial Covenants. (a) Debt to Total Capitalization Ratio. Commencing with the first full fiscal quarter ending after the First Initial Term Loan Funding Date, the Borrower shall not permit the Debt to Total Capitalization Ratio (as defined in, and as calculated pursuant to, the Revolving Credit Agreement as of the date hereof) for the Borrower and the Restricted Subsidiaries as of the last day of any Test Period to exceed 0.70 to 1.00. (b) Consolidated First Lien Debt Ratio. Commencing with the first full fiscal quarter ending after the First Initial Term Loan Funding Date, if, as of the last Business Day of any Test Period the Revolving Facility usage (as defined in the Revolving Credit Agreement) is equal to or greater than 50%, the Borrower shall not permit the Consolidated First Lien Debt Ratio (as defined in, and as calculated pursuant to, the Revolving Credit Agreement as of the date hereof) for the Borrower and the Restricted Subsidiaries as of the last day of any Test Period to exceed 4.00 to 1.00. Section 6.8 Capital Expenditures. The Borrower shall not permit any FLNG2 Subsidiary to make or commit to make any Capital Expenditures other than (a) Permitted Capital Expenditures (b) Capital Expenditures that are to be reimbursed by a customer of a Loan Party under a principal lease, service agreement, operating agreement, maintenance agreement, spare parts agreement or other similar agreement relating to the Project pursuant to a Contractual Obligation of such customer to reimburse such expenditures, provided that (i) such Capital Expenditures are not in excess of $10.0 million in the aggregate per calendar year and (ii) the relevant customer is required to reimburse the Loan Party within a period of 12 months and (c) other Capital Expenditures of the FLNG2 Subsidiaries not in excess of $10.0 million in the aggregate per calendar year. Section 6.9 Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Borrower shall not merge, consolidate or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey

159 897275.26-LACSR02A - MSW or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless: (i) the Borrower is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein called the “Successor Company”); (ii) the Successor Company (if other than the Borrower) expressly assumes all of the obligations of the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents pursuant to joinders hereto and to the applicable Security Documents, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement, or other documents or instruments in form reasonably satisfactory to the Administrative Agent and has provided all documentation and other information required by the Agents and the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (iii) immediately after such transaction, no Event of Default shall have occurred and be continuing; (iv) in the case of the Borrower, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Test Period, either: (1) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness under a Fixed Charge Coverage Ratio test of at least 2.00 to 1.00, or (2) the Fixed Charge Coverage Ratio immediately after such transaction would be equal to or greater than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction; (v) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents. (b) The Successor Company will succeed to and be substituted for the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the other applicable Loan Documents and the Borrower will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Loan Documents, as applicable. Notwithstanding clauses (iii) and (iv) of Section 6.9(a),

160 897275.26-LACSR02A - MSW (i) any Restricted Subsidiary may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Borrower or any Restricted Subsidiary, (ii) the Borrower may merge, consolidate or amalgamate with or into or wind up into an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in the United States, any state or territory thereof or the District of Columbia, and (iii) the Borrower may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease convey or otherwise dispose of all or part of its properties and assets to any Guarantor. (c) Subject to the provisions described in this Agreement and the Security Documents governing release of a Guarantee, no Guarantor shall, and the Borrower shall not permit a Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless: (i) such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); (ii) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Agreement and such Guarantor’s related Guarantee pursuant to joinders hereto and to the applicable Security Documents and the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent, and has provided all documentation and other information required by the Agents and the Lenders under applicable “know your customer” and anti- money laundering rules and regulations, including the PATRIOT Act; and (iii) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; or (iv) the transaction is not prohibited by Section 6.4. (d) The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority

161 897275.26-LACSR02A - MSW Intercreditor Agreement and the applicable Security Documents and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents. Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Guarantor or the Borrower, (ii) merge, consolidate or amalgamate with or into or wind up into the Borrower or an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of organization of any other Guarantor, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor, or the laws of a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board of Directors or the senior management of the Borrower determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, in each case, without regard to the requirements set forth in Section 6.9(c). Section 6.10 Change in Business; Changes in Fiscal Year or Accounting Policies. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to (a) engage in any material line of business other than the businesses engaged in by the Borrower and the Restricted Subsidiaries on the Closing Date and any Similar Business, (b) make or permit, any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, except changes that are permitted in accordance with GAAP (subject in each case to the provisions of Section 1.3) or (c) change its fiscal year-end or fiscal quarter-end dates. Section 6.11 Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Indebtedness in respect of all Sale and Leaseback Transactions is permitted under Section 6.3 and the Liens in respect thereof are permitted under Section 6.6. Section 6.12 Accounts. The Borrower shall not permit any of the FLNG2 Subsidiaries to establish or maintain any deposit accounts (other than Excluded Accounts) unless, with respect to any such account located in the United States (including one or more accounts with banks selected by the Borrower or such FLNG2 Subsidiary to be funded for purposes of paying Project Costs (any such accounts for such purposes, a “Project Costs Reserve Account”)), the applicable FLNG2 Subsidiary has entered into and delivered to the Collateral Agent a Control Agreement in form and substance reasonably acceptable to the Collateral Agent on or prior to the date that is sixty (60) days after the date such deposit account is established (or such later date as the Collateral Agent may agree in its reasonable discretion). Section 6.13 Amendment or Termination of Material Project Documents; Other Restrictions on Material Project Documents. The Borrower shall not permit any FLNG2 Subsidiary to: (a) amend, modify, supplement or grant a consent, approval or waiver under, or permit or consent to the amendment, modification, supplement, consent, approval or waiver of any provision of any Material Project Document (each such amendment, modification, supplement, consent, approval or waiver, a “Material Project Document Modification”), without the prior written consent of the Required Lenders (unless such Material Project Document Modification would not reasonably be expected to have a Material Adverse Effect); or

162 897275.26-LACSR02A - MSW (b) assign or transfer any interest under any Material Project Document without the prior written consent of the Required Lenders (such consent not to be unreasonably delayed, conditioned or withheld); or (c) consent to any Material Project Counterparty assigning or transferring any interest under any Material Project Document, if such FLNG2 Subsidiary has consent rights under such Material Project Document without the prior written consent of the Required Lenders (such consent not to be unreasonably delayed, conditioned or withheld); or (d) other than upon any expiration or termination upon its expiry in accordance with the terms of such Material Project Document and not as a result of a breach or default thereunder, consent to the full or partial termination of any Material Project Document without the prior written consent of the Required Lenders (such consent not to be unreasonably delayed, conditioned or withheld); or (e) initiate or settle any arbitration, proceedings, claims or disputes under any Material Project Document if the amount in controversy in such arbitration, dispute or settlement is in excess of $50.0 million without the prior written consent of the Required Lenders (such consent not to be unreasonably delayed, conditioned or withheld). Notwithstanding anything to the contrary in this Section 6.13, each assignment of a Material Project Document to the Borrower or any FLNG2 Subsidiary shall be permitted. Section 6.14 Establishment of New Subsidiaries by the FLNG2 Subsidiaries. The Borrower shall not permit the FLNG2 Subsidiaries to establish or have any Subsidiaries that are not also FLNG2 Subsidiaries. Section 6.15 Hazardous Material. Except as could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the Borrower shall not and shall not permit the FLNG2 Subsidiaries to Release, or permit the Release of, Hazardous Materials at the Project in violation of Environmental Laws or Required Permits. SECTION 7. EVENTS OF DEFAULT Section 7.1 Events of Default. (a) Each of the following events shall constitute an “Event of Default”: (1) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; (2) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; (3) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6;

163 897275.26-LACSR02A - MSW (4) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (1) through (3) of this Section 7.1(a)), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of any Loan Party obtains knowledge of such default and (ii) the date on which the Borrower has received written notice of such default from the Administrative Agent; (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Borrower or any of its Restricted Subsidiaries (other than (i) Indebtedness owed to the Borrower or a Restricted Subsidiary, (ii) any Permitted Receivables Financing, (iii) with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by the Borrower or any Restricted Subsidiary and (iv) Indebtedness of a Restricted Subsidiary as to which the Borrower delivers to the Administrative Agent an Officer’s Certificate certifying a resolution adopted by the Borrower to the effect that the obligees of such Indebtedness have no recourse to the assets of the Borrower or any Guarantor), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both: (A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate equal to $100.0 million (or its foreign currency equivalent); provided that if any such acceleration is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, then the Event of Default by reason thereof would not be deemed to have occurred until the conclusion of such proceedings; (6) failure by the Borrower or any Restricted Subsidiary that is a Significant Subsidiary (other than any Receivables Subsidiary) (or group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than any Receivables Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final non-appealable judgments

164 897275.26-LACSR02A - MSW remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (7) the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than a Receivables Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (A) commences proceedings to be adjudicated bankrupt or insolvent; (B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (C) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) makes an admission in writing of its inability generally to pay its debts as they become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), in a proceeding in which the Borrower or any such Significant Subsidiary or any such group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary, is to be adjudicated bankrupt or insolvent; (B) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), or for all or substantially all of the property of the Borrower or any such Significant Subsidiary or any such group of

165 897275.26-LACSR02A - MSW Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary; or (C) orders the winding up or liquidation of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days; (9) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, shall exist with respect to any Pension Plan, or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition results in or could reasonably be expected to result in a Material Adverse Effect; (10) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Agreement, (B) as a result of the satisfaction of the Termination Conditions or (C) any loss of perfection that results from the failure of the Controlling Authorized Representative or Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements; and (ii) such default continues for 30 days after receipt of written notice given by the Administrative Agent or the Required Lenders; (11) any Guarantee of any Guarantor that is a Significant Subsidiary (or group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or such Guarantor or such group of Guarantors denies or disaffirms its obligations under its Guarantee (other than by reason of the satisfaction of the Termination Conditions); (12) the Borrower or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together (as determined as of the most recent

166 897275.26-LACSR02A - MSW consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction of the Termination Conditions, the release of the Guarantee of such Guarantor in accordance with the terms of this Agreement or the release of such security interest in accordance with the terms of this Agreement and the Security Documents); (13) any Change of Control shall occur; or (14) (i) any Material Project Document shall expire or terminate (other than by virtue of the scheduled expiration in accordance with its terms) or shall be declared null and void or (ii) any Material Project Counterparty, within the meaning of any Bankruptcy Law (A) commences proceedings to be adjudicated bankrupt or insolvent, (B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law, (c) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) makes an admission in writing of its inability generally to pay its debts as they become due, or (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against any Material Project Counterparty in a proceeding in which such Material Project Counterparty is to be adjudicated bankrupt or insolvent, (B) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Material Project Counterparty, or for all or substantially all of the property of any Material Project Counterparty or (C) orders the winding up or liquidation of any Material Project Counterparty and the order or decree remains unstayed and in effect for 60 consecutive days; provided that, no Event of Default shall occur under this clause (14) if (1) the underlying termination or Bankruptcy event could not reasonably be expected to have a Material Adverse Effect and (2) within 90 days of such underlying termination or Bankruptcy event, the applicable FLNG2 Subsidiary enters into a Replacement Material Project Document, such cure period to be extended to a total of 180 days so long as such FLNG2 Subsidiary is diligently pursuing execution of a Replacement Material Project Document and such additional cure period could not reasonably be expected to result in a Material Adverse Effect. (b) If any Event of Default shall have occurred and be continuing, then, and in any such event, (A) if such event is an Event of Default specified in Section 7.1(a)(7) or Section 7.1(a)(8), with respect to the Borrower, the Commitment of each Lender to make Loans shall automatically terminate, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically and immediately become due and payable, and (B) subject to clause (c) below, if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare (i) the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall be terminated and (ii) the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. (c) In the event of any Event of Default specified in Section 7.1(a)(6), such Event of Default and all consequences thereof (excluding any resulting payment default hereunder, other than as a result of acceleration of the Obligations) shall be annulled, waived and rescinded, automatically

167 897275.26-LACSR02A - MSW and without any action by the Administrative Agent or any other Credit Party, if within 30 days after such Event of Default arose: (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (ii) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured; provided that the foregoing shall not apply (A) to the failure to provide notice of a Default or Event of Default resulting from taking such prohibited action, (B) following the acceleration of the Loans and all other amounts due under this Agreement pursuant to Section 7.1(b) or (C) following receipt by the Borrower of written notice from the Required Lenders of any Default or Event of Default in respect of which the Required Lenders have expressly reserved their rights. Section 7.2 Application of Proceeds. Subject to the terms of the Equal Priority Intercreditor Agreement, all proceeds collected by the Collateral Agent upon any collection, sale, foreclosure or other realization upon any Collateral (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied as follows: FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document; SECOND, to the payment in full of all Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. In addition, in the event that the Collateral Agent receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the Collateral Agent; provided that the Collateral Agent shall apply any cash distribution in accordance with this Section 7.2 prior to application of any such non-cash distribution. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

168 897275.26-LACSR02A - MSW SECTION 8. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT. Section 8.1 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 8.1 are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except as provided in Section 8.6 and 8.14(d) below). (b) MSSF shall also act as the Collateral Agent hereunder and under the other Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes MSSF act as the Collateral Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co- agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 8 and Section 9 (including Section 9.5(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. (c) It is understood and agreed that the use of the term “agent” herein or (except as provided in any other Loan Documents) (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Section 8.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 8.3 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the applicable Agent or its Related Parties is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided

169 897275.26-LACSR02A - MSW for herein or in the other Loan Documents), provided that neither Agent nor any of its Related Parties shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or such Related Party to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, provided, further, that the applicable Agent or any of its Related Parties may seek clarification or direction from Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its branches or Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it or its Related Parties under or in connection with this Agreement or the other Loan Documents (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.1) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender; (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (vii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (viii) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (ix) the satisfaction of any condition set forth in Section 3.27(a) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents; (f) shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as an Agent; (g) shall not be required to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or powers, except for such expense, indemnity or liability, if any, arising out of such Agent’s gross negligence, bad faith or willful misconduct in the performance of its duties hereunder or under any other Loan Document, as determined by a final non-appealable judgment of a court of competent jurisdiction; and

170 897275.26-LACSR02A - MSW (h) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. No requirement in any Loan Document for a Loan Party to provide evidence, opinion, information, documentation or other material requested or required by any Agent shall be construed to mean that such Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. No Lender shall assert, and each Lender hereby waives, any claim against the Agents, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any Lender), independent accountants and other experts, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as an Agent. Section 8.6 Resignation of the Agents. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower (and upon any such resignation as Administrative Agent, shall also resign as Collateral Agent). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a)(1), (7) or (8) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (which successor shall act as both Administrative Agent and Collateral Agent). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a)(1), (7) or (8) is

171 897275.26-LACSR02A - MSW continuing, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) except for any indemnity payments or other amounts owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Person directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (except for any indemnity payments or other amounts owed to the retiring (or removed) Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Section 8.7 Non-Reliance on the Agents and Other Lenders, Etc. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under federal or state securities laws). Section 8.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacities, as applicable, as the Administrative Agent or a Lender hereunder. Section 8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

172 897275.26-LACSR02A - MSW (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8 and 9.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 9.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding. Section 8.10 Collateral and Guaranty Matters. (a) Each of the Lenders irrevocably authorizes the Collateral Agent to release or evidence the release of any Lien on any property granted to or held by the Collateral Agent under any Loan Document, to release any Guarantor from its obligations under a Guarantee or any Loan Document or to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document, in each case as provided in Section 9.20. (b) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to Section 9.20. Section 8.11 Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within thirty (30) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or

173 897275.26-LACSR02A - MSW replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Section 8.12 Intercreditor and Subordination Agreements. Each Lender hereby irrevocably appoints, designates and authorizes the Agents to enter into any intercreditor or subordination agreement pertaining to any permitted subordinated debt or other debt permitted to be secured by the Collateral or any portion thereof on its behalf and to take such action on its behalf under the provisions of any such agreement. Section 8.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive

174 897275.26-LACSR02A - MSW interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Section 8.14 Return of Certain Payments. (a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.14 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent

175 897275.26-LACSR02A - MSW pursuant to this Section 8.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.14(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a). (d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations. (e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 8.15 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

176 897275.26-LACSR02A - MSW (ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 8.16 Posting of Communications (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on the Platform. (b) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the date of this Agreement, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there may be confidentiality and other risks associated with

177 897275.26-LACSR02A - MSW such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution. (c) THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM. (d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 9. MISCELLANEOUS Section 9.1 Amendments and Waivers. Except as provided in Section 2.12, neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders, the Borrower and each other Loan Party which is a party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent, the Borrower and each other Loan Party which is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding or removing any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that the Administrative Agent may, with the consent of the Borrower only and without the need to obtain the consent of any Lender, amend, supplement or modify this Agreement or any other Loan Document to cure any

178 897275.26-LACSR02A - MSW ambiguity, omission, defect or inconsistency, so long as such amendment, supplement or modification does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided further, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive the principal amount of any Loan, extend the final scheduled date of maturity or scheduled payment date of any principal of any Loan, reduce the stated rate of any interest, fee or premium payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the time for payment of any interest, fees or premium or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly and adversely affected thereby; (ii) amend, modify or waive any provision of this Section 9.1 or the definition of Required Lenders to reduce any percentage specified in the definition of “Required Lenders” or reduce the consent required under any provision pursuant to which the consent of Required Lenders is necessary, in each case without the consent of each Lender directly affected thereby; provided that certain agreements may be amended without the consent of the Required Lenders as contemplated by the last paragraph of this Section 9.1; (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender; (iv) amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent or the Collateral Agent, without the consent of the Administrative Agent and the Collateral Agent, as applicable; (v) amend, modify or waive any provision of Section 2.14 or Section 7.2 in a manner that would alter the manner in which payments are shared without the consent of each Lender directly affected thereby; (vi) (A) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the right of payment of all or any portion of the Obligations hereunder to any other Indebtedness or liabilities or (B) release (or subordinate (whether by contract, structurally or otherwise) the Lien of the Collateral Agent in) all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except (x) to the extent the release or subordination of such Collateral is permitted pursuant to Section 9.20 (in which case such release or subordination may be made without the consent of any Lender) or (y) upon satisfaction of the Termination Conditions; or (vii) release all or substantially all of the value of the Guarantees, without the written consent of each Lender, except (A) to the extent the release of any Subsidiary from a Guarantee is permitted pursuant to Section 9.20 (in which case such release may be made without the consent of any Lender) or (B) upon satisfaction of the Termination Conditions.

179 897275.26-LACSR02A - MSW provided, further, that (x) any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent and/or the Collateral Agent (without the consent of any Lender) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property, (y) to the extent a waiver or amendment solely affects one Class of Commitments or Loans, such waiver or amendment may be accomplished with only the written consent of the Required Class Lenders of such Class (or such greater amount of such Class if otherwise required above) and without the consent of any other Person and (z) to the extent a waiver or amendment would result in the payment in full of all Loans and other amounts due to, and termination of commitments of, all non-consenting Lenders, substantially concurrently with the effectiveness of such proposed waiver or amendment, such waiver or amendment may be accomplished with only the written consent of the Borrower and the consenting Lenders and without the consent of any other Person. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Collateral Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. Notwithstanding the foregoing, (A) Security Documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Collateral Agent and the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent, the Collateral Agent and the Borrower only and without the need to obtain the consent of any Lender if such amendment or waiver is delivered solely to the extent necessary to (i) comply with local Law or advice of local counsel or (ii) cause such Guarantee, Security Document or related document to be consistent with this Agreement and the other Loan Documents and (B) no Lender consent is required to effect any amendment or supplement to the Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Equal Priority Obligations, or Junior Priority Obligations, as expressly contemplated by the terms of such Equal Priority Intercreditor Agreement, such Junior Priority Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement are required to effectuate the foregoing and provided that such other changes are not adverse, in any respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent. Furthermore, notwithstanding anything to the contrary herein, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to add terms that are favorable to the Lenders (as reasonably determined by the Administrative Agent) including to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties and (ii) this Agreement (including by increasing the amount of

180 897275.26-LACSR02A - MSW amortization due and payable with respect to any Class of Term Loans) may be amended in a manner that is favorable to existing Lenders to the extent necessary to create a fungible Class of Term Loans. If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document (unless the Required Lenders object to such amendment within five Business Days of notification of such amendment to the Lenders). Notification of such amendment shall be made by the Administrative Agent to the Lenders on or prior to five Business Days prior to the amendment becoming effective. Section 9.2 Notices. Except as otherwise provided in Section 2.6(c), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed (a) in the case of the Loan Parties, the Collateral Agent and the Administrative Agent, as follows and (b) in the case of the Lenders, at their primary address set forth below their name on Appendix A or otherwise indicated to Administrative Agent in writing or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto: the Loan Parties: C/o New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, NY 10011 Attention: Christopher S. Guinta – Chief Financial Offer Telephone: 516-268-7406 Email: cguinta@newfortressenergy.com with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Attention: Seth E. Jacobson 155 N. Wacker Drive Chicago, IL 60606 Telephone: (312) 409-0889 Email: seth.jacobson@skadden.com the Administrative Agent: Morgan Stanley Senior Funding, Inc. 1300 Thames Street, 4th Floor Thames Street Wharf Baltimore, MD 21231 Telephone: (917) 260-0588 Email for Borrower: agency.borrowers@morganstanley.com Email for Lenders: msagency@morganstanley.com

181 897275.26-LACSR02A - MSW and the Collateral Agent: Morgan Stanley Senior Funding, Inc. 1300 Thames Street, 4th Floor Thames Street Wharf Baltimore, MD 21231 Email: docs4loans@morganstanley.com with a copy to, in each case of the Administrative Agent and Collateral Agent: Linklaters LLP Attention: Danelle Le Cren 1290 Avenue of the Americas New York, NY 10104 Email: danelle.le_cren@linklaters.com provided that any notice, request or demand to or upon the Agents or any Lender shall not be effective until received. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (“BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of its Related Parties (each, an “Agent Party”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agents’ transmission of materials and/or information provided by or on behalf of the Borrower hereunder through the Platform or the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Section 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the

182 897275.26-LACSR02A - MSW exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Section 9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. Section 9.5 Payment of Expenses; Indemnification. (a) The Borrower agrees (i) to pay or reimburse each Agent and each Arranger for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Term Loan Facility and the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, limited in the case of counsel fees to the reasonable and documented fees and disbursements of a single law firm as counsel to the Agents and the Arrangers and one local counsel to the Agents, taken as a whole, in any relevant jurisdiction and the charges of any Platform, (ii) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including documentary taxes associated with the Term Loan Facility and all costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Laws, limited in the case of counsel fees to the reasonable and documented fees and disbursements of a single law firm as counsel to the Agents taken as a whole, and one local counsel to the Agents taken as a whole in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction) and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction but excluding, in each case, Taxes except to the extent such Taxes (A) represent liabilities, obligations, penalties, demands, actions, losses, claims or damages arising from a non-Tax claim, (B) constitute Non-Excluded Taxes or (C) are otherwise indemnifiable Taxes under the Loan Documents, (iii) to pay, indemnify, or reimburse the Agents for; and hold the Agent harmless from, any and all reasonable and documented recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement, the other Loan Documents and any such other documents and (iv) to pay, indemnify or reimburse each Lender, each Agent, the Arrangers, and their respective affiliates, and their respective officers, directors, members, partners, employees, advisors, agents, controlling persons and other representatives (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction), whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (B) any Loan or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the

183 897275.26-LACSR02A - MSW Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates, creditors or security holders, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”), but excluding, in each case, Taxes other than any Taxes that (A) represent liabilities, obligations, penalties, demands, actions, losses, claims, prepayments, suits, costs, expenses, disbursements or damages arising from a non-Tax claim, (B) constitute Non-Excluded Taxes, or (C) are otherwise indemnifiable Taxes under the Loan Documents; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent or the Arranger. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems. No Indemnitee shall assert against any Loan Party and no Loan Party shall assert against any Indemnitee, and each Indemnitee and each Loan Party hereby waives, any special, punitive, indirect or consequential or exemplary damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) provided that nothing contained in this sentence shall limit any Indemnitee’s indemnification and reimbursement obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which such Indemnified Party is entitled to indemnification hereunder. Without limiting the foregoing, and to the extent permitted by applicable Law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor (with backup documentation supporting such indemnity request). Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. ‘Related Parties’ as used in this clause (a) shall only refer to the Related Parties of an Indemnitee to the extent the Indemnitee is not a natural person. The agreements in this Section 9.5 shall survive the termination of the Commitments and repayment of the Loans and all other amounts payable hereunder. (b) Without duplication of Section 2.17(d) or clause (a) above, Borrower agrees (i) to hold each Lender and each Agent harmless from, any and all reasonable and documented recording and filing fees and any and all reasonable liability with respect to, or from, resulting in any delays in paying Other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (ii) to hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, and reasonable and documented costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and

184 897275.26-LACSR02A - MSW one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any Loan or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates creditors or security holders, and regardless of whether any Indemnitee is a party thereto, but excluding, in each case of this clause (ii), Taxes other than any Taxes that (A) represent liabilities, losses, obligations, penalties, demands, actions, prepayments, suits, costs, expenses, disbursements, claims or damages arising from a non-Tax claim; (B) constitute Non-Excluded Taxes under the Loan Documents, or (C) are otherwise indemnifiable Taxes under the Loan Documents; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent or Arranger. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 9.5 to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. Section 9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Arranger, all future holders of the Loans and their respective successors and assigns, except that no Loan Party may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except as described in this Section 9.6. (b) Any Lender may, without the consent of the Borrower, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that no Lender shall be permitted to

185 897275.26-LACSR02A - MSW sell any such participating interest to (i) any of the Permitted Holders (other than Permitted Holders described in clause (b) of the definition thereof) or any of their respective Affiliates or any of their respective associated investment funds, (ii) any Person that is a Defaulting Lender or a Disqualified Institution, (iii) the Borrower or any of its Subsidiaries or (iv) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 2.14 as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled through the Lender granting the participation to the benefits of Sections 2.15, 2.16 or 2.17 (subject to the requirements and limitations of such Sections, Section 2.18 and 2.19, including the requirements of Section 2.17(f) and (g) (it being agreed that any required forms shall be provided solely to the participating Lender)) with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent that entitlement to a greater amount results from a Change in Law that occurs after such Participant acquires the applicable participation, unless such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. (c) Any Lender (an “Assignor”) may, in accordance with applicable Law and the written consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default under Section 7.1(a)(1), (7) or (8) has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided that the Borrower shall be deemed to have consented unless the Borrower shall have objected thereto within ten (10) Business Days after having received written notice thereof), at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof, or to an additional

186 897275.26-LACSR02A - MSW bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that assignments made to any Lender, an affiliate of a Lender or a Related Fund will not be subject to the above described consents of the Administrative Agent or the Borrower provided, further, that no assignment to an Assignee (other than any Lender or any affiliate thereof) of Commitments shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests in the Term Loan Facility under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any Commitment) shall have a Commitment of at least $1,000,000 unless otherwise agreed by the Administrative Agent and the Borrower; provided, however, no Lender shall be permitted to assign all or any part of its rights and obligations under this Agreement to (i) any of the Permitted Holders (other than Permitted Holders described in clause (b) of the definition thereof) or any of their respective Affiliates or any of their respective associated investment funds, (ii) any Person that is a Defaulting Lender or a Disqualified Institution, (iii) the Borrower or any of its Subsidiaries or (iv) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person). Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.16, 2.17 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated. (d) Any designation of a Disqualified Institution (x) shall not have retroactive effect to disqualify an entity in respect of any prior assignment, participation, executed trade with respect to the foregoing that has not yet settled or executed commitment advice letter, in respect of any Lender or potential Lender permitted hereunder at the time of such assignment, participation, executed trade or commitment advice letter and (y) shall not take effect until one (1) Business Day after written notice to the Administrative Agent. The Administrative Agent shall not be responsible for monitoring compliance with the Disqualified Institution list and shall have no liability for non-compliance by any Lender. (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided, however, that (i) Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) no such fee shall be required to be paid in the case of an Assignee which is already a Lender or any affiliate, Related Fund or Control Investment Affiliate thereof), the Administrative Agent shall (A) promptly accept such Assignment and Acceptance and (B) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Loan Notes of the assigning Lender) a new Loan Note to such Assignee in an amount equal to the Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Commitment, upon request, a new Loan Note to the Assignor in an amount equal to the Commitment retained by it hereunder. Such new Loan Note or Loan Notes shall otherwise be in the form of the Loan Note or Loan Notes replaced thereby. (f) [Reserved].

187 897275.26-LACSR02A - MSW (g) [Reserved]. (h) [Reserved]. (i) [Reserved]. (j) [Reserved]. (k) [Reserved]. (l) [Reserved]. (m) [Reserved]. (n) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Loan Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Loan Notes, including any pledge or assignment by a Lender of any Loan or Loan Note to any Federal Reserve Bank in accordance with applicable Law. (o) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. Each party hereto also agrees that each SPC shall be entitled to the benefits of Sections 2.15, 2.16 or 2.17 (subject to the requirements and limitations of such Sections, Section 2.18 and 2.19, including the requirements of Section 2.17(f) and (g) (it being agreed that any required forms shall be provided solely to the Granting Lender)) with respect to its granted interest in the Commitments and the Loans outstanding from time to time as if such SPC were a Lender; provided that no SPC shall be entitled to receive any greater amount pursuant to any such Section than the Granting Lender would have been entitled to receive in respect of the amount of the interest granted by such Granting Lender to such SPC had no such grant occurred, except to the extent that entitlement to a greater amount results from a Change in Law that occurs after such interest was granted, unless such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed). In addition, notwithstanding anything to the contrary in this Section 9.6(o), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent

188 897275.26-LACSR02A - MSW in its sole discretion) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower or its Affiliates may be disclosed only with the Borrower’s consent which will not be unreasonably withheld. This Section 9.6(o) may not be amended without the written consent of any SPC with Commitments outstanding at the time of such proposed amendment. To the extent an SPC provides a Loan, the applicable Granting Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each SPC and the principal and stated interest amounts of each SPC’s interest in the Loans held by it (the “SPC Register”). The entries in the SPC Register shall be conclusive, absent manifest error, and such Granting Lender shall treat each person whose name is recorded in the SPC Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary. No Granting Lender shall have any obligation to disclose all or any portion of a SPC Register (including the identity of any SPC or any information relating to a SPC’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Section 9.7 Set-off (a) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuation of any Event of Default, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 9.8 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. (b) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic

189 897275.26-LACSR02A - MSW Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Section 9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 9.10 Integration. This Agreement and the other Loan Documents, represent the entire agreement of the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Section 9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 9.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which the Administrative Agent (or in the case of the Administrative Agent, the other parties hereto) shall have been notified pursuant thereto; (d) agrees that the Agents and the Lenders retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment; (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.

190 897275.26-LACSR02A - MSW Section 9.13 Acknowledgments. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Agents and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Arranger, on the other hand, (ii) each of the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Agents and the Arranger are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) none of the Agents nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (c) the Agents and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents nor the Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates; and (d) each of the Agents and the Arranger (i) is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services, (ii) in the ordinary course of business, may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships and (iii) with respect to any securities and/or financial instruments so held by the Agents or the Arranger or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby agrees not to assert any claim that any Agent or Arranger owes it any agency, fiduciary or similar duty and agrees no such duty is owed in connection with any aspect of any transaction contemplated hereby. Section 9.14 Confidentiality. Each of Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement (“Information”); provided that nothing herein shall prevent any Agent, any Lender from disclosing any such information (a) to any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions, (c) to any of its or its affiliates’ employees, directors, agents, attorneys, accountants, other professional advisors and service providers, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (d) to any financial institution that is a direct or indirect contractual counterparty or potential counterparty in swap agreements with the Borrower or any Subsidiary of the Borrower or such contractual counterparty’s or potential counterparty’s professional advisor (so long as such actual or potential contractual counterparty or professional advisor to such actual or potential contractual counterparty agrees to be bound by the provisions of this Section or substantially equivalent provisions), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) to the extent required in response to any order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 9.14, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (j) to any other

191 897275.26-LACSR02A - MSW party hereto, (k) with the consent of the Borrower or (l) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, in the event a Lender receives a summons or subpoena to disclose confidential information to any party, such Lender shall, if legally permitted and practicable, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Loan Parties an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Loan Parties may deem reasonable. In addition, the Agents and the lenders may disclose the existence of this Agreement and information with respect thereto to market data collectors, such as league table, or other similar service providers to the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 9.15 [Reserved.] Section 9.16 WAIVERS OF JURY TRIAL. EACH LOAN PARTY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Section 9.17 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 9.18 USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agents, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by any Agent or any Lender, provide all documentation and other information that such Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

192 897275.26-LACSR02A - MSW Section 9.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. Section 9.20 Releases of Collateral and Guarantees. Each of the Lenders irrevocably authorizes the Collateral Agent to be the agent for and representative of the Lenders with respect to the Collateral and the Security Documents, and the Collateral Agent agrees that: (a) The Collateral Agent’s Lien on any Property granted to or held by the Collateral Agent under any Loan Document shall be automatically and fully released (i) upon satisfaction of the Termination Conditions, (ii) at the time the Property subject to such Lien is sold, transferred or otherwise disposed of (other than to any other Loan Party or other Person that would be required pursuant to any Security Document to grant a Lien on such Collateral to the Collateral Agent for the benefit of the Secured Parties after giving effect to such Disposition) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) if the Property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its obligations under its Guarantee pursuant to clause (b) below, (iv) to the extent (and only for so long as) such property constitutes an Excluded Asset or (v) if approved, authorized or ratified in writing in accordance with Section 9.1. (b) The Guarantee of a Guarantor shall be automatically and unconditionally released, and no further action by such Guarantor or the Administrative Agent is required for the release of such Guarantor’s Guarantee under this Agreement or any other Loan Document, if: (i) in connection with any sale, exchange, transfer or other disposition of all or substantially all the assets of that Guarantor (including by way of merger, consolidation or dissolution) to a Person that is not the Borrower or a Guarantor, if the sale, exchange, transfer or other disposition does not violate this Agreement; (ii) in connection with any sale, transfer or other disposition of Capital Stock of that Guarantor to a Person that is not the Borrower or a Restricted Subsidiary and that results in such Guarantor ceasing to be a Restricted Subsidiary, if the sale, transfer or other disposition does not violate this Agreement; (iii) the Borrower designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 6.1(c) and the definition of “Unrestricted Subsidiary” in this Agreement, or upon such Guarantor becoming (A) a Qualified Liquefaction Development Entity, (B) a Receivables Subsidiary, (C) an Immaterial Subsidiary, (D) a Captive Insurance Subsidiary, (E) a not-for-profit or special purpose Subsidiary, (F) an FLNG1 Subsidiary (as defined in the TLB Credit Agreement as of the date hereof) or (G) a Subsidiary with respect to which a guarantee would result in material adverse tax consequences, as reasonably determined

193 897275.26-LACSR02A - MSW by the Borrower, in each case in compliance with the applicable provisions of this Agreement; (iv) upon the merger, amalgamation, consolidation or winding up of such Guarantor with and into the Borrower or another Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding up, or upon the liquidation of such Guarantor; or (v) in accordance with the provisions of any Equal Priority Intercreditor Agreement. (c) In addition, any Lien on any Collateral may be subordinated to the holder of any Lien on such Collateral that is created, incurred, or assumed pursuant to clauses (c), (d), (e), (f), (g), (i), (j), (l), (m) (with respect to any assets subject to such Sale and Lease-Back Transaction), (n) (solely to the extent such Lien related to Indebtedness incurred under Section 6.3(b)(xiv)), (o) (other than any Lien on the Equity Interests of any Guarantor), (p), (r), (u) (to the extent the relevant Lien is of the type to which the Lien of the Collateral Agent is otherwise required or, if requested by the Borrower, permitted to be subordinated pursuant to any of the other exceptions included in this clause (c)), (w), (x), (y), (z)(i), (bb), (cc), (dd) (in the case of subclause (dd)(ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), (ee), (ff), (gg), (hh), (ii), (jj), (kk), (ll), (oo), (rr) and/or (ss) of the definition of “Permitted Liens” (and, in the case of each such clause, any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under clause (k) of the definition of “Permitted Liens”) to the extent required by the terms of the obligations secured by such Liens. (d) Notwithstanding anything to the contrary contained herein, (i) no Lien on any Property shall be released pursuant to clause (a) above unless any Lien on such Property securing the Secured Notes Obligations, any other Equal Priority Obligations and, if applicable, the Super Priority Obligations, is also being released substantially concurrently, (ii) no Guarantor shall be released pursuant to clause (b) above unless such Guarantor is also released substantially concurrently from any guarantee obligations of the Secured Notes Obligations, any other Equal Priority Obligations and, if applicable, the Super Priority Obligations, and (ii) no Lien on any Collateral shall be subordinated pursuant to clause (c) above unless any Lien on such Collateral securing the Secured Notes Obligations, any other Equal Priority Obligations and, if applicable, the Super Priority Obligations, is also being subordinated by the holders of such obligations substantially concurrently. (e) On the date that the Termination Conditions are satisfied, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without the need to deliver any instrument or performance of any act by any Person. (f) It will promptly execute, authorize or file such documentation as may be reasonably requested by any Loan Party to release, or evidence the release (in registrable form, if applicable), its Liens with respect to any Collateral or the guarantee obligations of any Guarantor as set forth in this Section 9.20; provided that the foregoing shall be at the Borrower’s expense and in form and substance reasonably satisfactory to the Collateral Agent. Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is

194 897275.26-LACSR02A - MSW unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. Section 9.22 [Reserved]. Section 9.23 Intercreditor Agreement. This Agreement is subject to the terms and provisions of the Equal Priority Intercreditor Agreement. In the event of a conflict between the terms hereof and the terms of the Equal Priority Intercreditor Agreement, the terms of the Equal Priority Intercreditor Agreement shall govern and control. Section 9.24 No Fiduciary Duty. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Section 9.25 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all fees and charges that are treated as interest under applicable law payable to such Lender, shall be limited to the Maximum Rate, provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. Section 9.26 Net Short Lenders.

195 897275.26-LACSR02A - MSW (a) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than any Lender that is a Regulated Bank) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Borrower or other Loan Parties or any instrument issued or guaranteed by the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create (x) a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (y) a long position with respect to the Loans and/or Commitments if such Lender is a protection seller or the equivalent thereof for such derivative transaction and, in each case, (1) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (2) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (3) the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create (x) a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower or other Loan Parties and (y) a long position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction pursuant to which the Lender provides protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower or other Loan Parties, other than, in each case, as part of an index so long as (1) such index is not created, designed, administered or requested by such Lender and (2) the Borrower and other Loan Parties and any instrument issued or guaranteed by the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (vi) any bond, loan or other credit instrument issued or guaranteed by the Borrower or other Loan Parties and held by the relevant Lender shall be deemed to create a long position equal to the outstanding principal balance in respect of such instrument, and (vii) any ownership interest in the equity of the Borrower or other Loan Parties held by the relevant Lender shall be deemed to create a long position equal to the higher of (x) the current market value and (y) the price at which the Lender purchased such equity position.

196 897275.26-LACSR02A - MSW (b) In connection with any such determination, each Lender that is not a Regulated Bank shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or, in the absence of any such written notification to the Administrative Agent prior to the date of such determination, shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether (x) any Lender is a Net Short Lender or (y) any prospective assignee pursuant to Section 9.6(a) is a Net Short Lender or have any liability in connection therewith. Section 9.27 Additional Borrowers. So long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may cause any direct or indirect Domestic Subsidiary or Foreign Subsidiary that is a Restricted Subsidiary of the Borrower to become a Borrower (provided that, in the case of any Additional Borrower that is a Foreign Subsidiary and not already a Guarantor of the Obligations (a) the Administrative Agent consents to such Foreign Subsidiary (it being understood that the Administrative Agent may decline to consent to a Foreign Subsidiary in its sole discretion including without limitation due to tax reasons applicable to itself or any Lender or any change in Guarantors and/or Collateral that may result from any such Foreign Subsidiary becoming an Additional Borrower), and (b) no Lender shall be obligated to make Loans to such Foreign Subsidiary in violation of such Lender’s internal policies or any applicable Laws applicable to such Lender) hereunder by (i) executing a joinder agreement to this Agreement, in form and substance satisfactory to the Administrative Agent (which, for the avoidance of doubt, will include the agreement that the obligations of the Borrower and the Additional Borrower will be joint and several), (ii) executing and delivering such documents described in Section 5.10 (without regard to time periods set forth therein), (iii) delivering an opinion of counsel to such Subsidiary addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent, (iv) delivering a certificate from such Domestic Subsidiary of the type described in Section 4.01(f) in form and substance reasonably satisfactory to the Administrative Agent, (v) delivering good standing certificates (or equivalent evidence) and bring-down letters or facsimiles, if any, for such Domestic Subsidiary which the Administrative Agent reasonably may have requested, or, in the case of a Foreign Subsidiary, similar documents and certificates as may be reasonably requested in the jurisdiction of organization of such Person, (vi) agreeing to any related amendments to this Agreement or any other Loan Document, and (vii) (x) furnishing to the Administrative Agent and the Lenders all documentation and other information that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least five Business Days prior to the effectiveness of the joinder of such Subsidiary, and (y) delivering, at least five (5) Business Days prior to the effectiveness of the joinder of such Subsidiary, for any Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary; provided that New Fortress Energy Inc., as a Borrower, shall not be released from any of its Obligations hereunder or any other Loan Documents, all of which shall be deemed affirmed and confirmed after giving effect to such designation. Section 9.28 Release of Additional Borrowers. If, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests of any Additional Borrower are sold or otherwise transferred to a Person or Persons none of which is (x) a Loan Party or (y) an Affiliate of Borrower (other than any sale or transfer to an Affiliate of Borrower for a bona fide business purpose of Borrower and its Restricted Subsidiaries (the primary purpose of which is not to evade the Guarantor requirements of the Loan Documents)) and the Borrower has delivered written notice to the Administrative Agent specifying in reasonable detail to such effect, and each other Borrower shall have confirmed and reaffirmed its continuing obligations with respect to the Loans and other Obligations of such Additional Borrower, after giving effect to such release then such Additional Borrower shall be automatically released from its obligations under this Agreement and all other Loan Documents (including its obligations to pledge and

197 897275.26-LACSR02A - MSW grant any Collateral owned by it pursuant to any Collateral Document) without further action by any person, and the Administrative Agent shall at the sole expense of the Borrowers execute and deliver without recourse, representation or warranty all releases or other documents as are reasonably requested by the Borrowers and necessary or desirable to effect and/or evidence such release, so long as the Borrowers shall have provided the Agents such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement. Section 9.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the following provisions applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. SECTION 10.GUARANTEES. Subject to this Section 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, irrespective of the validity and enforceability of this Agreement, the Loans or the Borrower Obligations, that: (a) the Borrower Obligations shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Loans, if any, if lawful, and all other Borrower Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Loans or any of such other Borrower Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Documents, the absence of any action to enforce the same, any waiver or consent by the Administrative Agent with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

198 897275.26-LACSR02A - MSW Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except pursuant to Section 9.20, and any rights of orden and excusión it may have by virtue of law or otherwise, as provided in Articles 2812 (two thousand eight hundred and twelve), 2814 (two thousand eight hundred and fourteen) and 2816 (two thousand eight hundred and sixteen) of the Mexican Federal Civil Code, and its relative articles of the civil code of any state of Mexico. This Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Obligations, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be equal in right of payment with all existing and future Senior Indebtedness of such Guarantor, including the 2025 Note Guarantees, the 2026 Note Guarantees and the 2029 Note Guarantees of such Guarantor. Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature. Each Guarantor, the Administrative Agent and each Lender hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Administrative Agent, each Lender and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 10, result in the obligations of such Guarantor under its Guarantee not constituting unlawful financial assistance, a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Agreement to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

199 897275.26-LACSR02A - MSW Any Guarantee of a Guarantor incorporated under the laws of England and Wales shall not apply to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006. Any Guarantee of a Guarantor incorporated under the laws of Ireland shall not apply to the extent that it would result in such Guarantee constituting financial assistance as prohibited by section 82 of the Irish Companies Act 2014. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 10, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Conditions have been satisfied. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date the Termination Conditions are satisfied and the Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Obligations and all other amounts payable under this Section 10, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Section 10 thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Obligations, (ii) the Termination Conditions have been satisfied and (iii) the Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. For purposes of this Section 10, each Guarantor incorporated or formed under the laws of Mexico (each a “Mexican Guarantor”), specifically for the purpose of receiving legal and/or judicial service of process in the United States of America in connection with this Section 10, independently from the Lenders’ right to make and deliver services of process to the Mexican Guarantors in any other way or form which is legally valid, hereby designates the following agent and attorney-in-fact for such purposes in the United States of America (the “Mexican Process Agent”): NFE Management LLC The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 United States of America Each Mexican Guarantor represents and warrants to the Lenders that on the date on which such entity joins this Agreement as a Guarantor (each, an “Accession Date”), it has received evidence of the acceptance by the Mexican Process Agent of its appointment as such by the Mexican Guarantors. Additionally, each Mexican Guarantor covenants and agrees that it will take all necessary and appropriate action in order to grant in favor of the Mexican Process Agent, and within the fifteen (15) calendar days immediately following the applicable Accession Date, a document of authority or power of attorney granted by each Mexican Guarantor in favor of the Mexican Process Agent in full compliance with

200 897275.26-LACSR02A - MSW Mexican law and duly formalized for its validity in Mexico, through such corporate actions as may be required by each Mexican Guarantor’s incorporation documents and bylaws in order to fully and duly formalize the designation of the Mexican Process Agent as each Mexican Guarantor’s agent for service of process in the United States of America in accordance with Mexican law. Each Mexican Guarantor hereby agrees to provide a copy of the formalization of the designation of the Mexican Process Agent within the twenty-five (25) Business Day immediately following the Accession Date of such Mexican Guarantor. [Signature Pages Follow]

[Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. NEW FORTRESS ENERGY INC., as the Borrower By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer NEW FORTRESS INTERMEDIATE LLC By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer NFE ATLANTIC HOLDINGS LLC By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Credit Agreement] AMERICAN ENERGY LOGISTICS SOLUTIONS LLC ATLANTIC ENERGY HOLDINGS LLC BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC BRADFORD COUNTY GPF HOLDINGS LLC BRADFORD COUNTY GPF PARTNERS LLC BRADFORD COUNTY POWER HOLDINGS LLC BRADFORD COUNTY POWER PARTNERS LLC BRADFORD COUNTY TRANSPORT HOLDINGS LLC BRADFORD COUNTY TRANSPORT PARTNERS LLC ISLAND LNG LLC LA DEVELOPMENT HOLDINGS LLC LA REAL ESTATE HOLDINGS LLC LA REAL ESTATE PARTNERS LLC LNG HOLDINGS LLC NFE FLNG 2 LLC NEW FORTRESS ENERGY MARKETING LLC NEW FORTRESS ENERGY HOLDINGS LLC NFE ANDROMEDA CHARTERING LLC NFE ANGOLA HOLDINGS LLC NFE BCS HOLDINGS (A) LLC NFE BCS HOLDINGS (B) LLC NFE EQUIPMENT HOLDINGS LLC NFE EQUIPMENT PARTNERS LLC NFE GHANA HOLDINGS LLC NFE GHANA PARTNERS LLC NFE GLOBAL SHIPPING LLC NFE GRAND SHIPPING LLC NFE HONDURAS HOLDINGS LLC NFE INTERNATIONAL LLC NFE INTERNATIONAL SHIPPING LLC NFE ISO HOLDINGS LLC NFE ISO PARTNERS LLC NFE JAMAICA GP LLC NFE LOGISTICS HOLDINGS LLC NFE MANAGEMENT LLC NFE NICARAGUA DEVELOPMENT PARTNERS LLC NFE NICARAGUA HOLDINGS LLC By: /s/Christopher S. Guinta _________________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Credit Agreement] NFE NORTH TRADING LLC NFE PLANT DEVELOPMENT HOLDINGS LLC NFE SOUTH POWER HOLDINGS LLC NFE SUB LLC NFE TRANSPORT HOLDINGS LLC NFE TRANSPORT PARTNERS LLC NFE US HOLDINGS LLC PA DEVELOPMENT HOLDINGS LLC PA REAL ESTATE HOLDINGS LLC PA REAL ESTATE PARTNERS LLC TICO DEVELOPMENT PARTNERS HOLDINGS LLC TICO DEVELOPMENT PARTNERS LLC By: /s/Christopher S. Guinta ___________________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Credit Agreement] AMERICAN LNG MARKETING LLC LNG HOLDINGS (FLORIDA) LLC By: /s/Christopher S. Guinta ____________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Credit Agreement] ATLANTIC DISTRIBUTION HOLDINGS SRL ATLANTIC POWER HOLDINGS SRL ATLANTIC ENERGY INFRASTRUCTURE HOLDINGS SRL ATLANTIC PIPELINE HOLDINGS SRL ATLANTIC TERMINAL INFRASTRUCTURE HOLDINGS SRL By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Manager ATLANTIC POWER HOLDINGS LIMITED NFE BERMUDA HOLDINGS LIMITED NFE INTERNATIONAL HOLDINGS LIMITED* NFE NORTH HOLDINGS LIMITED NFE SOUTH HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director *organized under Bermuda law NFE SHANNON HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director NFE NORTH DISTRIBUTION LIMITED NFE NORTH HOLDINGS LIMITED NFE NORTH TRANSPORT LIMITED NFE SOUTH HOLDINGS LIMITED NFE SOUTH POWER TRADING LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director AMAUNET, S. DE R.L. DE C.V. MEXICO FLNG ONSHORE, S. de R.L. de C.V. NFENERGIA MEXICO, S. DE R.L. DE C.V. NFENERGIA GN DE BCS, S. DE R.L. DE C.V. NFE PACIFICO LAP, S. DE R.L. DE C.V. NFE ALTAMIRA ONSHORE, S. de R.L. de C.V. NFE BCS MEXICO HOLDINGS, S. DE R.L. DE C.V. By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Legal Representative

[Signature Page to Credit Agreement] NFENERGÍA LLC SOLUCIONES DE ENERGIA LIMPIA PR LLC NFE POWER PR LLC ENCANTO EAST LLC ENCANTO WEST LLC ENCANTO POWER WEST LLC By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Authorized Signatory NFE MEXICO HOLDINGS S.À R.L. NFE MEXICO HOLDINGS PARENT S.À R.L. By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Authorized Signatory NFE NICARAGUA DEVELOPMENT PARTNERS LLC, SUCURSAL NICARAGUA By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer NFE GP LLC By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Credit Agreement] NFE GLOBAL HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director NFE INTERNATIONAL HOLDINGS LIMITED* By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director *incorporated under the laws of England and Wales NFE MEXICO POWER HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director NFE MEXICO TERMINAL HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director

[Signature Page to Credit Agreement] NFE UK HOLDINGS LIMITED By: /s/Christopher S. Guinta Name: Christopher S. Guinta Title: Director

[Signature Page to Credit Agreement] MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent, the Collateral Agent, and a Lender By: /s/Jennifer DeFazio Name: Jennifer DeFazio Title: Authorized Signatory

[Signature Page to Credit Agreement] JPMORGAN CHASE BANK, N.A., as a Lender By: /s/Arina Mavilian Name: Arina Mavilian Title: Managing Director

[Signature Page to Credit Agreement] MUFG BANK, LTD., as a Lender By: /s/Kevin Sparks Name: Kevin Sparks Title: Director

[Signature Page to Credit Agreement] NATIXIS, NEW YORK BRANCH, as a Lender By: /s/Reza Watts Name: Reza Watts Title: Managing Director By: /s/Yash Anand Name: Yash Anand Title: Managing Director

[Signature Page to Credit Agreement] BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender By: /s/Andres Barbosa Name: Andres Barbosa Title: Managing Director By: /s/Michael Leonardos Name: Michael Leonardos Title: Executive Director

[Signature Page to Credit Agreement] YORKSHIRE INVESTMENTS V, LLC, as a Lender By: /s/Sandra Rutova Name: Sandra Rutova Title: Vice President

[Signature Page to Credit Agreement] OCM AB HOLDINGS I, LLC By: Oaktree Fund GP, LLC, its Manager By: Oaktree Fund GP I, L.P., Its Managing Member, as a Lender By: /s/Allen Li Name: Allen Li Title: Authorized Signatory By: /s/Jordan Mikes Name: Jordan Mikes Title: Authorized Signatory